REVOLVING CREDIT AGREEMENT


            This Revolving Credit Agreement (the "Loan Agreement") is entered into effective as of December 15, 1995 by and among PIER 1 IMPORTS, INC., a Delaware corporation ("Borrower"), PIER 1 IMPORTS (U.S.), INC., PIER 1 ASSETS, INC., PIER 1 LICENSING, INC. and PIER LEASE, INC. (collectively, the "Guarantors"), FIRST INTERSTATE BANK OF TEXAS, N.A., NATIONSBANK OF TEXAS, N.A., BANK ONE, TEXAS, N. A., and CREDIT LYONNAIS NEW YORK BRANCH (collectively the "Banks" and individually a "Bank") and FIRST INTERSTATE BANK OF TEXAS, N.A., as agent for the Banks ("Agent").

                            W I T N E S S E T H:

            WHEREAS, Borrower has requested Banks to provide it with a revolving credit facility for working capital and for general corporate purpose and to provide it with a letter of credit and banker's acceptance facility to import and finance inventory; and

            WHEREAS, Banks are willing to provide such facilities to Borrower, upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                  ARTICLE I

                             DEFINITION OF TERMS

            For the purposes of this Loan Agreement, unless the context requires otherwise, the following terms shall have the respective meanings assigned to them in this Article I below:

            "Acceptance Agreement" shall mean an acceptance credit agreement executed by Borrower and Agent substantially in the form of Exhibit "L," either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

            "Acceptance Date":  Section 2.06(b).

            "Acceptance Documents" shall mean the Acceptance Agreement, together with such other documents as the Agent reasonably may require in connection with the Bankers' Acceptance financing contemplated therein, each such document to be executed by all Persons whose signatures are required thereon, either as originally executed or as they may from time to time be supplemented, modified, amended, renewed or extended.

            "Acceptance Liability" shall mean, as of any date, the aggregate face amount of all outstanding Bankers' Acceptances not yet matured.

            "Adjusted Base Rate" means, for any date, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means, as of a particular date, the rate of interest per annum quoted by Agent from time to time as its prime commercial rate of interest, it being agreed that the Prime Rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three federal funds brokers of recognized standing selected by it. Any change in the Adjusted Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Adjusted Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

            "Adjusted CD Rate" shall, with respect to each Interest Period, mean the quotient of (a) the CD Quoted Rate with respect to such Interest Period divided by (b) the remainder of 1.00 minus sum of the CD Reserve Requirement and the Assessment Rate in effect on such day.

            "Adjusted Interbank Rate" shall, with respect to each Interest Period, mean on any day thereof the quotient of (a) the Interbank Offered Rate with respect to such Interest Period, divided by (b) the remainder of
1.00 minus the Eurodollar Reserve Requirement in effect on such day.

            "Advance" shall have the meaning assigned to that term in
Section 2.01.

            "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group.

            "Aggregate Outstanding Loans" means, on any date of determination thereof and without duplication, the sum of (a) the aggregate principal amount of all Committed Loans hereunder plus (b) the Bid Rate Loan Outstanding Balance.

            "Applicable Fee" shall mean the per annum rate (calculated on the basis of a 360 day year) set forth below for the fee or commission indicated, determined by reference to the Funded Debt EBITDA Ratio for the latest period for which the Funded Debt EBITDA Ratio is required to be reported determined as of two (2) days after the later of the due date of or the delivery to Agent of the Officer's Certificate required by Section 7.01:

                                                                   Standby
Letter of Credit
  Funded Debt                                                     Fee and
Banker's
 EBITDA Ratio                   Facility Fee  Letter of Credit Fee
Acceptance Commission


            <= 3.5               .375%                        1.00%  1.25%
            <= 3.0               .25%                          .75%  1.00%
            <= 2.5               .25%                          .625%
 .875%
            <= 2.0               .25%                          .50%   .625%


            "Applicable Margin" shall mean the per annum rate (calculated on the basis of a 360 day year) set forth below for the interest rate indicated, determined by reference to the Funded Debt EBITDA Ratio for the latest period for which the Funded Debt EBITDA Ratio is required to be reported determined as of two (2) days after the later of the due date of or the delivery to Agent of the Officer's Certificate required by Section 7.01:

            Funded             Floating Base                  Eurodollar
Debt EBITDA Ratio             Advances                        CD Advances
Advances


            <= 3.5                                            .125%
1.50%                           1.25%
            <= 3.0                                            0%    1.25%
1.00%
            <= 2.5                                            0%    1.175%
 .875%
            <= 2.0                                            0%    1.00%
 .625%


            "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

            "Assignment and Acceptance" shall have the meaning assigned to that term in Section 12.10(a)(i).

            "Bank Obligation" shall mean the obligations of Borrower and Pier 1 Imports (U.S.), Inc. to the Agent and Banks, or any of them, however created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, or now or hereafter existing or due to become due under or in connection with this Loan Agreement, the Notes or any other Loan Documents.

            "Banks" shall have the meaning assigned to that term in the Preamble.

            "Bankers' Acceptance" shall mean a draft drawn by Borrower or Pier 1 Imports (U.S.), Inc. on, and accepted and discounted by, Agent or a Bank pursuant to Section 2.06 and Section 2.07 of this Loan Agreement in the standard form for bankers' acceptances of Agent or a Bank.

            "Bankers Acceptance Bid" means any one or more offers by a Bank to create a Banker's Acceptance of Borrower or Pier 1 Imports (U.S.), Inc.

            "Bankers Acceptance Bid Request" means a request by Borrower for Bankers' Acceptance Bids.

            "Bankers' Acceptance Submission Deadline" shall have the meaning assigned to that term in Section 2.07(b).

            "Bid" means one or more offers by a Bank to make one or more Bid Rate Loans, submitted to the Borrower no later than the relevant Submission Deadline on a duly completed and executed form substantially similar to Exhibit F-2, personally delivered or transmitted by telecopy to the Borrower.

            "Bid Notes" and "Bid Note" respectively mean (a) the promissory notes of the Borrower, substantially in the form of Exhibit A-1, duly completed, evidencing Bid Rate Loans to the Borrower by a Bank, and (b) a single such promissory note.

            "Bid Rate" means, relative to any Bid Rate Loan of any Bank, the fixed rate of interest (expressed to the nearest 1/10,000 of 1%), in each case offered by such Bank in its Bid offering to make such Bid Rate Loan and accepted by Borrower.

            "Bid Rate Bankers' Acceptance" shall mean a Bankers' Acceptance accepted by a Bank pursuant to Section 2.07.

            "Bid Rate Loan Acknowledgment" means an acknowledgment, duly executed by a Responsible Officer of the Borrower's acceptance of a Bid substantially in the form of Exhibit F-3.

            "Bid Loan Outstanding Balance" means, at any time, the then aggregate outstanding principal amount of all Bid Rate Loans.

            "Bid Rate Loan" shall have the meaning assigned to that term in
Section 2.01(a).

            "Bid Request" shall mean a request by Borrower for Bids in the form of Exhibit F-1, submitted to the Banks by telecopy no later than the time provided in Section 2.3(b).

            "Borrowing" shall have the meaning assigned to that term in
Section 2.01(a).

            "Borrowing Date" means the date on which a Borrowing is, or is to be, consummated, as the context requires.

            "Business Day" shall mean a day upon which business is transacted by national banks in Fort Worth, Texas and New York, New York.

            "CD Advance" shall mean any principal amount of a Note with respect to which the interest rate is calculated by reference to the Adjusted CD Rate for a particular Interest Period.

            "CD Borrowing" shall mean CD Advances made by Banks hereunder on any given day.

            "CD Quoted Rate" shall mean, with respect to any Interest Period, the rate of interest per annum determined by Agent (in accordance with its customary practices) to be its market certificate of deposit rate within one (1) Business Day prior to the first day of such Interest Period, for the purchase at face value of a certificate of deposit from Agent in an amount equal or comparable to the unpaid balance of the pertinent CD Advance of such first day, and for a period of time equal or comparable to the length of such Interest Period.

            "CD Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to applicable time deposits. Each determination by Agent of the CD Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

            "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

            "Capital Lease Obligation" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Borrower or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "Cash Equivalents" shall mean any investments permitted under
(i), (ii), (iii) or (iv) of the definition of Restricted Investments and cash.

            "Cash Flow Available for Fixed Charges" shall mean the sum of Consolidated Net Income plus depreciation and amortization plus interest expense plus taxes plus operating lease expense calculated on a rolling four
(4) quarter basis, as determined in accordance with GAAP, less Maintenance Capital Expenditures for the Borrower on a Consolidated basis.

            "Commercial Letter of Credit" shall mean any commercial letter of credit issued by the Agent for the account of Borrower pursuant to
Section 2.05 hereof and the Letter of Credit Agreement, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed, or extended.

            "Commercial Letter of Credit Liability" shall mean the aggregate undrawn face amount of all outstanding Commercial Letters of Credit.

            "Committed Loans" shall have the meaning assigned to that term in Section 2.01(a).

            "Committed Note" and "Committed Notes" shall have the meaning assigned to those terms in Section 2.01(a).

            "Consequential Loss" shall, with respect to Borrower's payment of all or any portion of the then-outstanding principal amount of the Eurodollar Advance or CD Advance of any Bank on a day other than the last day of the Interest Period related thereto, mean any loss, cost or expense actually incurred by such Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, such Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by such Bank on redepositing such principal amount.

            "Consolidated" shall mean the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

            "Consolidated Current Assets" shall mean the current assets of the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Current Liabilities" shall mean the current liabilities of the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Funded Debt" shall mean Funded Debt of the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Net Income" shall mean (i) for purposes of calculating Cash Flow Available for Fixed Charges, Consolidated gross revenues of the Borrower less all operating and non-operating expenses of the Borrower, including all write-downs of assets (other than any non-recurring, non-cash writedown of assets) and other charges of a proper character (including, without limitation, current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains or losses arising from the acquisition of outstanding debt securities of the Borrower or any Subsidiary, any gains resulting from the write-up of assets, any equity of the Borrower or any Subsidiary in the undistributed earnings of any Person which is not a Subsidiary, or any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or to another Subsidiary, or any earnings of any Person acquired by the Borrower or any Subsidiary through purchase, merger, consolidation or otherwise for any year prior to the year of acquisition, merger or consolidation, or any deferred credits representing the excess of any equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary, all determined in accordance with GAAP, and
(ii) for all other purposes, net income of the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Net Tangible Assets" shall mean all of the assets of the Borrower and its Subsidiaries less Intangible Assets, Consolidated Current Liabilities, long term liabilities (other than Funded Debt and Capitalized Lease Obligations) and all deferrals of the Borrower and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Net Worth" shall mean the sum of Consolidated capital, surplus and retained earnings of Borrower determined in accordance with GAAP.

            "Consolidated Tangible Assets" shall mean all assets of the Borrower and its Subsidiaries less Intangible Assets as determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Tangible Net Worth" shall mean the sum of the Consolidated capital, surplus and retained earnings of the Borrower less Intangible Assets of the Borrower, determined in accordance with GAAP.

            "Controlled Group" shall mean (i) the controlled group of corporations as defined in Section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or business under common control as defined in Section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Borrower is part or may become a part.

            "Conversion Date" shall have the meaning assigned to the term in Section 2.02(c).

            "Debt" shall mean with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations in respect of which such Person is liable as lessee, and
(iii) any other indebtedness required to be recorded on the Consolidated financial statements of such Person in accordance with GAAP. Any changes in GAAP requiring operating leases to be included as indebtedness in the Consolidated financial statements of the Borrower will be effective, for purposes of determining Debt hereunder, only for leases entered into or renewed after the date of the required implementation of such changes in GAAP.

            "Default" shall mean any of the events specified in Section 9.01, whether or not any requirements described in such Section 9.01 in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act has been satisfied.

            "Default Rate" shall mean the lesser of (a) the Prime Rate in effect from day-to-day, plus five percent (5.0%), or (b) the Maximum Rate.

            "Dollars" and the sign "$" shall mean lawful currency of the United States of America.

            "EBITDA" shall mean Net Income plus provision for income taxes as defined by GAAP plus interest expenses, depreciation, amortization and non-cash charges. If any changes in GAAP require operating leases to be included as indebtedness in the Consolidated financial statements of the Borrower, such operating lease expense otherwise required to be included as interest expense shall nevertheless be treated as lease expense for purposes of this computation.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

            "Eligible Assignee" shall have the meaning assigned to that term in Section 12.10(a)(i).

            "Environmental Claim" shall mean any written notice by any Person alleging potential liability or responsibility for (a) any removal or remedial action, including, without limitation, any clean-up, removal or treatment of any Hazardous Material or any action to prevent or minimize the release or movement of any Hazardous Materials through or in the air, soil, surface water, ground water or other property, (b) damage to the environment, or costs with respect thereto, or (c) personal injury (including sickness, disease or death), resulting from or based upon (i) the presence, release or movement (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in or from the environment or any property, whether or not owned by the Borrower or its Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any permit issued to Borrower or any of its Subsidiaries pursuant to any Environmental Law.

            "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sec. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Recourse Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Clean Air Act as amended by the Clean Air Act Amendments of 1990 (42 U.S.C. Sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present and future state or local laws, and similar laws of jurisdictions other than the United States, to which Borrower or any of its Subsidiaries or any of its or their properties are subject.

            "Eurodollar Advance" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Adjusted Interbank Rate for a particular Interest Period.

            "Eurodollar Borrowing" shall mean Eurodollar Advances made by Banks hereunder on any given day.

            "Eurodollar Business Day" shall mean a Business Day on which dealings in Dollars are carried out in the London Interbank market.

            "Eurodollar Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Bank of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

            "Event of Default" shall have the meaning assigned to it in
Article IX hereof.

            "Excess Interest Amount" shall have the meaning assigned to that term in Section 3.06.

            "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor thereby).

            "Fixed Charges" shall mean the sum of interest expense and payments under operating leases, as determined in accordance with GAAP, for the Borrower and its Subsidiaries on a Consolidated basis.

            "Floating Base Advance" shall mean any principal amount under a Committed Note with respect to which the interest rate is calculated by reference to the Adjusted Base Rate.

            "Floating Base Borrowing" shall mean Floating Base Advances made by Banks hereunder on any given day.

            "Funded Debt" shall mean, at any time, the aggregate amount of all interest bearing indebtedness for borrowed money, all obligations under standby letters of credit (except for those standby letters of credit issued in connection with City of Mansfield Industrial Development Corporation Adjustable Convertible Extendable Securities - ACESsm (Pier 1 Imports-Texas, Inc. Project), Series 1986, the City of St. Charles, Illinois Industrial Development Revenue Bond Adjustable Convertible Extendable Securities - ACESsm (Pier 1 Imports-Midwest, Inc. Project), Series 1986, and the Savannah Port Authority Adjustable Convertible Extendable Securities - ACESsm (Pier 1 Imports-Southwest, Inc. Project), Series 1986.) and bankers acceptances and all obligations under Capital Leases of Borrower and its Subsidiaries. Any changes in GAAP requiring operating leases to be included as indebtedness in the Consolidated financial statements of the Borrower will be effective, for purposes of determining Funded Debt hereunder, only for leases entered into or renewed after the date of the required implementation of such change in GAAP; provided however, such indebtedness excluded from the definition of Funded Debt under the preceding provision shall be excluded from Funded Debt only to the extent of $75,000,000 of such indebtedness in the aggregate.

            "Funded Debt EBITDA Ratio" shall mean, on any date, the ratio of Funded Debt to EBITDA.

            "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Majority Banks may approve, which are applicable as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

            "Governmental Authority" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board or bureau or instrumentality.

            "Guarantors" shall mean Pier 1 Imports (U.S.), Inc., a Delaware corporation, Pier 1 Assets, Inc., a Delaware corporation, Pier 1 Licensing, Inc., a Delaware corporation, and Pier Lease, Inc., a Delaware corporation.

            "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Guaranteed Debt of any other Person.

            "Guaranty Agreement" shall mean the guaranty agreement executed by the Guarantors, in the form of Exhibit B hereto, as the same may be amended or supplemented from time to time.

            "Guaranteed Debt" shall mean, with respect to any Person, without duplication, all Debt of another Person referred to in clause (i),
(ii) or (iii) of the definition of "Debt" guaranteed directly or indirectly in any manner by such Person or in effect guaranteed directly or indirectly in any manner by such Person.

            "Guarantor" shall mean any of the Guarantors.

            "Hazardous Materials" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

            "Intangible Assets" shall mean goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP, but in no event shall Intangible Assets include (i) current prepaid expenses of the Borrower or its Subsidiaries or (ii) receivables of any kind of the Borrower or its Subsidiaries.

            "Interbank Offered Rate" shall mean, with respect to each Interest Period, that rate of interest determined by Agent on the basis of the offered rates for deposits in Dollars commencing on the first date of such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two (2) Eurodollar Business Days preceding the first day of such Interest Period, such deposits being for a period of time equal to or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Advance to which such Interest Period relates. If at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect to the applicable Interest Period will be the arithmetic mean of such offered rates. If fewer than two (2) offered rates appear, the Interbank Offered Rate in respect of such Interest Period will be the rate determined by Agent, on the date two (2) Eurodollar Business Days prior to the first day of such Interest Period, for the offering (at approximately 11:00 a.m. London time) to first class banks in the London Eurodollar Interbank market of Dollars for deposit in immediately available funds for a period equal to such Interest Period and in amounts similar to the principal amount of such Eurodollar Advance. Agent shall notify Borrower of its determination of the Interbank Offered Rate as soon as practicable following such determination. Each determination of the Interbank Offered Rate by Agent shall, in the absence of manifest error, be conclusive and binding.

            "Interest Period" or "Loan Period" shall mean, with respect to a Eurodollar Advance, CD Advance or a Bid Rate Loan, a period commencing:

            (i) on the borrowing date of such Eurodollar Advance , CD Advance or Bid Rate Loan made pursuant to Section 2.02 or Section 2.03 of this Loan Agreement; or

            (ii) on the Conversion Date pertaining to such Eurodollar Advance or CD Advance, if such Eurodollar Advance or CD Advance is made pursuant to a conversion as described in
                            Section 2.02(c) hereof; or

            (iii) on the date of borrowing specified in the Request for Advance in the case of a rollover to a successive Interest Period,

and ending thirty (30), sixty (60) or ninety (90) days thereafter in the case of a CD Advance or ending one (1), two (2) or three (3) months thereafter in the case of a Eurodollar Advance, as Borrower shall elect in accordance with Section 2.02(c) of this Loan Agreement or not less than seven (7) days nor more than thirty (30) days thereafter (which final day must be a Business Day) in the case of a Bid Rate Loan; provided, that:

                            (a)                               any Interest
                                                              Period which
                                                              would
                                                              otherwise end
                                                              on a day
                                                              which is not
                                                              a Business
                                                              Day (or in
                                                              the case of a
                                                              Eurodollar
                                                              Advance, a
                                                              Eurodollar
                                                              Business Day)
                                                              shall be
                                                              extended to
                                                              the next
                                                              succeeding
                                                              Business Day
                                                              or Eurodollar
                                                              Business Day
                                                              (as the case
                                                              may be)
                                                              unless, in
                                                              the case of a
                                                              Eurodollar
                                                              Advance, such
                                                              Eurodollar
                                                              Business Day
                                                              falls in
                                                              another
                                                              calendar
                                                              month in
                                                              which case
                                                              such Interest
                                                              Period shall
                                                              end on the
                                                              next
                                                              preceding
                                                              Eurodollar
                                                              Business Day;

                            (b)                               in the case
                                                              of a
                                                              Eurodollar
                                                              Advance, any
                                                              Interest
                                                              Period which
                                                              begins on the
                                                              last
                                                              Eurodollar
                                                              Business Day
                                                              of a calendar
                                                              month (or on
                                                              a day for
                                                              which there
                                                              is no
                                                              numerically
                                                              corresponding
                                                              day in the
                                                              calendar
                                                              month or at
                                                              the end of
                                                              such Interest
                                                              Period)
                                                              shall,
                                                              subject to
                                                              clause (A)
                                                              above, end on
                                                              the last
                                                              Eurodollar
                                                              Business Day
                                                              of a calendar
                                                              month; and

                            (c)                               if the
                                                              Interest
                                                              Period for
                                                              any
                                                              Eurodollar
                                                              Advance, CD
                                                              Advance or
                                                              Bid Rate Loan
                                                              would
                                                              otherwise end
                                                              after the
                                                              Termination
                                                              Date, such
                                                              Interest
                                                              Period shall
                                                              end on the
                                                              Termination
                                                              Date.

            "Investment" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

            "Law" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority.

            "Letter of Credit" shall mean any Commercial Letter of Credit and/or Standby Letter of Credit issued under the terms of this Loan Agreement for the account of Borrower or for the account of Borrower for the benefit of Pier 1 Imports (U.S.), Inc.

            "Letter of Credit Agreement" shall mean a master letter of credit agreement executed by Borrower and Agent, in the form of Exhibit "M," either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

            "Letter of Credit Liability" shall mean the aggregate undrawn face amount of all outstanding Letters of Credit, and shall include, without limitation, all Commercial Letter of Credit Liability and all Standby Letter of Credit Liability.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

            "Liquid Assets" shall mean cash, marketable securities, commercial paper, bonds and obligations issued or guaranteed by the United States of America or any agency or political subdivision thereof.

            "Loans" shall mean the Revolving Credit Loans and the Bid Rate
Loans.

            "Loan Documents" shall mean this Loan Agreement, the Notes (including any renewals, extensions and refundings thereof), the Guaranty, the Acceptance Agreement, the Letter of Credit Agreement and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

            "Maintenance Capital Expenditures" shall mean, for any fiscal quarter, an amount equal to the greater of (i) the product of $4,500.00 times the average number of retail stores of the Borrower on a Consolidated basis open during the four immediately preceding fiscal quarters and (ii) actual capital expenditures incurred by the Borrower on a Consolidated basis during such fiscal quarter for the maintenance and improvement of its retail stores (other than capital expenditures incurred in connection with new store openings).

            "Majority Banks" at the time any determination thereof is to be made and for any specific purpose while no Event of Default is continuing means Banks having Percentages aggregating at least 66-2/3% of the Percentages of all Banks and while any Event of Default is continuing Banks having at least 66-2/3% of all amounts of principal (whether or not mature and currently payable) outstanding under the Notes.

            "Material Adverse Effect" shall mean any act, circumstance, or event that (i) causes or reasonably could be expected to cause an Event of Default under this Loan Agreement, or (ii) is or reasonably could be expected to be material and adverse to the financial condition or business operations of the Borrower and its Subsidiaries on a consolidated basis.

            "Maximum Offer" has the meaning assigned to that term in
Section 2.03(b).

            "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Banks hereby notify Borrower that, and disclose to Borrower that, for purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Banks reserve the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrower; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Notes shall not be limited to the applicable rate ceiling under Article 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

            "Maximum Request" shall have the meaning assigned to that term in Section 2.03(a).

            "Net Income" shall mean the net income of the applicable Person excluding equity in earnings of nonconsolidated entities as determined in accordance with GAAP.

            "Notes" and "Note" respectively mean (a) the Committed Notes and the Bid Notes and (b) a single such Note.

            "Obligation" shall mean all present and future indebtedness, obligations, and liabilities of Borrower to Banks, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

            "OECD" shall have the meaning assigned to that term in Section 12.10(a)(i).

            "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by its Chief Executive Officer, President, one of its Executive Vice Presidents, its Chief Financial Officer, one of its Vice Presidents, or its Comptroller.

            "Operating Lease Expense" shall mean all rental expenses of the Borrower under operating leases.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

            "Percentage" when used with reference to any Bank at the time any determination thereof is to be made means a fraction, expressed as a percentage, the numerator of which shall be the amount of such Bank's Revolving Commitment then in effect and the denominator of which shall be the Total Commitment then in effect and if the Revolving Commitments have been terminated, that percentage in effect immediately prior to such termination.

            "Permitted Liens" shall have the meaning assigned to that term in Section 8.05.

            "Person" shall mean and include an individual, partnership, joint venture, corporation, trust, Governmental Authority, unincorporated organization or government or any department, agency or political subdivision thereof.

            "Portion" has the meaning assigned to that term in Section
2.03(b).

            "Plan" shall mean an employee benefit plan or other plan maintained by borrower for employees of Borrower and any of its Subsidiaries and/or and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

            "Pro Rata Distribution Event" has the meaning assigned to that term in Section 3.09(c).

            "Quoted Rate" shall have the meaning assigned to that term in
Section 2.06(b).

            "Register" shall have the meaning assigned to that term in
Section 12.10(c).

            "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

            "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

            "Regulatory Defect" shall mean (i) any failure of Borrower or any of the Guarantors to comply with any of the rules, regulations and other requirements as contemplated in Section 6.11 hereof which would have a Material Adverse Effect, and/or (ii) any unfavorable examination report shall be received by Borrower or any of the Guarantors from any regulatory or similar Governmental Authority regarding any of the businesses or activities in which the Borrower and Guarantors are engaged, if such report would have a Material Adverse Effect.

            "Regulatory Development" shall mean any or all of the following: (i) any change in the law, regulation, or the interpretation thereof by any Governmental Agency or other authority (whether or not having the force of law); (ii) the application of any existing law, regulation, or the interpretation thereof by any Governmental Agency or other authority (whether or not having the force of law); and (iii) compliance by Agent or Banks with any request or directive (whether or not having the force of law) of any monetary or fiscal agency or authority.

            "Reportable Event" means a reportable event" described in
Section 4043(b) of ERISA.

            "Request for Bankers' Acceptance" shall mean a request by Borrower for a Bankers' Acceptance.

            "Request for Borrowing" shall have the meaning assigned to that term in Section 2.02(a).

            "Responsible Official" shall mean the chairman, president, chief executive officer, chief operating officer, chief financial officer, treasurer, controller, and the vice-president-finance of Borrower.

            "Restricted Investments" shall mean any investments in, guaranties of, or loans and advances to Persons, except (i) Obligations of the United States government due within one (1) year from the date of acquisition, (ii) certificates of deposit (including Eurodollar deposits) and bankers' acceptances (from commercial banks having capital resources in excess of $100 million) due within one (1) year from the date of acquisition, and payable in U.S. dollars, (iii) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's; (iv) debt of any state or political subdivision that is rated A or better by Moody's or Standard & Poor's and that matures within one (1) year, (v) any loan participation program(s) for a period not to exceed sixty (60) days with credit risk to companies with long-term debt rating by Standard & Poor's or Moody's of not less than single A, (vi) any stock purchases made on behalf of the Pier 1 Imports ESOP which are transferred to the ESOP within one (1) year, (vii) readily marketable securities having a quoted market value, (viii) the sum of dividends and other distributions on account of any class of its stock not exceeding ten million dollars ($10,000,000) in the aggregate in such fiscal year, (ix) purchases of a majority of the outstanding stock of any corporation, (x) travel or like advances to officers and/or employees and loans to officers and/or employees for the purchase of capital stock of the Borrower (including the capitalization of up to one-half of the accrued interest on such loans to officers and/or employees) with such travel or like advances and loans not exceeding ten million dollars ($10,000,000) in the aggregate in any fiscal year, (xi) stock or securities received in settlement of debts owing to the Borrower or any Subsidiary not exceeding ten million dollars ($10,000,000) in such fiscal year including receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries, (xii) any stock or securities of Sunbelt Nursery Group, Inc. which the Borrower or any of its Subsidiaries acquires through the exercise of its remedies with respect to any lien or security interest held by Borrower or any of its Subsidiaries on such stock or securities, (xiii) any loans or guaranties made by the Borrower or any of its Subsidiaries to or for the benefit of Pier Retail Group Limited, a company organized under the laws of the United Kingdom, not exceeding an aggregate principal amount of five million dollars ($5,000,000) in any fiscal year, (xiv) investments in or loans and advances to Borrower, or any of its Subsidiaries, or any Person that is wholly-owned by Borrower and/or its Subsidiaries, (xv) investments in or loans and advances to any partnership, corporation or joint venture the sole purpose of which is to obtain land and improvements used in the ordinary course of business of Borrower or any of its Subsidiaries, which investments in or loans and advances to under this subsection shall not exceed seventy-five million dollars ($75,000,000) in the aggregate at any one time outstanding, (xvi) all investments, guaranties, loans and advances in existence on the date hereof, together with all renewals, extensions, rearrangements, replacements, and substitutions thereof, and (xvii) all guaranties permitted under Section 8.07 hereof.

            "Restricted Payments" shall have the meaning assigned to that term in Section 8.04.

            "Revolving Commitment" shall have the meaning assigned to such term in Section 2.01.

            "Revolving Credit Loan" shall have the meaning assigned to that term in Section 2.01 hereof.

            "Revolving Credit Period" shall have the meaning assigned to that term in Section 2.01(a).

            "Secured Debt" shall mean all indebtedness for borrowed money, including indebtedness evidenced by a bond, debenture, note or similar document, which is secured by a lien on any assets of the Borrower or any Subsidiary or any shares of stock or Debt of any Subsidiary.

            "Significant Subsidiary" shall mean, at any time, any Subsidiary of the Borrower which either (i) contributed during the most recent fiscal year of the Borrower more than five percent (5%) of the Consolidated gross revenues of the Borrower for such period, (ii) contributed during the most recent fiscal year of the Borrower more than five percent (5%) of the Consolidated Net Income of the Borrower for such period or (iii) owns more than five percent (5%) of the fair market value of the Consolidated Tangible Assets of the Borrower. Notwithstanding the foregoing, if at any time all Subsidiaries of the Borrower not meeting the above definition of "Significant Subsidiary" and taken in the aggregate shall either (i) contribute during the most recent fiscal year of the Borrower more than twenty-five percent (25%) of the Consolidated gross revenues of the Borrower for such period, (ii) contribute during the most fiscal year of the Borrower more than twenty-five (25%) of the Consolidated Net Income of the Borrower for such period or (iii) own more than twenty-five percent (25%) of the fair market value of the Consolidated Tangible Assets of the Borrower, then so long as such situation continues all Subsidiaries of the Borrower shall be deemed to be "Significant Subsidiaries."

            "Standby Letter of Credit" shall mean any standby letter of credit issued by Agent pursuant to Section 2.05 hereof and the Letter of Credit Agreement, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed, or extended.

            "Standby Letter of Credit Liability" shall mean the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued by Agent pursuant to Section 2.05 of this Agreement.

            "Submission Deadline" has the meaning assigned to that term in
Section 2.03(b).

            "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" shall also mean any "subsidiary" of the Borrower.

            "Taxes" shall mean all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Governmental Authority.

            "Termination Date" shall mean December 15, 1998.

            "Total Commitment" shall mean $65,000,000.

            "Transfer Notice" shall have the meaning assigned to that term in Section 12.10(a)(ii).

            "Voting Stock" shall mean, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

            Other Definitional Provisions.

            (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Notes or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

            (b) Defined terms used herein in the singular shall import the plural and vice versa.

            (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

            (d) All financial and other accounting terms not otherwise defined herein shall be defined and calculated in accordance with GAAP consistently applied.


                                 ARTICLE II

                   REVOLVING CREDIT LOAN; LETTER OF CREDIT
                          AND BANKERS' ACCEPTANCES


            2.01.           Revolving Credit Commitment.

            (a) Committed Loans. Subject to the terms and conditions of this Loan Agreement, each Bank severally and for itself alone agrees to make from the date hereof through the Termination Date (the "Revolving Credit Period"), revolving credit loans (Committed Loans") to Borrower which shall not exceed at any one time outstanding the amount set forth opposite its name below and its signature in this Loan Agreement, as the same may be increased or decreased by assignment by such Bank pursuant to Section 12.10 below (for each Bank, such amount is hereinafter referred to as its "Revolving Commitment"):

                                           Revolving
               Banks                       Commitment

     First Interstate Bank of Texas, N.A. $20,000,000
     NationsBank of Texas, N.A.            20,000,000
     Bank One, Texas, N.A.                 15,000,000
     Credit Lyonnais New York Branch       10,000,000

                                          $65,000,000


No Bank shall be obligated to make any Advance if, immediately after giving effect thereto, (i) the aggregate amount of (1) the principal amount of the outstanding Revolving Credit Loans made to Borrower by such Bank plus (2) such Bank's Percentage of the outstanding (x) Acceptance Liability and (y) Letter of Credit Liability would exceed such Bank's Revolving Commitment, or
(ii) the aggregate amount of (1) Aggregate Outstanding Loans plus (2) the Letter of Credit Liability plus (3) the Acceptance Liability would exceed the Total Commitment.

     Within the limits of this Section 2.01(a), during the Revolving Credit Period, Borrower may borrow, prepay pursuant to Section 3.04 hereof and reborrow under this Section 2.01(a); provided, however, the total number of unpaid CD Borrowings and Eurodollar Borrowings shall not exceed four (4) at any time. Each Borrowing pursuant to this Section 2.01 and Section 2.02 shall be funded ratably by Banks in proportion to their respective
Percentages.   Each  advance  made  by  a  Bank  under  Section  2.01(a) and
Section 2.02 is herein called an "Advance"; all Advances made by a Bank hereunder are herein collectively called a "Revolving Credit Loan"; the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Revolving Credit Loans"; and the combined Advances made by Banks on any given day are herein collectively called a "Borrowing".

     (b) Bid Rate Loans. Each Bank, severally and for itself alone, on the terms and subject to the conditions hereinafter set forth, hereby agrees to make loans (the Bid Rate Loans") to Borrower from time to time on and after the date hereof and prior to the Termination Date in amounts equal to such Bank's Bids which have been accepted as provided in Section 2.03(c). No Bank shall be obligated to make any Bid. The aggregate principal amount of Bid Rate Loans which the Borrower may request on any day shall not exceed an amount which, when added (without duplication) to the sum of all other Aggregate Outstanding Loans outstanding on such day (after giving effect to the incurrence or repayment of any Aggregate Outstanding Loans on such day), the Letter of Credit Liability and the Acceptance Liability would exceed the Total Commitment.

2.02.     Manner of Borrowing With Respect to Committed Loans.

     (a) Request for Borrowing. Each request by Borrower to Agent for a Borrowing under Section 2.01(a) hereof (a "Request for Borrowing") shall be in writing and specify the aggregate amount of such requested Borrowing, the Borrowing Date of such Borrowing, and, when the Request for Borrowing specifies a Eurodollar Borrowing or a CD Borrowing, the Interest Period which shall be applicable thereto; provided, however, that the aggregate number of unpaid CD Borrowings and Eurodollar Borrowings shall not exceed four (4) at any time. Borrower shall furnish to Bank the Request for Borrowing by 11:00 A.M. (Fort Worth time) at least two (2) Eurodollar Business Days prior to the requested Eurodollar Borrowing date (which must be a Eurodollar Business Day), by 11:00 A.M. (Fort Worth time) at least one
(1) Business Day prior to the requested borrowing date (which must be a Business Day) for a CD Borrowing and by at least 11:00 a.m. (Fort Worth time) on the requested borrowing date (which must be a Business Day) for a Floating Base Borrowing. Any written Request for Borrowing shall: (i) in the case of a Floating Base Borrowing, be in the form attached hereto as Exhibit "C," (ii) in the case of a CD Borrowing, be in the form attached hereto as Exhibit "D," and (iii) in the case of a Eurodollar Borrowing, be in the form attached hereto as Exhibit "E." Each Floating Base Borrowing shall be in an aggregate principal amount of one hundred thousand dollars ($100,000.00) or any integral multiple of one hundred thousand dollars ($100,000.00). Each Eurodollar Borrowing and CD Borrowing shall be in an amount of at least five hundred thousand dollars ($500,000.00) or any higher integral multiple of $100,000.00.

          Prior to making a Request for Borrowing, Borrower may (without specifying whether the anticipated Borrowing shall be a Floating Base Borrowing, CD Borrowing or Eurodollar Borrowing) request that Agent provide Borrower with the most recent CD Quoted Rate and Interbank Offered Rate available to Agent. Agent shall use its best efforts to provide such quoted rates to Borrower on the date of such request.

          Each Request for Borrowing shall be irrevocable and binding on Borrower and, in respect of the Borrowing specified in such Request for Borrowing, Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of any failure to fulfill, on or before the date specified for such Borrowing, the conditions to such Borrowing set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Borrowing, as a result of such failure, is not made on such date.

     (b) Funding. Each Bank shall, before 1:00 P.M. (Fort Worth time) on the date of such Borrowing specified in the notice received from Agent pursuant to Section 2.02(a), deposit such Bank's ratable portion of such Borrowing in immediately available funds in an account with Agent specified by Agent. Upon fulfillment of all applicable conditions set forth herein and after receipt by Agent of such funds, Agent shall pay or deliver such proceeds to or upon the order of Borrower at the principal office of Agent in immediately available funds. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank shall wrongfully fail or refuse to make an Advance (such Bank referred to herein as a Non-Funding Bank" and the amount of such Advance referred to as the Advance Deficiency"), all conditions to such Borrowing have been satisfied, and such Borrowing is in compliance with Section 2.01:

          (1) Agent will make available such funds as shall have been received by it from the other Banks, in accordance with this Section 2.02(b):

          (2) Within two (2) Business Days following such failure of Non-Funding Bank, the other Banks shall make Advances to Borrower (pro rata based on their respective Commitments without giving effect to Non-Funding Banks Commitment) up to the aggregate amount of such Advance Deficiency, but only to the extent that, after giving effect to such Advances, the Revolving Credit Loans extended by such Banks do not exceed their respective Commitments:

          (3) Agent shall use good faith efforts to obtain one or more banks, acceptable to Banks and Borrower, to replace the Non-Funding Bank, but neither Agent nor any other Bank shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for the Non-Funding Bank; and

          (4) Unless and until the Non-Funding Bank shall have cured any Advance Deficiency; (i) the Non-Funding Bank's Percentage of any facility fees paid by Borrower pursuant to Section 2.04 shall be paid to the other Banks that are not Non-Funding Banks; and (ii) the other Banks may recover and collect from any Non-Funding Banks any Advances made by such Banks to fund any Advance Deficiency resulting from such Non-Funding Bank's wrongful failure or refusal to make an Advance.

     The Non-Funding Bank shall indemnify, defend and hold the Agent and each of the Banks harmless from and against any and all losses, damages, liabilities, or expenses (including, but not limited to, reasonable attorney's fees and interest at the Adjusted Interbank Rate for funds advanced by the Agent or any one of the Banks on account of the Non-Funding
Bank) which they may sustain or incur by reason of or in consequence of the Non-Funding Bank's failure or refusal to abide by its obligations under the Loan Documents. The Agent may set off against payments due to the Non-Funding Bank under the terms of this Loan Agreement, for the claims of the Agent and other Banks against the Non-Funding Bank.

     Except to the limited extent provided in this Section 2.02(b), neither Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder. In the event of any failure by a Bank to made an Advance required hereunder, the other Banks may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Bank's Notes.

     Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to or on behalf of Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Agent, such Bank severally agrees to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to or on behalf of Borrower until the date such amount is repaid to the Agent at the rate per annum equal to the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

     (c) Selection of Interest Option. Upon making a Request for Borrowing under Section 2.02(a) hereof, Borrower shall advise Agent as to whether the Borrowing shall be (i) a Eurodollar Borrowing, in which case Borrower shall specify the applicable Interest Period therefor, or (ii) a CD Borrowing, in which case the Borrower shall specify the applicable Interest Period therefor, or (iii) a Floating Base Borrowing. At least two (2) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Borrowing and at least one (1) Business Day prior to the termination of each Interest Period with respect to a CD Advance, (unless such termination occurs on the Termination Date) Borrower shall give Agent written notice (the "Rollover Notice") of the interest option which shall be applicable to such Borrowing upon the expiration of such Interest Period.
If Borrower shall specify that such Borrowing shall be a Eurodollar Borrowing or a CD Borrowing, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Borrower with respect to such Borrowing. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Agent. If the required Rollover Notice shall not have been timely received by Agent prior to the expiration of the then-relevant Interest Period, then Borrower shall be deemed to have elected to have such Borrowing be a Floating Base Borrowing. With respect to any Floating Base Borrowing, Borrower shall have the right, on any Business Day or Eurodollar Business Day, as the case may be (a "Conversion Date") to convert such Floating Base Borrowing to a Eurodollar Borrowing or to a CD Borrowing by giving Agent a Rollover Notice of such selection at least two
(2) Eurodollar Business Days (with respect to a Eurodollar Borrowing) and at least one (1) Business Day (with respect to a CD Borrowing), prior to such Conversion Date.

     Notwithstanding anything to the contrary contained herein, Borrower shall have no right to request a Eurodollar Borrowing or a CD Borrowing if the interest rate applicable thereto under Section 3.02 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Borrowing or CD Borrowing.

2.03.     Procedures with Respect to Bid Rate Loans.

     (a) Borrower may make Bid Requests to Banks by 9:00 A.M. (Fort Worth time), at least one (1) Business Day prior to the proposed Borrowing Date for one or more Bid Rate Loans. Each Bid Request shall be given by telecopy, and shall specify (i) the proposed Borrowing Date, which shall be a Business Day; (ii) the aggregate amount of the proposed Bid Rate Loans (the "Maximum Request") which shall not (A) exceed an amount which, on the proposed Borrowing Date, when added (without duplication) to the sum of all other Aggregate Outstanding Loans on such date (after giving effect to the incurrence or repayment of any Aggregate Outstanding Loans on such date) the Letter of Credit Liability and the Acceptance Liability would exceed the Total Commitment, or (B) be less than $1,000,000 or, for amounts in excess thereof, an integral multiple of $100,000, (iii) the Loan Period(s) (up to three (3) Loan Periods may be requested pursuant to each Bid Request) therefor, and (iv) if more than one Loan Period is so specified, the principal amount (not less than $1,000,000 or, for amounts in excess thereof, an integral multiple of $100,000) allocable to each such Loan Period.

     (b) Each Bank in its discretion may (but is not obligated to) submit a Bid or Bids to the Borrower not later than 9:00 A.M., Fort Worth time (or, upon reasonable prior notice to the Banks, such other time as Borrower and Banks may agree), on the proposed Borrowing Date specified in such Bid Request (such 9:00 A.M. time (or agreed other time) being herein called the "Submission Deadline"), by telecopy or in writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Bid Rate Loan described in the relevant Bid Request at a Bid Rate specified therein in an aggregate principal amount of $1,000,000 and, for amounts in excess thereof, an integral multiple of $100,000. Multiple Bids may be delivered by any Bank. The aggregate Portions of Bid Rate Loans for any or all Loan Periods offered by a Bank in its Bid may exceed the Maximum Request contained in the relevant Bid Request; provided, that each Bid shall set forth the maximum aggregate amount of the Bid Rate Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If any proposed Bid arrives after the Submission Deadline, contains qualifying or conditional language or omits information required by the form of Exhibit F-2 or otherwise required by this Agreement, the Borrower shall, as soon as is practical, attempt to notify the Bank submitting such Bid thereof, whereupon such Bank may supply such information if it is able to do so prior to the Submission Deadline, but without otherwise modifying any Bid originally set forth therein.

     (c)  The Borrower shall, in its sole discretion but subject to
Section 2.03(d), irrevocably accept or reject any such complying Bid (or any Portion offered by such Bid) not later than 11:00 A.M. (Fort Worth time), on such day by notice to the Agent and the Banks by telephone (confirmed in writing in the form of a Bid Rate Loan Acknowledgment promptly the same day). If the Banks that have submitted Bids fail to receive notice from the Borrower of its acceptance or rejection of any Bids at or prior to 11:00 A.M. (Fort Worth time), on such day, all such Bids shall be deemed to have been rejected by the Borrower. Notification to each Bank whose Bid has been accepted shall be in the form of a Bid Rate Loan Acknowledgment which shall reflect the amount, maturity date and Bid Rate for each Bid Rate Loan.

     (d) If the Borrower accepts a Portion of a proposed Bid Rate Loan for a single Loan Period at the Bid Rate provided therefor in a Bank's Bid, such Portion shall be in a principal amount of $1,000,000 (subject to such lesser allocation as may be made pursuant to clause (d) below) or, for amounts in excess thereof, an integral multiple of $100,000. The aggregate principal amount of Bid Rate Loans accepted by the Borrower following Bids responding to a Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Bid Rate Loans accepted by the Borrower pursuant to a Bank's Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Bid Rate Loans or Portion offered in any Bid, the Borrower must accept Bids (and Bid Rate Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Loan Period and no other criteria. If two (2) or more Banks submit Bids with identical Bid Rates for the same Loan Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this clause (d), accept all such Bids as nearly as possible in proportion to the amounts of such Banks' respective Bids with identical Bid Rates for such Loan Period; provided, that if the amount of Bid Rate Loans to be so allocated is not sufficient to enable each such Bank to make such Bid Rate Loan (or Portions thereof) in an aggregate principal amount of $1,000,000 or, for amounts in excess thereof, an integral multiple of $100,000, the Borrower shall round the Bid Rate Loans (or Portions thereof) allocated to such Bank or Banks as the Borrower shall select as necessary to a minimum of $1,000,000 and the nearest multiple of $100,000.

     (e) Not later than 1:00 P.M., Fort Worth time, on the relevant Borrowing Date, each Bank whose Bid was accepted by the Borrower shall make available to the Borrower, in immediately available funds, the proceeds of such Bank's Bid Rate Loan(s) as the Borrower may from time to time instruct the Bank in writing. Each Borrowing of Bid Rate Loans shall be on a Business Day.

     (f) The Agent and Banks may rely and act upon notice given by telephone by individuals reasonably believed by the Agent and Banks to be those individuals designated to the Agent by the Borrower in writing from time to time to possess authority to give such notice, without waiting for receipt of written confirmation thereof, and the Borrower hereby indemnifies and holds harmless the Agent and each Bank and against any and all losses, costs, expenses, damages, claims, actions and other proceedings relating to such reliance, except for losses, costs, expenses, damages, claims, actions and proceedings resulting from acts or omissions constituting gross negligence or willful misconduct on the part of the Agent or any Bank. If a written confirmation differs in any respect from the action taken by the Agent or any Bank, the records of the Agent or such Bank shall govern absent manifest error. On the same Business Day as the initial funding of any Bid Rate Loan and on the same Business Day as any increase or decrease in the outstanding principal amount of any Bid Rate Loan occurs, the Borrower shall notify Agent of the principal amount of each such Bid Rate Loan.

2.04. Facility Fee. In consideration of the agreement of Banks to make funds available to Borrower during the Revolving Credit Period, Borrower agrees to pay to Agent, for the pro rata account of Banks, a nonrefundable facility fee on January 2, 1996, on January 2, 1997 and on January 2, 1998 in an amount equal to the product of the Applicable Fee (calculated on the basis of a 360 day year) in effect on such date multiplied by the Total Commitment.

2.05.     Letters of Credit.

     (a) Subject to the terms and conditions hereof and satisfaction of the conditions set forth in Section 5.01 and Section 5.03, on any Business Day, from the date of execution hereof through the Termination Date, Agent shall issue such Letters of Credit for the account of Borrower as Borrower may request pursuant to the Letter of Credit Agreement; provided that, after giving effect to any such Letter of Credit, the Standby Letter of Credit Liability shall not exceed ten million dollars ($10,000,000). No Standby Letter of Credit shall have a term in excess of one (1) year or have an expiration date after the Termination Date.

     (b) Each application for a Letter of Credit shall be submitted to Agent pursuant to a Letter of Credit Agreement not later than 11:00 A.M. (Fort Worth time) at least one (1) Business Day prior to the date of requested issuance of the Letter of Credit. Upon each such application, Borrower shall be deemed to have automatically made to Agent the following representations and warranties:

        (i) As of the date of issuance of the Letter of Credit requested, each representation and warranty made by Borrower in this Loan Agreement will, to the best knowledge of the Borrower, be true and correct in all material respects, both immediately before and after the issuance of the requested Letter of Credit, as though such representations and warranties were made on and as of such date; no change which will have a Material Adverse Effect will have occurred in the consolidated financial condition, results of operations, or business of Borrower and its Subsidiaries, taken as a whole; and there exists no Event of Default or event which with notice or lapse of time or both, would constitute an Event of Default.

       (ii) Following the issuance of the requested Letter of Credit, the sum of (a) the unpaid principal balance of the Notes, (b) the Letter of Credit Liability and (c) the Acceptance Liability shall not exceed the Total Commitment.

     (c) Borrower shall pay to Agent, for the pro rata account of Banks, an annual letter of credit fee in an amount equal to Applicable Fee (calculated on a 360-day year basis) then in effect on the amount of each Letter of Credit. Fees for Letters of Credit shall be payable at the time of issuance. Agent shall debit the account of Borrower with Agent for the amount of such fees.

     (d) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

     (e) Each Bank shall and does hereby participate ratably with the Agent in each Letter of Credit issued and outstanding hereunder to the extent of its Percentage of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation (i) the right to receive from the Agent its Percentage of the Letter of Credit fee pursuant to Section 2.05(c) hereof, (ii) the right to receive from the Agent its additional costs pursuant to Section 2.05(g) hereof, and (iii) the obligation to pay the beneficiary of any Letter of Credit its Percentage of the Letter of Credit Liability of such Letter of Credit upon proper presentation to the Agent by promptly delivering to the Agent when it receives notice of any payment by the Agent to any beneficiary of any Letter of Credit in immediately available funds, its Percentage thereof.

     (f) Payment of Letter of Credit. In consideration for the issuance by the Agent of the Letters of Credit, Borrower hereby authorizes, empowers, and directs the Banks to disburse directly to the Agent, with notice to Borrower, in immediately available funds an amount equal to each Bank's Percentage of the face amount of each draft drawn under each Letter of Credit plus all interest, costs, expenses, and fees due to Agent pursuant to any Letter of Credit Agreement, which amounts shall be due and payable by Banks to the Agent on the Business Day on which the Agent honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The Agent will promptly notify Borrower of any disbursements made by Banks pursuant to the terms hereof, provided that the failure to give such notice will not affect the validity of the disbursement. Any such disbursement made by Banks to the Agent on account of a Letter of Credit issued for the account of Borrower or Pier 1 Imports (U.S.), Inc. shall be deemed to be a Floating Base Advance and thus a Revolving Credit Loan pursuant to Section 2.01(a) hereof, and Borrower shall be deemed to have given to the Agent, in accordance with the terms and conditions of Section 2.02(c), a Request for Borrowing with respect thereto. Any such disbursement made by Banks to the Agent on account of a Letter of Credit issued hereunder shall be a Floating Base Advance. The Agent and Banks may conclusively rely on the Agent as to the amount due the Agent by reason of any draft of a Letter of Credit or due the Agent under any Letter of Credit Agreement.

     (g) Increased Costs. Borrower shall pay to the Agent on demand amounts sufficient to compensate the Agent and the Banks for any and all costs resulting from any law or rule or regulation or any guideline or request or in the interpretation thereof by any Governmental Authority, central bank or comparable agency charged with the administration of such law or rule or regulation or guideline or in GAAP or regulatory accounting principles which directly or indirectly (i) impose or modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Agent or imposed upon any Bank by virtue of its participation arrangement provided in Section 2.05(e) hereof,
(ii) increase after the date of this Agreement the amount of capital required or expected to be maintained or funded by the Agent or any Bank and applicable to banks generally, or (iii) impose on the Agent or any Bank some condition regarding this Loan Agreement or any Letter of Credit Agreement, and the result of any event referred to in (i), (ii) or (iii) above shall be to increase the cost to the Agent and Banks of issuing or maintaining the Letter of Credit, or to increase the cost to a Bank of maintaining its participation arrangement as provided in Section 2.05(e) hereof. In addition, Borrower shall pay to the Agent on demand, amounts to compensate Agent and the Banks for any additional costs resulting from any change after the date hereof in any law or regulation or in the interpretation thereof by any Government Authority charged with the administration of such law or regulation or in GAAP or regulatory accounting principles, the effect of which shall be to further increase the costs to the Agent of issuing or maintaining the Letter of Credit or to further increase the cost to a Bank of maintaining its participation arrangement as provided in Section 2.05(e) hereof. A certificate as to such increased costs, which states the basis of calculation thereof, submitted by the Agent or an affected Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. Such increase in cost shall, with respect to the Agent, be based upon a reasonable allocation of the Agent's aggregate costs related to the Letters of Credit and, with respect to each affected Bank be based upon the actual cost incurred.

2.06.     Bankers' Acceptances.

     (a) Banks agree to extend credit on a revolving basis to Borrower through the Termination Date by accepting and discounting such Bankers' Acceptances as Borrower may request by a Request for Bankers' Acceptance during such period; provided, however, that after accepting and discounting any such Bankers' Acceptance the sum of (a) the Aggregate Outstanding Loans,
(b) the Acceptance Liability and (c) the Letter of Credit Liability shall not exceed the Total Commitment.
          Unless Agent otherwise consents in writing, the tenor of any Bankers' Acceptance shall be not less than thirty (30) days or greater than one hundred eighty (180) days. No Bankers' Acceptance shall have a maturity date after the Termination Date. Each draft of Borrower shall comply with the Acceptance Documents and shall be executed by the Borrower and presented to Agent pursuant to such procedures as are provided for in the Acceptance Documents. The face amount of any Bankers' Acceptance shall not be less than two hundred fifty thousand dollars ($250,000). The creation date and maturity date of each Bankers' Acceptance shall be a Business Day. In addition, no Bankers' Acceptance will be created, accepted or discounted if it is not to be used to finance the importation or exportation of goods or the domestic shipment of goods.

     (b) Borrower agrees to notify Agent, by telephone (confirmed by a telecopy on the same Business Day of a Request for Bankers' Acceptance) no later than 11:00 a.m. (Fort Worth time) at least one Business Day prior to the date (an "Acceptance Date") upon which Borrower desires issuance or
acceptance of a Bankers' Acceptance.   Each Request for Bankers' Acceptance
shall state in detail the amount and maturity of the requested Bankers' Acceptance, shall describe the transaction to be financed by the creation of such Banker's Acceptance, shall contain a description of the commodity being purchased or shipped with the funds provided by such Bankers' Acceptance, shall generally identify place of shipment from and the destination of the commodity being purchased or shipped with such funds, and shall provide instructions to the Agent for wiring the proceeds of such Bankers' Acceptance. On the Acceptance Date, Agent shall quote to Borrower a rate for discounting the Bankers' Acceptance which shall be equal to the sum of
(1) the banker's acceptance rate of Agent at such time as determined by Agent and (2) the Applicable Fee (the Quoted Rate"). Upon receipt of the Quoted Rate, the Borrower shall telecopy to Agent the applicable Request for Bankers' Acceptance. Agent shall immediately provide the Borrower with a telecopy confirmation of its Quoted Rate and the other terms of the requested Bankers' Acceptance. Upon such confirmation, Agent shall proceed to create, accept and discount such Banker's Acceptance on the Acceptance Date in accordance with the terms hereof.

     (c) Upon the acceptance by Agent of a Bankers' Acceptance, Agent shall discount such Bankers' Acceptance by deducting from the face amount thereof a discount determined by the per annum Quoted Rate, with such per annum rate applied against the face amount of the Bankers' Acceptance for the tenor thereof, and shall make such discounted amount available in immediately available funds to the Borrower pursuant to instructions in the applicable Request for Bankers' Acceptance. Agent may retain or rediscount, at its election, any Bankers' Acceptance and the amount received by Agent upon payment thereof at maturity or upon rediscounting shall be solely for the account of Banks.

     (d) If Borrower receives notice from Agent that a Bankers' Acceptance shall have matured and Borrower does not promptly pay to Agent the face amount of such Bankers' Acceptance, Agent shall pay the face amount of such Bankers' Acceptance and such payment by Agent shall be treated as a Floating Base Advance and thus a Revolving Credit Loan under the Notes and Borrower shall be deemed to have given to the Agent, in accordance with the terms and conditions of Section 2.02, a Request for Borrowing with respect thereto.

     (e) If any Bankers' Acceptance is determined, subsequent to its creation or discount, not to be "eligible" pursuant to paragraph 7 of
Section 13 of the Federal Reserve Act (12 U.S.C. Sec. 372), as amended from time to time, as of the date of its creation, acceptance or discount, then Borrower shall pay to Agent, within two (2) days after demand, an amount equal to all costs, losses, and expenses, including, without limitation, any costs, losses, or expenses related to reserve requirements under Regulation D, premium rates imposed by the Federal Deposit Insurance Corporation, or discount or rediscount rates, applicable to that ineligible Bankers' Acceptance. If the costs and expenses of Agent with respect to outstanding Bankers' Acceptances increase as a result of any Regulatory Development, then Borrower shall pay to Agent, on demand, an amount equal to the increase in such costs and expenses. All costs, losses, and expenses referred to in this Section 2.06(e) shall be specified in certificates provided to Borrower by Agent and shall not be subject to criticism by Borrower absent manifest error.

     (f) Borrower shall presign drafts for Bankers' Acceptances created on its behalf, which shall be maintained in safekeeping by Agent for Borrower. Each such draft shall have the face amount, issuance date, and maturity date left blank, but shall have the name of Agent and the draft number inserted and shall be executed manually in the name and on behalf of the applicable Borrower by a Responsible Official thereof. All drafts for Borrower and for Agent shall be numbered sequentially for ease of identification and reference. Prior to accepting any draft, Agent shall hold such draft in
safekeeping on behalf of Borrower for disposition in   the  manner
hereinafter  set  forth.    Agent,  upon  accepting  any  draft, shall
appropriately fill out the draft as to face amount, issuance date, maturity date, commodity, and destination of the commodity to be shipped or purchased with the proceeds, for which purpose Borrower hereby irrevocably appoints Agent as its agent and attorney-in-fact. Such draft thereupon shall be deemed to have been issued by Borrower as of the date of acceptance by Agent. In connection with the issuance and completion of any draft, and the acceptance thereof, Agent shall be entitled to rely on any instructions received from any Responsible Official of Borrower.

     (g) Each Bank shall and does hereby participate ratably with the Agent in each Bankers Acceptance accepted or created by Agent hereunder to the extent of its Percentage of the Acceptance Liability with respect to each such Banker's Acceptance, and shall share in all rights and obligations resulting therefrom, including, without limitation (i) the right to receive from the Agent its Percentage of the Banker's Acceptance discount and fee received by Agent pursuant to Section 2.06(c) hereof, (ii) the right to receive from the Agent its additional costs pursuant to Section 2.06(h) hereof, and (iii) the obligation to pay the Agent its Percentage of the Acceptance Liability of such Banker's Acceptance.

     (h) Increased Costs. Borrower shall pay to the Agent on demand amounts sufficient to compensate the Agent and the Banks for any and all costs resulting from any law or rule or regulation or any guideline or request or in the interpretation thereof by any Governmental Authority, central bank or comparable agency charged with the administration of such law or rule or regulation or guideline or in GAAP or regulatory accounting principles which directly or indirectly (i) impose or modify or deem applicable any reserve, special deposit or similar requirement against bankers acceptances created by the Agent or imposed upon any Bank by virtue of its participation arrangement provided in Section 2.06(g) hereof,
(ii) increase after the date of this Loan Agreement the amount of capital required or expected to be maintained or funded by the Agent or any Bank and applicable to banks generally, or (iii) impose on the Agent or any Bank some condition regarding this Loan Agreement or any Bankers Acceptance, and the result of any event referred to in (i), (ii) or (iii) above shall be to increase the cost to the Agent and Banks of issuing, accepting or maintaining the Banker's Acceptance, or to increase the cost to a Bank of maintaining its participation arrangement as provided in Section 2.06(g) hereof. In addition, Borrower shall pay to the Agent on demand, amounts to compensate Agent and the Banks for any additional costs resulting from any change after the date hereof in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration of such law or regulation or in GAAP or regulatory accounting principles, the effect of which shall be to further increase the costs to the Agent of issuing, accepting or maintaining the Banker's Acceptance or to further increase the cost to a Bank of maintaining its participation arrangement as provided in Section 2.06(g) hereof. A certificate as to such increased costs, which states the basis of calculation thereof, submitted by the Agent or an affected Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. Such increase in cost shall, with respect to the Agent, be based upon a reasonable allocation of the Agent's aggregate costs related to the Banker's Acceptance and, with respect to each affected Bank be based upon the actual cost incurred.

     2.07 Bid Rate Banker's Acceptance.

     (a) The Borrower may make Bankers' Acceptance Bid Requests by 9:00 A.M. (Fort Worth time) at least one (1) Business Day prior to the proposed Acceptance Date for one or more Bid Rate Bankers' Acceptance. Each Bankers' Acceptance Bid Request shall be given by telecopy and shall specify (i) the proposed Acceptance Date, which shall be a Business Day; (ii) the aggregate amount of the proposed Bid Rate Bankers' Acceptance (the "Maximum Request") which shall not (A) exceed an amount which, on the proposed Acceptance Date, when added (without duplication) to the sum of all other Aggregate Outstanding Loans on such date, the Letter of Credit Liability and the Acceptance Liability (after giving effect to the issuance, acceptance or creation of any Bankers' Acceptance on such date) would exceed the Total Commitment, or (B) be less than $1,000,000 or, for amounts in excess thereof, an integral multiple of $100,000, and (iii) the creation date, tenor and maturity date of the Bid Rate Bankers' Acceptance.

     (b) Each Bank in its discretion may (but is not obligated to) submit a Bankers' Acceptance Bid or Bankers' Acceptance Bids to the Borrower not later than 9:00 A.M., Fort Worth time (or, upon reasonable prior notice to the Banks, such other time as Borrower and Banks may agree), on the proposed Acceptance Date specified in such Bid Request (such 9:00 A.M. time (or agreed other time) being herein called the "Bankers' Acceptance Submission Deadline"), by telecopy or in writing, and thereby irrevocably offer to issue or accept all or any Bid Rate Bankers' Acceptance described in the relevant Bankers Acceptance Bid Request at a Bankers' Acceptance Bid Rate specified therein. Multiple Bankers Acceptance Bids may be delivered to the Borrower. If any proposed Bankers Acceptance Bid arrives after the Bankers' Acceptance Submission Deadline, contains qualifying or conditional language or omits information required by the Borrower or otherwise required by this Agreement, the Borrower shall, as soon as is practical, attempt to notify the Bank submitting such Banker's Acceptance Bid thereof, whereupon such Bank may supply such information if it is able to do so prior to the Banker's Acceptance Submission Deadline, but without otherwise modifying any Bankers Acceptance Bid originally set forth therein.

     (c) The Borrower shall, in its sole discretion, irrevocably accept or reject any such complying Bankers Acceptance Bid not later than 11:00 A.M. (Fort Worth time), on such day by notice to the Agent and such Bank by telecopy (confirmed in writing promptly the same day). If the Bank fails to receive notice from the Borrower of its acceptance or rejection of any Bankers Acceptance Bids at or prior to 11:00 A.M. (Fort Worth time) on such day, all such Bankers Acceptance Bids of such Bank shall be deemed to have been rejected by the Borrower.

     (d) The aggregate principal amount of Bid Rate Banker's Acceptance accepted by the Borrower following Bankers Acceptance Bids responding to a Bankers Acceptance Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Bid Rate Banker's Acceptance accepted by the Borrower pursuant to a Bank's Bankers Acceptance Bid shall not exceed the Maximum Offer therein contained.

     (e) Not later than 1:00 P.M., Fort Worth time, on the relevant Acceptance Date, each Bank whose Bankers Acceptance Bid was accepted by the Borrower shall create and discount a Banker's Acceptance for Borrower.

     (f) The Agent and Banks may rely and act upon notice given by telephone by individuals reasonably believed by the Agent to be those individuals designated to the Agent and Banks by the Borrower in writing from time to time to possess authority to give such notice, without waiting for receipt of written confirmation thereof, and the Borrower hereby indemnifies and holds harmless the Agent and Banks from and against any and all losses, costs, expenses, damages, claims, actions and other proceedings relating to such reliance, except for losses, costs, expenses, damages, claims, actions and proceedings resulting from acts or omissions constituting gross negligence or willful misconduct on the part of the Agent. If a written confirmation differs in any respect from the action taken by the Agent, the records of the Agent and Banks shall govern absent manifest error. On the same Business Day as the acceptance of any Bankers' Acceptance and on the date of any payment by a Bank of a Bankers' Acceptance the Borrower shall notify Agent of such acceptance and of such payment.


                                 ARTICLE III

                    NOTE, INTEREST RATE AND NOTE PAYMENTS

     3.01.  Promissory Notes.

     (a)  Committed Notes.  The Advances under Section 2.02(a) and
Section 2.02(b) hereof by a Bank shall be evidenced by a promissory note (each a "Committed Note" and collectively, the "Committed Notes") of Borrower, which Committed Note shall (i) be dated the date hereof, (ii) be in the amount of such Bank's Revolving Credit Commitment, (iii) be payable to the order of such Bank at the office of Agent, (iv) bear interest in accordance with Section 3.02 hereof, and (v) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of any Bank's Committed Note as stated on the face thereof, the amount of principal actually owing on such Committed Note at any given time shall be in the aggregate of all Advances theretofore made to Borrower by such Bank hereunder, less all payments of principal theretofore actually received hereunder by Bank. Each Bank is authorized, but is not required, to endorse on the schedule attached to its Committed Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower hereunder.

     (b)  Bid Notes.   The Bid Rate Loans of each Bank shall be evidenced by
a Bid Note in the form of Exhibit A-1 in the principal amount of the original Total Commitment. Notwithstanding the principal amount of any Bank's Bid Note as stated on the face thereof, the amount of principal actually owing on such Bid Note at any given time shall be in the aggregate of all Bid Rate Loans theretofore made to Borrower by such Bank hereunder, less all payments of principal theretofore actually received hereunder by such Bank. Each Bank is authorized, but is not required, to endorse on the schedule attached to its Bid Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower hereunder.

3.02. Interest Rate. The unpaid principal of each Floating Base Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate or (b) the Adjusted Base Rate in effect from day to day plus the Applicable Margin in effect on the date of such Borrowing.

     The unpaid principal of each CD Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate or (b) the sum of (i) the Adjusted CD Rate for the Interest Period in effect on such date plus (ii) the Applicable Margin in effect on the date of such Borrowing plus (iii) the sum of the CD Reserve Requirement and the Assessment Rate in effect on date of such Borrowing.

     The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the Maximum Rate or (b) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus the Applicable Margin in effect on the date of such Borrowing.

     Upon and during the continuance of an Event of Default, all principal of, and to the extent permitted by applicable law, interest on the Notes shall bear interest at the Default Rate. Notwithstanding the foregoing, the unpaid principal balance of the Notes shall bear interest as provided in
Section 3.06 hereof, upon the occurrence of the circumstances described in such section.

3.03. Principal Payments on Notes. All unpaid principal of and accrued interest upon the Committed Notes shall be due and payable on December 15, 1998, unless the Committed Notes are extended by notice, in writing, from Bank, to Borrower.

3.04.     Prepayments.

     (a) Optional Prepayments. Borrower may, without premium or penalty, prepay the principal of any Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of the Notes shall be in an amount equal to one hundred thousand dollars ($100,000.00) or an integral multiple thereof, and (ii) if Borrower shall prepay the principal of any Eurodollar Advance or CD Advance on any date other than the last day of the Interest Period applicable thereto, Borrower shall make the payments required by Section 4.05 hereof.

     (b) General Prepayment Provisions. Any prepayment of any Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal.

3.05. Payment of Interest. Interest on the unpaid principal amount of each Floating Base Advance under each Committed Note shall be due and payable on the 15th day of each March, June, September and December, and beginning March 15, 1996 and at maturity. Interest on the unpaid principal amount of each Eurodollar Advance and CD Advance under each Committed Note shall be due and payable on the last day of the applicable Interest Period.

3.06. Recapture Rate. If, on any interest payment date, Agent does not receive interest on any Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Borrower shall, upon the written demand of Agent, pay to Agent, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Borrower be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of the Notes (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) exceeds (b) the aggregate amount of interest actually paid to Bank on the Note on or prior to such date.

3.07. Calculation of Interest Rates. Interest on each Advance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

3.08. Manner and Application of Payments. All payments of principal of, and interest on, the Notes shall be made by Borrower to Agent before 11:00 a.m. (Fort Worth time), in Federal or other immediately available funds at Agent's principal banking office in Fort Worth. Should the principal of, or any installment of the principal or interest on, any Note, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. All payments made on the Notes shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against the amount of interest accrued and unpaid on the Notes as of the date of such payment; (ii) second, against all principal (if any) due and owing on the Note as of the date of such payment;
(iii) third, as a prepayment of outstanding Floating Base Advances under the Note; and (iv) fourth, as a prepayment of outstanding Eurodollar Advances and CD Advances under the Note. Subject to the foregoing, payments and prepayments of principal of the Note shall be applied to such outstanding Floating Base Advances, Eurodollar Advances and CD Advances under the Notes as Borrower shall select; provided, however, that Borrower shall select Floating Base Advances, Eurodollar Advances and CD Advances to be repaid in a manner designated to minimize the Consequential Loss, if any, resulting from such payments; and provided further that, if Borrower shall fail to select the Floating Base Advances, Eurodollar Advances and CD Advances to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Bank shall apply the payment first to Floating Base Advances and then to Eurodollar Advances and CD Advances in the manner it shall deem appropriate.

     3.09.  Application of Certain Payments.

     (a) Prior to the occurrence and continuation of a Pro Rata Distribution Event, each payment of principal shall be applied to such of the Loans as the Borrower shall direct by notice to be received by the Agent on or before the date of such payment; provided, that any Loans of the Borrower maturing the same day shall be paid pro rata among such Loans. The Agent shall remit each such payment by the Borrower in accordance therewith. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise each Bank as to the application of such payment.

     (b) Following the occurrence and during the continuation of a Pro Rata Distribution Event, the Agent and the Banks shall apply all collections and recoveries of the Loans and the other Bank Obligations hereunder first, to the payment of principal and interest on the outstanding Loans on a pro rata basis to each Bank based on the respective amounts of principal and accrued interest (whether or not mature and currently payable) outstanding under each Bank's Notes, and second, to payment of the remaining outstanding Bank Obligations on a pro rata basis to each Bank based on the respective remaining amounts of such Bank Obligations owed to each Bank (whether or not mature and currently payable).

     (c) For purposes hereof, a Pro Rata Distribution Event" shall mean the first to occur of (i) an Event of Default under Section 9.01(a), Section 9.01(h) or Section 9.01(i) or (ii) any other Event of Default if the Majority Banks shall have notified the Agent of the occurrence of such Event of Default and shall have instructed the Agent that payments shall be applied as provided in Section 3.09(b) above. The Agent shall promptly notify the Borrower and each Bank of the occurrence of a Pro Rata Distribution Event.

     (d) The Banks and Agent agree that if any distribution shall be made by the Agent contrary to this section (whether because the Agent shall not, at the time of distribution, have been aware of the occurrence of any Event of Default or otherwise), the Banks shall cooperate with the Agent to redistribute payments, collections or recoveries in accordance with this section.

     (e) Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Banks hereunder that Borrower will not make such payment in full, Agent may assume that Borrower have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the Federal Funds Rate.

     3.10. Lending Office. Each Bank may (a) designate its principal office or a foreign branch, subsidiary or affiliate of such Bank as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Advance, (b) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any CD Advance or Floating Base Advance and (c) change its lending offices from time to time by notice to Agent and Borrower; provided, however, no Bank shall designate a foreign branch without the consent of Borrower if such designation would subject interest payments hereunder to withholding for Taxes. In such event, such Bank shall continue to hold the Note evidencing its loans for the benefit and account of such foreign branch, subsidiary or affiliate. Each Bank shall be entitled to fund all or any portion of its Revolving Credit Loan in any manner that it deems appropriate, but for the purposes of this Agreement such Bank shall, regardless of such Bank's actual means of funding, be deemed to have funded its Loan in accordance with the interest option from time to time selected by Borrower for such Borrowing.

3.11.     Taxes.

     (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with Section 3.08, free and clear of and without deduction for any and all present or future Taxes, excluding taxes imposed on the income, and franchise taxes imposed on any Bank, by the jurisdiction under the laws of which such Bank is organized or is or should be qualified to do business or any political subdivision thereof and, Taxes imposed on the income and franchise taxes imposed on Bank by the jurisdiction of the lending office of such Bank or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes (i.e., Taxes for which Borrower is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under the Note to such Bank,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.09) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) Borrower will indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.09) paid by Bank or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Bank makes written demand therefor.

     (d) Within thirty (30) days after the date of any payment of Taxes, Borrower will furnish to Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.09 shall survive the payment in full of the Obligation.

     (f) Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loan, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not adversely affect it.

     3.12. Availability of Funds. Unless Borrower or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Bank, the proceeds of a Loan or (b) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, to make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of such day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Rate for such day or (ii) in the case of payment by Borrower, the applicable interest rate otherwise payable by the Borrower in respect of such Loan.


                                 ARTICLE IV

            SPECIAL PROVISIONS FOR EURODOLLAR LOANS AND CD LOANS

4.01. Inadequacy of Loan Pricing. If with respect to an Interest Period for any Eurodollar Borrowing or CD Borrowing, Agent determines that, (a) with respect to any CD Advance, no timely quotations of the applicable rate are offered by Agent for its certificates of deposit as contemplated herein; or (b) with respect to any Eurodollar Advance, by reason of circumstances affecting the Interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered or will not be offered to Agent in the Interbank Eurodollar market for such Interest Period, then Agent shall forthwith give notice thereof to Borrower, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Banks to make CD Advances or Eurodollar Advances, as the case may be, shall be suspended and (b) Borrower shall either (i) repay in full the then-outstanding principal amount of such Advances, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Advances, or (ii) convert such Advances to Floating Base Advances (or, if such Advances are Eurodollar Advances, convert them to CD Advances, and vice versa, unless prohibited hereunder) in accordance with Section 2.02(c) of this Loan Agreement on the last day of the then-current Interest Period applicable to each such Advance.

4.02. Illegality. If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its CD Advances or Eurodollar Advances, such Bank shall so notify Agent, and Agent shall forthwith give notice thereof to Banks and Borrower. With respect to Eurodollar Advances, before giving any notice pursuant to this Section 4.02, such Bank shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any material extent to such Bank (as determined in good faith by such Bank). Upon receipt of such notice, Borrower shall either (i) repay in full the then outstanding principal amount of the CD Advance or Eurodollar Advance, as the case may be, together with accrued interest thereon, or (ii) convert such Advance to a Floating Base Advance (or, if such Advance is a CD Advance, convert it to a Eurodollar Advance, and vice versa, unless such would be prohibited hereunder), on either (a) the last day of the then current Interest Period applicable to such Advance if Bank may lawfully continue to maintain and fund such Advance to such day or (b) immediately if Bank may not lawfully continue to fund and maintain such Advance to such day.

4.03. Increased Costs. With respect to any Advances, if any Governmental Authority, central bank or other comparable authority, shall at any time after the date of this Loan Agreement impose, modify or deem applicable any taxation, required level of reserves (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement or CD Reserve Requirement of such Bank), deposits, insurance or capital (including any allocation of capital requirements or conditions), or special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or shall impose on any Bank (or its Eurodollar lending office) or the Interbank Eurodollar market any other condition affecting its Advances, its Note, or its obligation to make Advances; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining such Advances, or to reduce the amount (which increased cost or reduced amount are not otherwise reflected in an increase in the Adjusted CD Rate or the Adjusted Interbank Rate, as the case may be) of any sum received or receivable by such Bank under this Agreement or its Note by an amount deemed by such Bank to be material; then, within five (5) days after demand by such Bank Borrower shall pay to such Bank, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Agent will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle any Bank to compensation pursuant to this Section 4.03. A certificate of a Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. With respect to CD Advances and Eurodollar Advances, if any Bank demands compensation under this section, then Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, either (i) repay in full the then outstanding Advances, together with accrued interest thereon to the date of prepayment or (ii) convert such Advances to Floating Base Advances (or, if such Advances are CD Advances, convert them to Eurodollar Advances, and vice versa, unless prohibited hereunder) in accordance with the provisions of this Loan Agreement; provided, however, that Borrower shall be liable for any Consequential Loss arising pursuant to such actions. Nothing herein shall be construed so as to operate to require any Bank to pay any interest, fees, costs or changes greater than is permitted by applicable law.

4.04.     Effect on Interest Options.  If notice has been given pursuant to
Section 4.02 requiring any Advances to be repaid or converted, then unless and until such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Advances shall be Floating Base Advances (or, if CD Advances were required to be repaid or converted, Eurodollar Advances, and vice versa, unless prohibited hereunder). If such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Advances to be of the type which had been required to be repaid or converted in accordance with Section 2.02(c) of this Loan Agreement.

4.05. Payments Not At End of Interest Period. If Borrower makes any payment of principal with respect to any CD Borrowing or Eurodollar Borrowing on any day other than the last day of an Interest Period applicable to such Borrowing, then Borrower shall reimburse Agent and each Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of Agent setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Borrower by Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a CD Borrowing or Eurodollar Borrowing to a Floating Base Borrowing on any day other than the last day of the Interest Period for such CD Borrowing or Eurodollar Borrowing shall be deemed a payment for purposes of this section.

                                  ARTICLE V

                            CONDITIONS PRECEDENT

5.01. Initial Advances. The obligation of each Bank to make the Revolving Credit Loans herein provided for or the initial Advances thereunder and the obligations of Agent to issue or any Bank to participate in any Letter of Credit under this Agreement or to create or any Bank to participate in any Bankers' Acceptances hereunder are subject to the condition precedent that, on or before the date of such Advance, the issuance of any Letter of Credit or the creation of any Bankers' Acceptance, Agent shall have received each of the following, all in form satisfactory to Agent and Banks:

     (a) Committed Notes. A duly executed promissory note, drawn to the order of each Bank, in the form of Exhibit"A" attached hereto with appropriate insertions.

     (b) Guaranty Agreement. The Guaranty Agreement executed by each of the Guarantors.

     (c) Hazard Insurance. Comprehensive public liability insurance and hazard insurance policies.

     (d) Articles of Incorporation of Borrower. A copy of the Articles of Incorporation of Borrower and all amendments thereto.

     (e)  Bylaws of Borrower.  A certified copy of the bylaws of Borrower.

     (f) Resolutions of Borrower. Resolutions of Borrower authorizing the execution of this Loan Agreement and the other Loan Documents duly adopted by the Board of Directors of Borrower and accompanied by a certificate of the Secretary of Borrower stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

     (g) Incumbency Certificate of Borrower. An incumbency certificate with respect to Borrower executed by the appropriate officers of Borrower.

     (h) Good Standing Certificates of Borrower. A current certificate of existence and good standing from the State of Delaware and a current certificate of existence and good standing and of payment of franchise taxes from the State of Texas.

     (i) Authority to Transact Business. Certificates evidencing the authority of Borrower to conduct or transact business in all jurisdictions in which Borrower conducts or transacts business.

     (j) Articles of Incorporation and Bylaws of the Guarantors. A copy of the Articles of Incorporation and Bylaws of each of the Guarantors and all amendments thereto.

     (k) Resolutions of Each Guarantor. Resolutions of each one of the Guarantors approving the execution of the Guaranty Agreement duly adopted by the Board of Directors of each of such Guarantors and accompanied by a certificate of the Secretary of each of such Guarantors stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

     (l) Incumbency Certificates of Guarantors. An incumbency certificate with respect to each Guarantor executed by the appropriate officers of each such Guarantor.

     (m) Good Standing Certificate of Each Guarantor. A current certificate of good standing from the state of incorporation of each Guarantor and from all jurisdictions in which each Guarantor conducts business.

     (n)  Agent Fee Agreement.  An agent fee agreement between Borrower and
Agent.

     (o) Opinion of Counsel. An executed opinion of counsel to Borrower and each of the Guarantors.

5.02. All Advances. The obligations of each Bank to make any Advance under this Loan Agreement (including the initial Advance) shall be subject to the following conditions precedent:

     (a) No Defaults. As of the date of the making of such Advance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

     (b) Compliance with Loan Agreement. Borrower shall have performed and complied in all material respects with all agreements and conditions contained herein which are required to be performed or complied with by Borrower before or at the date of such Advance.

     (c) Request for Borrowing. In the case of any Borrowing, Agent shall have received from Borrower a Request for Borrowing by telephonic notice or in the form of either Exhibit "C", Exhibit "D" or Exhibit "E" attached hereto, dated as of the date of such Advance and signed by an authorized officer of Borrower, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Borrower contained in this Loan Agreement and each of the Loan Documents executed by Borrower are true and correct,
(ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and
(iii) such other facts as Agent may reasonably request.

     (d) No Material Adverse Change. As of the date of making such Advance, no Material Adverse Effect has occurred in the business or financial condition of the Borrower and its Subsidiaries on a Consolidated basis.

     (e) Representations and Warranties. The representations and warranties contained in Article VI (other than the representations and warranties contained in the last clause of Section 6.07) hereof shall be true in all material respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

     (f) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower, any Guarantor or any Subsidiary.

 5.03 Letters of Credit and Banker's Acceptances. The obligations of Agent to issue and of any Bank to participate in any Letter of Credit under this Agreement (including the initial Letter of Credit issued hereunder) or to create and of any Bank to participate in any Banker's Acceptance hereunder (including the initial Bankers' Acceptance created hereunder) shall be subject to the following conditions precedent:

     (a) No Defaults. As of the date of the issuance of such Letter of Credit or the creation of any Banker's Acceptance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

     (b) Compliance with Loan Agreement. Borrower shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Loan Documents which are required to be performed or complied with Borrower before or at the date of issuance of such Letter of Credit or Banker's Acceptance.

     (c) Letter of Credit Agreement. In the case of each request for the issuance of a Letter of Credit, Agent shall have received from Borrower a Letter of Credit Agreement.

     (d) Acceptance Agreement. In the case of each request for a Banker's Acceptance, Agent shall have received from Borrower an Acceptance Agreement.

     (e) No Material Adverse Change. As of the date of issuance of such Letter of Credit or the creation of any Banker's Acceptance, no change has occurred in the business or financial condition of the Borrower and its Subsidiaries on a Consolidated basis which causes or could cause a Material Adverse Effect.

     (f) Representations and Warranties. The representations and warranties contained in Article VI (other than the representations and warranties contained in the last clause of Section 6.07) hereof shall be true in all material respects on the date of issuance of the Letter of Credit or the creation of any Banker's Acceptance, with the same force and effect as though made on and as of that date.

     (g) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower, any Guarantor or any Subsidiary.


                                 ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

     To induce Banks to make the Revolving Credit Loans and to induce Agent to issue the Letters of Credit and to create the Banker's Acceptances, Borrower represents and warrants to Agent and Banks that:

6.01. Organization and Good Standing of Borrower. Borrower is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

6.02. Organization and Good Standing of the Guarantors. Each of the Guarantors is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

6.03. Authorization and Power. Borrower has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement and the other Loan Documents to be executed by Borrower; Borrower is duly authorized to, and has taken all corporate action necessary to authorize such Borrower to, execute, deliver and perform this Loan Agreement, the Notes and such other Loan Documents and is and will continue to be duly authorized to perform this Loan Agreement, the Notes and such other Loan Documents. Each of the Guarantors has the corporate power and requisite authority to execute, deliver and perform the Guaranty Agreement.

6.04. No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Notes, the Guaranty Agreement or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which Borrower or any of the Guarantors is subject or any judgment, license, order or permit applicable to Borrower or any of the Guarantors, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or any of the Guarantors is a party or by which Borrower or any of the Guarantors may be bound, or to which Borrower or any of the Guarantors may be subject, or violate any provision of the Charter or Bylaws of Borrower or any of the Guarantors. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower or any of the Guarantors of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

6.05. Enforceable Obligations. This Loan Agreement, the Notes, the Guaranty Agreement and the other Loan Documents are the legal and binding obligations of the corporation executing such Loan Documents, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

6.06. No Liens. Except for Permitted Liens, all of the properties and assets of Borrower and Guarantors are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature, and such corporation has and will have good and marketable title to such properties and assets.

6.07. Financial Condition. Borrower has delivered to Agent copies of the balance sheet of Borrower as of August 26, 1995, and the related consolidated statements of income, stockholders' equity and changes in financial position for the period ended such date; such financial statements are true and correct in all material respects, fairly present the Consolidated financial condition of Borrower and its Subsidiaries as of such date and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods except for the exclusion of footnotes and normal adjustments; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower and its Subsidiaries which are (separately or in the aggregate) material and are not reflected in such financial statements; no changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since August 26, 1995.

6.08. Full Disclosure. There is no material fact that Borrower has not disclosed to Banks which could have a Material Adverse Effect on the properties business, prospects or condition (financial or otherwise) of Borrower or any of the Guarantors. Neither the financial statements referred to in Section 6.07 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Agent in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading in any material respect.

6.09. No Default. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

6.10. No Litigation. Except as described in Exhibit G attached hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower or any of the Guarantors that would, if adversely determined, have a Material Adverse Effect.

 6.11 Regulatory Defects. As of the date hereof, Borrower has advised each Bank, in writing, of all Regulatory Defects of which Borrower has been advised or has knowledge.

6.12. Use of Proceeds; Margin Stock. The proceeds of the Revolving Credit Loan will be used by the Borrower solely for the purposes specified in the preamble. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and
207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any of the Loan Documents, including this Agreement, to violate Regulations G, T, U or X or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower does not own any "margin stock" except for that described in the financial statements referred to in
Section 6.07 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by Borrower and its Subsidiaries does not exceed 25% of the aggregate value of all of the assets of Borrower and its Subsidiaries.

6.13. Taxes. Except as previously disclosed to each Bank, all tax returns required to be filed by the Borrower and its Subsidiaries in any jurisdiction have been filed or will be filed prior to the date on which the tax payable with respect to such return will become delinquent and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or any Subsidiary or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. To the best of Borrower's knowledge, there is no proposed tax assessment against Borrower and there is no basis for such assessment.

6.14. Principal Office, Etc. The principal office, chief executive office and principal place of business of Borrower is at 301 Commerce Street, Fort Worth, Tarrant County, Texas 76102, and Borrower maintains its principal records and books at such address.

6.15. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor of duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of Borrower have been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

6.16. Compliance with Law. Except as described on Exhibit H, Borrower and each of the Guarantors are in compliance in all material respects with all laws (including all Environmental Laws), rules, regulations, ordinances, orders and decrees which are applicable to Borrower, the Guarantors or any of their respective properties or business, the failure to comply with which could have a Material Adverse Effect. Neither Borrower nor any Subsidiary has been notified by any Governmental Authority that Borrower or any Subsidiary has failed to comply with any such laws, rules, regulations, orders or decrees, the failure to comply with which would result in a Material Adverse Effect, nor has Borrower or any Subsidiary been notified of any Environmental Claim except as described in Exhibit I.

6.17. Government Regulation. Neither Borrower nor any of the Guarantors are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Borrower or any of its Subsidiaries of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

6.18. Insider. Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. Sec.375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Sec. 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a subsidiary, or of any subsidiary of a bank holding company of which any Bank is a subsidiary, or of any bank at which any Bank maintains a correspondent account, or of any bank which maintains a correspondent account with any Bank.

6.19. Subsidiaries. Borrower directly owns all of the capital stock of Pier 1 Assets, Inc.; Pier 1 Assets, Inc. directly owns all of the capital stock of Pier 1 Licensing, Inc.; Pier 1 Licensing, Inc. directly owns all of the capital stock of Pier 1 Imports (U.S.), Inc.; and Pier 1 Imports (U.S.), Inc. directly owns all of the capital stock of Pier Lease, Inc., in each case free and clear from all liens, security interests, charges and encumbrances.

6.20. Environmental Matters. Except as described in Exhibit "I" attached hereto, none of the properties of Borrower or its Subsidiaries has been used at any time during their ownership to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Materials. Except as described in Exhibit "I" attached hereto, there are no past, pending or, to the best of Borrower's knowledge, threatened or potential Environmental Claims against Borrower or any of its Subsidiaries or with respect to any properties owned or controlled by Borrower or any of its Subsidiaries. Except as described in Exhibit "I" attached hereto, there are no underground storage tanks located on any of the properties owned or controlled by Borrower or any of its Subsidiaries and, to Borrower's best knowledge, there never have been any underground storage tanks located on any of the properties owned or controlled by Borrower or any of its Subsidiaries, and the Borrower has received no actual (as contrasted with constructive) notification of any Environmental Claims relating to any property contiguous to any property owned or controlled by Borrower or any of its Subsidiaries.

6.21. Representations and Warranties. Each Request for Advance shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Event of Default exists and that all representations and warranties contained in this
Article VI (other than in the last clause of Section 6.07) or in any other Loan Document are true and correct at and as of the date the Advance is to be made.

6.22. Survival of Representations, Etc. All representations and warranties made herein are true and correct when made by Borrower and shall survive delivery of the Notes, the making of the Revolving Credit Loan, the issuance of each Letter of Credit and the creation of each Bankers' Acceptance and any investigation at any time made by or on behalf of Agent or Banks shall not diminish any Bank's right to rely thereon.


                                 ARTICLE VII

                            AFFIRMATIVE COVENANTS

     Until payment in full of the Notes and the Obligation, Borrower agrees and covenants that Borrower will (unless Majority Banks shall otherwise consent in writing):

7.01. Financial Statements. Deliver to Agent four (4) copies of each of the following:

     (a) Quarterly Statements: as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a Consolidated statement of operations, a Consolidated statement of changes in financial position of the Borrower, and a Consolidated balance sheet of the Borrower as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared by an authorized financial officer of the Borrower;

     (b) Annual Statements: as soon as practicable and in any event within 120 days after the end of each fiscal year, a Consolidated statement of operations, and a Consolidated statement of changes in financial position of the Borrower for such year, and a Consolidated balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding year, all in reasonable detail and satisfactory in scope to Banks, together with an opinion by independent public accountants of recognized standing selected by the Borrower and satisfactory to Majority Banks, whose opinion shall state that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position of the Borrower as of the date thereof and the Consolidated results of their operations for the period thereof;

     (c) SEC and Other Reports: promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower shall send to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (d) Audit Reports: promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary (other than any "management letters" delivered to the Borrower by such accountants, which management letters shall only be delivered to Agent upon Agent's prior request);

     (e) Other Notices: promptly upon the occurrence thereof, notice of any of the following: (a) the occurrence of any condition or event which constitutes a Default or an Event of Default, specifying the nature and period of existence thereof, (b) that any Person has given any notice to the Borrower with respect to a claimed Default or Event of Default, or (c) that any Person has given any notice to the Borrower or any Subsidiary or taken any other action with respect to a claimed default or event of default with respect to any other indebtedness which in the aggregate exceeds the sum of three million dollars ($3,000,000) and, with respect to any of such events specified in subdivisions (a), (b) or (c) above of this Section 7.01(e), what action the Borrower or such Subsidiary has taken, is taking or proposes to take;

     (f) ERISA Events: promptly upon any officer of the Borrower obtaining knowledge of the occurrence thereof, notice of the occurrence of any
(a) Reportable Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, specifying the nature thereof, what action the Borrower or its Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto; provided that with respect to the occurrence of any "reportable event" as to which the Pension Benefit Guaranty Corporation has waived the 30-day reporting requirement, such written notice need be given only at such time as notice is given to the Pension Benefit Guaranty Corporation; and

     (g) Requested Information: with reasonable promptness, such other financial data or other data or information related to the business or operations of the Borrower or its Subsidiaries as Agent or any Bank may reasonably request. Agent and Banks agree that Banks will not intentionally disclose any information given to any Bank by the Borrower or any of its Subsidiaries which is either proprietary or confidential and which is prominently marked as such; provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain, nor will this restriction prohibit any Bank from disclosing such information (a) as is required to be disclosed by Law or by any order, rule or regulation (whether valid or invalid) of any Governmental Authority,
(b) to any Bank's auditors, attorneys, agents or Affiliates, or (c) to purchasers or prospective purchasers or assignees of interests in the Loan Agreement or the Obligations.

     Together with each delivery of financial statements required by Section 7.01(a) above, the Borrower will deliver to Agent an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Borrower and its Subsidiaries with the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d), 8.05(e) and 8.05(f) and stating that there exists no Default or Event of Default with respect to such covenants or otherwise under this Loan Agreement or, if any Default or Event of Default exists with respect to such covenants or under this Loan Agreement, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto. Together with each delivery of financial statements required by Section 7.01(b) above, the Borrower will deliver to Agent an Officer's Certificate of the Treasurer or Chief Financial Officer of Borrower demonstrating (with computations in reasonable detail) compliance by the Borrower and its Subsidiaries with the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d), 8.05(e) and
8.05(f) and stating that there exists no Default or Event of Default with respect thereto or otherwise under this Loan Agreement or, if any Default or Event of Default exists with respect thereto or under this Loan Agreement, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto. By delivery of such Officer's Certificate, the officer executing such certificate represents and warrants that the statements made therein are based upon the level of investigation normally and customarily taken by Treasurers or Chief Financial Officers of similarly situated corporations of established reputation in performing their regular duties. In the event that a change(s) in GAAP related to the accounting for leases requires the Borrower to use accounting principles for purposes of determinations or computations under this Loan Agreement different than the Borrower uses in its quarterly and annual financial statements, the Borrower will, together with the delivery of financial statements required by clause (ii) above with respect to the fiscal year in which such change(s) in GAAP become applicable, deliver to Agent a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof.

7.02. Payment of Obligations; Maintain Books and Reserves. Duly and punctually pay the Obligation in accordance with the terms of this Loan Agreement. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

7.03. Inspection of Property. Permit any Person designated by Agent or any Bank, at Banks' expense and with reasonable notice to the Borrower, to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with officers and employees of the Borrower and its independent public accountants, all at such reasonable times and as often as such Bank may reasonably request. Agent and Banks agree that Banks will keep confidential any proprietary or confidential information given to Banks by the Borrower or its Subsidiaries upon the same terms and conditions as agreed to with respect to information Bank has obtained pursuant to Section 7.01(g) hereof.

7.04. Compliance with Laws, Etc. Comply and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to its business, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided by Borrower or its Subsidiary, as the case may be, retains good and marketable title to and the right to use and enjoyment of its properties or other assets which may be affected by any such contest. Borrower will timely pay and will cause its Subsidiaries to timely pay, all payments due for labor, services and materials rendered or furnished in the ordinary course of business which are secured by inchoate statutory Liens, except to the extent contested in good faith by appropriate proceedings, and provided that the Borrower or its Subsidiary, as the case may be, retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by any such contest. Borrower will promptly notify Agent if the Borrower receives any notice, claim or demand from any governmental agency which alleges that the Borrower is in violation of any Laws or has failed to comply with any order issued pursuant to any federal, state or local statute regulating its operation and business, the result of which may have a Material Adverse Effect.

7.05. Maintenance of Existence and Qualifications. Maintain and preserve and cause each of its Subsidiaries to maintain and preserve its corporate existence and its rights and franchises in full force and effect and obtain and maintain and cause its Subsidiaries to obtain and maintain all permits and licenses necessary to the proper conduct of its business, including without limitation qualifying to do business as a foreign corporation in all states or jurisdictions where required by applicable Law. Notwithstanding the foregoing, this Section 7.05 shall not prohibit any transaction expressly permitted by Section 8.05(f) of this Loan Agreement.

7.06. Maintenance of Properties; Insurance. Maintain, preserve, protect, and keep and cause each of its Subsidiaries to maintain, preserve, protect and keep, all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. Borrower will, and will cause each of its Subsidiaries, to carry and maintain in full force and effect at all times with financially sound and reputable insurers (or, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and the Borrower and its Subsidiaries shall maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance.

7.07. Primary Business. Continue to conduct and cause each of its Subsidiaries to continue to conduct substantially all of their respective operations in the same primary businesses as those in which they currently operate (i.e., developing, owning and operating, in the United States and Canada and in territories of the United States and Canada, specialty retail stores offering primarily imported decorative home furnishings, accessories and other specialty items for the home and casual clothing and fashion accessories.

7.08. Yield Maintenance. If at any time after the date hereof, and from time to time, any Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, such Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Bank with any of such requirements, has or would have the effect of (1) materially increasing such Bank's costs relating to the obligation hereunder, or (2) reducing the yield or rate of return of Bank on the Obligation hereunder to a level below that which such Bank could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by such Bank, pay to such Bank such additional amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate such Bank. No failure by any Bank to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Bank's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

7.09. Transactions With Affiliates. Conduct and cause each Subsidiary to conduct all of their respective transactions with any Affiliate on an arm's length basis and pursuant to the reasonable requirements of Borrower's and/or such Subsidiary's business.

7.10. Compliance with Loan Documents. Borrower and its Subsidiaries will promptly comply in all material respects with any and all covenants and provisions of this Loan Agreement, the Notes, the Guaranty Agreement and all other of the Loan Documents.

7.11. Compliance with Material Agreements. Borrower will comply with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business where the failure to so comply would have a Material Adverse Effect.

7.12. Operations and Properties. Borrower will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of their respective assets and properties which are necessary to the conduct of its business.

7.13. Books and Records; Access. Upon prior written notice, Borrower will give any representative of Agent and Banks access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties of Borrower. Borrower will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

7.14. Additional Information. Borrower shall promptly furnish to any Bank, at its request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower or any Subsidiary as any Bank may from time to time reasonably request.

7.15. Guaranty of Additional Subsidiary Corporations. Borrower shall cause each Significant Subsidiary formed after the date of this Loan Agreement to execute a guaranty of payment of the Obligation in form satisfactory to Agent within ten (10) days after the date of formation of such Subsidiary.

7.16. Further Assurances. Upon request of the Agent or any Bank, promptly cure any defects in the creation, issuance, execution and delivery of this Loan Agreement or in the Loan Documents. Borrower, at its expense, will further promptly execute and deliver to Agent or any Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower hereunder, or to further evidence and more fully describe the obligations of Borrower hereunder, or to correct any omissions herein, or to more fully state the obligations set out herein.

                                ARTICLE VIII

                             NEGATIVE COVENANTS

     Until full payment of the Notes and the Obligation or any of the Loan Documents, Borrower covenants and agrees that neither Borrower nor any of its Subsidiaries will, unless Majority Banks otherwise consent in writing:

8.01. Funded Debt EBITDA Ratio. Permits its Funded Debt EBITDA Ratio to be greater than 3.5 to 1.0 at any time.

8.02. Current Ratio. Permit the ratio of its Consolidated Current Assets to its Consolidated Current Liabilities to be less than 2.0 to 1.0 at any time.

8.03. Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time to be less than an amount equal to the sum of (i) two hundred million dollars ($200,000,000) plus (ii) 50% of the aggregate Consolidated Net Income for the period commencing after February 25, 1995 (without deduction for any net loss in any fiscal year ending after February 25, 1995) and terminating at the end of the last fiscal quarter preceding the date of any determination of Consolidated Tangible Net Worth.

8.04. Limitation on Dividends, Acquisition of Stock and Restricted Investments. Make during any fiscal year any Restricted Investment or pay any dividend on any class of its stock (other than stock dividends) or any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock), all of the foregoing being herein called "Restricted Payments", if the sum of such Restricted Payments exceeds thirty million dollars ($30,000,000) in the aggregate in such fiscal year or declare any dividend after the occurrence of an Event of Default. Notwithstanding the foregoing, no Restricted Payment, other than dividends already declared, shall be made if as a result of giving effect thereto, an Event of Default shall have occurred and be continuing. All dividends and distributions declared must be payable within ninety (90) days of the date of such declaration.

8.05. Lien, Debt and Other Restrictions. Borrower covenants that it will not, and will not permit any Subsidiary to:

     (a) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, without equally and ratably securing the Obligation, except without double-counting, any of the following (the "Permitted Liens"):

        (i) Liens for Taxes, not yet due and delinquent or which are being actively contested in good faith by appropriate proceedings, provided that the existence of such Liens does not affect the Borrower's or its Subsidiaries' good and marketable title to or use or enjoyment of the property or assets burdened by such Liens,

       (ii) other Liens arising in the ordinary course of its business or the ownership of its property and assets (including easements and similar encumbrances) which were not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or assets, and which do not in the aggregate materially interfere with the operation of its business and will not cause a Material Adverse Effect,

      (iii) any Lien existing on any property of any corporation at the time it becomes a Subsidiary, provided that (a) any such Lien shall not encumber any other property of the Borrower or such Subsidiary, and (b) the aggregate amount of Debt secured by such Lien shall not at any time exceed 100% of the fair market value of such property, and

       (iv) any Lien on any property acquired, constructed or improved by the Borrower or a Subsidiary after the date hereof and created contemporaneously with or within 12 months of such acquisition, completion of construction or improvement to secure Debt assumed or incurred to finance up to 100% of the purchase price or cost of construction or improvement of such property, but such Lien shall cover only the property so acquired or constructed and any improvements thereto, and

        (v) Liens existing on the date hereof and disclosed in the most recent financial statements described in Section 6.07 hereof, and

       (vi) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided further that the existence of such Liens does not affect the Borrower's or its Subsidiaries' title to or use or enjoyment of the property or assets burdened by such Liens, and

      (vii) any Lien described in clauses (iii), (iv) or (v) above resulting from renewing, extending or refunding outstanding Secured Debt provided that the principal amount of the Secured Debt secured thereby is not increased and the Lien is not extended to any other property, and

     (viii) any other Liens incurred in connection with the borrowing of money or any other Liens, provided that immediately thereafter the aggregate amount of Debt secured by Liens incurred pursuant to this clause (viii) at any time does not at any time exceed five percent (5.0%) of Consolidated Net Tangible Assets.

     (b) Funded Debt to Consolidated Tangible Net Worth - Permit the ratio of its Funded Debt to Consolidated Tangible Net Worth to exceed 1.4 to 1.0.

     (c) Subsidiaries' Debt -- Create, incur, assume or suffer to exist any additional Debt unless after giving effect thereto, the aggregate amount of outstanding Debt of the Borrower's Subsidiaries is less than 10% of Consolidated Net Tangible Assets.

     (d) Maintenance of Fixed Charge Coverage -- Permit the ratio of Cash Flow Available for Fixed Charges to Fixed Charges to be determined on the last day of each fiscal quarter for the preceding four (4) quarters to be less than 1.25 to 1.0 for each of the fiscal quarters ending during the period from the date of this Loan Agreement.

     (e) Limitation on Sale of Assets -- Other than sales in the ordinary course of business, sell or otherwise dispose of in any fiscal year more than 10% of its Consolidated Tangible Assets or sell or otherwise dispose of any of its Consolidated Tangible Assets for less than fair market value.

     (f) Merger and Consolidation -- Merge or consolidate, provided, however, that:

        (i) the Borrower may merge or consolidate with or into any other corporation so long as (A) the successor corporation is a United States entity which expressly assumes the Obligation in writing or the Borrower shall be the continuing or surviving entity, and (B) no Default or Event of Default shall have occurred after giving effect to such merger or consolidation, and

       (ii) any Subsidiary may merge or consolidate with or into any other corporation so long as, upon such merger or consolidation, (A) the successor corporation becomes a Subsidiary of the Borrower, and (B) no Default or Event of Default shall have occurred after giving effect to such merger or consolidation, and

      (iii) any Subsidiary may merge or consolidate with or into the Borrower or any other Subsidiary so long as, in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation.

8.06. Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as conducted on the date hereof.

8.07. Guaranteed Debt. Create, assume or suffer to exist, or permit any of its Subsidiaries to create, assume or suffer to exist, any Guaranteed Debt except (i) Guaranteed Debt relating to this Loan Agreement, (ii) Guaranteed Debt in existence on the date hereof, (iii) Guaranteed Debt that is secured by assets of the primary obligor having a fair market value at least equal to the amount of such Guaranteed Debt, as determined by an independent qualified appraiser selected by Borrower (which appraisal, at Agent's reasonable request and at Borrower's expense, shall be promptly updated, but such request shall not be made more often than once every 12 months), (iv) Guaranteed Debt by Borrower or a Subsidiary on the consolidated balance sheet of Borrower and its Subsidiaries, and (v) any Guaranteed Debt by Borrower or any of its Subsidiaries described in Subsection (xiii) of the definition of "Restricted Investments" in Article I hereof; provided, however, that in no event shall the aggregate amount of all consolidated Guaranteed Debt (other than the Guaranteed Debt described in (iv) above) of Borrower and its Subsidiaries exceed the Consolidated Tangible Net Worth.

8.08. Management and Control. Permit any material change in the management or control of Borrower or any of its Subsidiaries.

8.09. Strict Compliance. If any action or failure to act by Borrower violates any covenant or obligations of Borrower contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.


                                 ARTICLE IX

              EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT

9.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

     (a) Borrower shall fail to pay when due any principal of, or interest on any Note, the Obligation, or any other fee or payment due hereunder or under any of the Loan Documents; or

     (b) Borrower or any Subsidiary defaults in any payment on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or Borrower or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds five million dollars ($5,000,000); or

     (c) any representation or warranty made by Borrower herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made, or any representation or warranty made by any Guarantor in the Guaranty Agreement or in any writing furnished in connection with or pursuant to the Guaranty Agreement shall be false or misleading in any material respect on the date as of which made; or

     (d) Borrower fails to perform or observe any agreement contained in Sections 8.04, 8.05(a), 8.05(b), 8.05(c), 8.05(d), 8.05(e), 8.05(f), 8.06,
8.07 or 8.08 and such failure to perform or observe becomes known to any officer of Borrower; or

     (e) Borrower fails to perform or observe any agreement contained in Sections 8.01, 8.02 or 8.03 and such failure to perform or observe becomes known to any officer of Borrower and continues for 30 days thereafter; or

     (f) Borrower fails to perform or observe any other covenant or obligation contained in this Agreement, or any Guarantor fails to perform or observe any covenant, or obligation contained in the Guaranty Agreement, and such failure (other than the failure of any Guarantor to make any payments required by the Guaranty Agreement, in which case there shall be no grace period) shall not be remedied within 45 days after such failure to perform or observe such covenant or obligation; or

     (g) Borrower or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (h) any decree or order for relief in respect of Borrower or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction, federal or state; or

     (i) Borrower or any Subsidiary petitions or applies to any Governmental Authority for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Borrower or any Subsidiary, or of any substantial part of the assets of Borrower or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to Borrower or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

     (j) any such petition or application is filed, or any such proceedings are commenced, against Borrower or any Subsidiary and Borrower or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

     (k) any order, judgment or decree is entered in any proceedings against Borrower decreeing the dissolution of Borrower and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (l) any order, judgment or decree is entered in any proceedings against Borrower or any Subsidiary decreeing a split-up of Borrower or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the Consolidated assets of Borrower (determined in accordance with GAAP) or which requires the divestiture of assets), or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of Borrower (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days); or

     (m) final judgments (excluding any final judgments as to which Borrower's maximum liability not fully covered by insurance, and which in the aggregate amount outstanding, are less than $10,000,000) is rendered against Borrower or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

     (n) the Guaranty Agreement is set aside, deemed unlawful or unenforceable, voided or otherwise terminated with respect to any Guarantor without the written consent of Bank; or

     (o) there shall occur any change in the condition (financial or otherwise) of Borrower or any of its Subsidiaries which has a Material Adverse Effect; or

     (p) Default shall occur under any indebtedness for borrowed money issued, assumed or guaranteed by Borrower or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued.

9.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Agent shall, at the request of Majority Banks, exercise any one or more of the following rights and remedies, and any other Remedies in any of the Loan Documents (a) terminate the Revolving Commitments of Banks hereunder, (b) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder or under any other Loan Documents to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or notice of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (c) refuse to make any additional Advances under the Notes,
(d) refuse to issue any additional Letters of Credit and Bankers' Acceptances, (e) reduce any claim to judgment, and/or (f) without notice of default or demand, pursue and enforce any of Banks' rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement; provided however, that if any Event of Default specified in Section 9.01(h) or Section 9.01(i) hereof shall occur, the principal of, and all interest on, the Notes and other obligations and liabilities hereunder or under any other Loan Documents shall thereupon become due and payable concurrently therewith, without any action by Agent or Banks, or any of them, and without presentment, demand, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

9.03. Performance by Agent. Should Borrower fail to perform in any material respect any covenant, duty or agreement contained herein or in any of the Loan Documents, Agent or Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower following written notice to such Borrower of such intention to perform. In such event, Borrower shall, at the request of Agent or Banks, promptly pay any amount reasonably expended by Agent or Banks in performance or attempted performance to Agent at its principal office in Fort Worth, Texas, together with interest therein at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Agent and Banks assume no liability or responsibility (except liability attributable to the gross negligence or willful misconduct of Agent) for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of the Borrower.

9.04. Remedies Cumulative. All covenants, conditions, provisions, warranties, indemnities and other undertakings of Borrower contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any of the Loan Documents shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrower contained herein. The failure or delay of Agent or Banks to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents against any security shall not operate as a waiver of such liens, rights, powers and remedies, but all such rights, powers and remedies shall continue in full force and effect until the loans evidenced by the Notes and all other Obligations of Borrower to Banks shall have been fully satisfied, and all rights, liens, powers and remedies herein provided for are cumulative and none are exclusive.



                                  ARTICLE X

                             ARBITRATION PROGRAM

     10.01. Binding Arbitration. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable, or otherwise) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with this Loan Agreement or the Loan Documents. Any party to this Arbitration Program may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Disputes. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce. THE PARTIES UNDERSTAND THAT PURSUANT TO THIS ARBITRATION PROGRAM, DISPUTES SUBMITTED TO ARBITRATION WILL NOT BE DECIDED THROUGH LITIGATION IN FEDERAL OR STATE COURTS BEFORE A JUDGE OR JURY.

     10.02. Governing Rules. All Disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA, the Federal Arbitration Act (Title 9 of the United States Code) and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Sec. 91 or Texas Banking Code Art. 342-609.

     10.03. No Waiver; Preservation of Remedies; Multiple Parties. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party, during any Dispute to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purpose of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (1) foreclosing against any real or personal property collateral or other security, (2) exercising self-help remedies including set off rights or
(3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. No party shall be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

     10.04. Arbitrator Powers and Qualifications; Awards; Modification or Vacation of Award. Arbitrators are empowered to resolve Disputes by summary rulings. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program. Any arbitrator selected shall be required to be a practicing attorney licensed to practice law in the State of Texas and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $1,000,000, a single arbitrator shall be chosen and shall resolve the Dispute by rendering an award not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. Arbitrators and Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law. The determination of an Arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

     10.05. Other Matters and Miscellaneous. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted in the State of Texas at a location selected by the Arbitrator. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Loan Documents, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, Arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term, covenant, condition, or provision of this Arbitration Program is found to be unlawful, invalid or unenforceable, such illegality or invalidity or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid, or unenforceable part had not been included. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.



                                 ARTICLE XI

                                  THE AGENT

     11.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Revolving Commitment, the Advances made by it and the Notes issued to it, Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Bank. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, and any Person which may do business with Borrower, all as if Agent were not Agent hereunder and without any duty to account therefor to Banks.

     11.02. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

     11.03. Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

     11.04. Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

     11.05. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to Banks and Borrower and the Agent may be removed at any time with or without cause by Majority Banks. Upon any such resignation or removal and prior to the occurrence of an Event of Default with the approval of Borrower (which approval shall not be unreasonably withheld or delayed), Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

     11.06. Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof. Agent shall furnish to each of Banks within five (5) Business Days receipt copies of the documents, statements and reports furnished to Agent pursuant to Section 7.01. Banks recognize and agree, that for purposes of Section 2.02(b) hereof, Agent shall not be required to determine independently whether the conditions described in Sections 5.02(a), (b), (c), (d) and (e) have been satisfied and, in disbursing funds to Borrower, may rely fully upon statements contained in the relevant Request for Borrowing. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

     The relationship between Agent and each of the Banks is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Loan Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for, Borrower. As to any matters not expressly provided for by this Loan Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Loan Agreement or applicable law.

     11.07. Notices of Event of Default. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give written notice thereof to the other Banks.

     11.08. Independent Investigation. Each of the Banks severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the creditworthiness of Borrower while the Loans are outstanding or its commitment hereunder is in force.

     11.09. Indemnification. Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to the proportion that the respective principal amounts of the Note held by each of them bears to the sum of the aggregate principal amount of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

     11.10.  Benefit of Article XI.  The agreements contained in this
Article XI are solely for the benefit of Agent and the Banks, and are not for the benefit of, or to be relied upon by, Borrower, or any third party.

     11.11. Not a Loan to Agent; No Duty to Repurchase. No amount paid by any Bank hereunder shall be considered a loan to Agent. Agent shall have no obligation to repurchase any interest from any Bank.

     11.12. Amendments, Waivers, etc. Agent may enter into any amendment or modification of, or may waive compliance with the terms of, any of the Loan Documents with the written direction of the Majority Banks; provided that the consent of all Banks shall be required before Agent may take or omit to take any action under any of the Loan Documents directly affecting
(a) the extension of the maturity of or the postponement of the payment of any portion of the principal of or interest on any Bank Obligation, (b) the extension, postponement or waiver of any fees, (c) a reduction of or increase in the principal amount of or rate of interest payable on any Bank Obligation or any fees related thereto, (d) any increase in the amount of any Letter of Credit or Bankers Acceptance issued or created by Agent on behalf of Banks or any extension of the expiration or maturity date of any Letter of Credit or Bankers Acceptance issued or created by Agent on behalf of Banks, or (e) the release of Borrower or any of the Guarantors. Nor shall any of the following occur without the consent of all Banks: (a) any amendment to the definition of Majority Banks, or (b) any amendment to this
Section 11.12. The Revolving Commitment of a Bank shall not be increased without the consent of such Bank. If any Bank is unwilling to consent to any amendment or modification of, or waiver of compliance with, the Loan Agreement (where the consent of such Bank is required), the consenting Majority Banks shall have the right, but not the obligation, to repurchase such Bank's Percentage of the Bank Obligation at such time for a purchase price equal to the amount of the Bank Obligation owing to such Bank.

     11.13. Bank's Representations. Each Bank represents and warrants to Agent and the other Banks that: (a) it is engaged in the business of entering into commercial lending transactions (including transactions of the nature contemplated herein) and can bear the economic risk related to the same; and (b) it does not consider the obligations hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing.



                                 ARTICLE XII

                                MISCELLANEOUS

12.01. Waiver. No failure to exercise, and no delay in exercising, on the part of Agent or Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Agent and Banks hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

12.02. Notices. Any notices or other communications required or permitted to be given by this Loan Agreement or any of the Loan Documents must be given in writing and personally delivered, sent by telecopy or telex (answerback received) or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

       Borrower:    Pier 1 Imports, Inc.
                    301 Commerce Street, Suite 600
                    Fort Worth, Texas 76102
                    Attn:  Chief Financial Officer
                    Telex:  No. 2033955
                    FAX No. (817) 332-5727

         Agent:     First Interstate Bank of Texas, N.A.
                    309 West Seventh Street
                    Fort Worth, Texas 76102
                    Attn: Robin Hamilton
                    FAX No. (817) 885-1110

Any such notice or other communication shall be deemed to have been given on the date it is personally delivered or sent by telecopy or telex as aforesaid or, if mailed, on the second day after it is mailed as aforesaid (whether actually received or not). Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Section 12.02.

12.03. Payment of Expenses. Borrower agrees to pay all costs and expenses of Agent and Banks (including, without limitation, the reasonable attorneys' fees of each Bank's outside legal counsel) incurred by Agent in connection with the preservation and enforcement of Agent's and Banks' rights under this Loan Agreement, the Notes, and/or the other Loan Documents, and all reasonable costs and expenses of Agent (including without limitation the reasonable fees and expenses of Agent's outside legal counsel) in connection with the negotiation, preparation, execution and delivery of this Loan Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

12.04. Maximum Interest Rate. Regardless of any provisions contained in this Loan Agreement, the Notes or in any of the other Loan Documents, Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and, in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal balance of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Banks shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payments (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that interest paid by Borrower does not exceed the Maximum Rate; provided that, if a Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the affected Bank shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Banks shall not be subject to the penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

12.05. Indemnity. Borrower shall indemnify Agent and each Bank and each respective Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) this Loan Agreement or any actual or proposed use by the Borrower of the proceeds of any extension of credit by Bank hereunder or breach by the Borrower of this Loan Agreement or any other documents executed in connection with this Loan Agreement or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse Agent and each Bank and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Persons to be indemnified. Promptly after receipt by Agent of notice of the commencement of any investigation, litigation or proceeding in respect of which indemnity may be sought from the Borrower under this Section 12.05, Agent will notify the Borrower in writing of the commencement thereof. Subject to the provision hereinafter stated, the Borrower shall be entitled to participate in, and may, if it so elects, upon delivery to Agent of a written undertaking by the Borrower in form and substance acceptable to the Agent that the Borrower will not contest the rights of the Agent and Banks to indemnification in connection with such investigation, litigation or proceeding, maintain or assume the defense of any such investigation, litigation or proceeding (including the employment of counsel, who shall be counsel satisfactory to Agent involved therein, whether or not as a party), and the payment of expenses thereof. If the defense of such investigation, litigation or proceeding is assumed by the Borrower, Agent shall have the right to employ separate counsel and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Borrower unless the employment of such counsel has been specifically authorized in writing by the Borrower. Notwithstanding the forgoing, the Agent shall at any time have the right to employ counsel to represent Agent and Banks in any such investigation, litigation or proceeding if, in the reasonable judgment of the Agent, such is advisable, in which event the fees and expenses of such separate counsel shall be borne by the Borrower, it being understood, however, that the Borrower shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties. The Borrower shall not be liable to indemnify any Person for any settlement of such action affected without the Borrower's consent. Without limiting any provision of this Loan Agreement, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the ordinary, sole or contributory negligence of such Person. Without prejudice to the survival of any other obligations of the Borrower hereunder and the Notes, the obligations of the Borrower under this
Section 12.05 shall survive the termination of this Loan Agreement and/or the payment or assignment of the Notes.

12.06. Amendments. This Loan Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

12.07. Governing Law. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in Tarrant County, Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents, and all suits thereon shall be brought in Tarrant County, Texas.

12.08. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Majority Banks are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision reasonably acceptable to Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

12.09. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

      12.10.   Participation Agreements and Assignments.  (a)(i) Subject to
Section 12.10(a)(ii), each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Revolving Commitment, the Aggregate Outstanding Loans owing to it and the Notes held by it) and the other Loan Documents; provided, however, that (A) no such assignment shall be made except to an Affiliate unless such assignment and assignee have been approved by the Agent and, so long as no Events of Default exists, the Borrower, such approvals not to be unreasonably withheld, (B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Loan Agreement and the other Loan Documents, and no assignment shall be made unless it covers a pro rata share of all rights and obligations of such assignor under this Loan Agreement and the other Loan Documents, (C) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance substantially in the form of Exhibit J (hereinafter referred to as the "Assignment and Acceptance") with respect to such assignment) shall, unless otherwise agreed to by the Agent, in no event be less than $10,000,000 or, if less, the entirety of its Commitment and shall be an integral multiple of $1,000,000, (D) each such assignment shall be to an Eligible Assignee (defined below), (E) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (defined below), an Assignment and Acceptance, together with any Note subject to such assignment and (F) Agent receives a fee from the assignor in the amount of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, (2) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Loan Agreement, such Bank shall cease to be a party hereto), and (3) Section 2.01(a) shall be deemed to have been automatically amended to reflect the revised Commitments. As used herein, "Eligible Assignee" shall mean (a) any Bank or any Affiliate of any Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and having deposits rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other financial institution approved by the Agent.

     (ii) In the event any Bank desires to transfer all or any portion of its rights and obligations under the Loan Documents, it shall give the Borrower and the Agent prior written notice of the identity of such transferee and the terms and conditions of such transfer (a "Transfer Notice"). So long as no Event of Default has occurred and is continuing, the Borrower may, no later than ten (10) days following receipt of such Transfer Notice, designate an alternative transferee and such Bank shall thereupon be obligated to sell the interests specified in such Transfer Notice to such alternative transferee, subject to the following: (A) such transfer shall be made on the same terms and conditions outlined in such Transfer Notice, (B) such transfer shall otherwise comply with the terms and conditions of the Loan Documents (including Section 12.10(a)(i), and (c) such alternative transferee must be an Eligible Assignee approved by the Agent. If the Borrower shall fail to designate an alternative transferee within such ten (10) day period, such Bank shall, subject to compliance with the other terms and provisions hereof, be free to consummate the transfer described in such Transfer Notice.

     (b) By executing and delivering an Assignment and Acceptance substantially in the form of Exhibit I, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or any other instrument or document furnished pursuant hereto, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Loan Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 6.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any of the Banks (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Loan Agreement and the other Loan Documents are required to be performed by it as a Bank.

     (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Notes owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrower or any of the Banks at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto and satisfies all other requirements set forth in this Section 12.10, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Banks. Within five (5) Business Days after its receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount corresponding to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount corresponding to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by Exhibit J hereto.

     (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Loan Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Notes owing to it); provided, however, that (i) such Bank's obligations under this Loan Agreement (including, without limitation, its Commitment to the Borrower hereunder) and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provision contained in Section 4.03 and Section 4.05, in each case to the same extent that the Bank from which such participating bank or other entity acquired its participations would be entitled to the benefit of such cost protection provisions and (iv) the Borrower and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Loan Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Loan Agreement (other than amendments, modifications or waivers with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Notes, or the dates fixed for payments of principal or interest on the Notes).

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.10, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrower received from such Bank.

     (g) The obligations of the Banks in this Loan Agreement, the Notes and any other Loan Documents shall not be assignable or transferable by Borrower and any purported assignment or transfer shall, as to the Agent and Banks, be of no force and effect.

12.11. Article 15.10(b). Borrower and Banks hereby agree that, except for Article 15.10(b) thereof, the provisions of Charter 15 of Title 79 of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loan Documents.

12.12. Survival. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Revolving Credit Loan.

12.13. No Third Party Beneficiary. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Agent or Banks liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Agent or Banks, or any of their respective officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

12.14. Counterparts. This Loan Agreement may be executed in multiple counterparts, each of which shall constitute an original.

12.15. Final Agreement. THIS WRITTEN AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTE AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, REPRESENT THE FINAL AND ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE BORROWER AND THE BANK RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, SUPERSEDE ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING SUCH SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.




     EXECUTED to be effective as of the day and year first above written

                              PIER 1 IMPORTS, INC., a Delaware
                                   corporation


                              By:  _________________________
                                   Robert G. Herndon,
                                   Executive Vice President
                                                                    BORROWER

                              PIER 1 IMPORTS (U.S.), INC., a Delaware
                                   corporation


                              By:  _________________________
                                   Robert G. Herndon,
                                   Executive Vice President


                              PIER 1 ASSETS, INC., a Delaware
                                   corporation


                              By:  _________________________
                                   Robert G. Herndon,
                                   Executive Vice President


                              PIER 1 LICENSING, INC., a Delaware
                                   corporation


                              By:  _________________________
                                   Robert G. Herndon,
                                   Executive Vice President


                              PIER LEASE, INC., a Delaware
                                   corporation


                              By:  _________________________
                                   Robert G. Herndon,
                                   Executive Vice President

                                                                  GUARANTORS





Revolving Commitment:           FIRST INTERSTATE BANK OF TEXAS, N.A.
$20,000,000

                             By:___________________________________
                                Robin Hamilton, Vice President

Revolving Commitment:           NATIONSBANK OF TEXAS, N.A.
$20,000,000

                             By:___________________________________
                                Todd Shipley, Senior Vice President

Revolving Commitment:           BANK ONE, TEXAS, N.A.
$15,000,000

                             By:___________________________________
                                David Williams, Vice President

Revolving Commitment:           CREDIT LYONNAIS NEW YORK BRANCH
$10,000,000

                             By:___________________________________
                                Robert Ivosevich, Senior Vice President

                                                                       BANKS

                             FIRST INTERSTATE BANK OF TEXAS, N.A.


                             By:___________________________________
                                Robin Hamilton, Vice President

                                                                       AGENT

                                 EXHIBIT "A"

                               COMMITTED NOTE

$__________________                                        December 15, 1995

     FOR VALUE RECEIVED, the undersigned, PIER 1 IMPORTS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _______________________ (the "Bank"), the principal sum of __________________ MILLION DOLLARS ($___,000,000.00), or such lesser aggregate amount of Advances as may be made pursuant to Bank's Revolving Commitment, which principal shall be payable as provided in Sections 3.01, 3.03, 3.04, 3.06, 3.07, 3.08 and 3.09 of the Loan Agreement, together with the interest on the unpaid principal balance of each Advance from the date made until maturity, which interest shall be determined at the varying rates per annum, and shall be payable as provided in Sections 3.02, 3.05, 3.06, 3.07, 3.08 and 3.09 of the Loan Agreement. Payments of both principal and interest herein shall be made to Agent's account at 309 West Seventh Street, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

     The Advances made by Bank to Borrower pursuant to the Loan Agreement and all payments of the principal thereof and interest thereon may be noted by Bank on the Loan and Payment Transaction Schedule attached hereto, or on a continuation of such schedule attached hereto or similar computer generated payment schedule; provided, however, that the failure of Bank to make any such notation or any error in making such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Loan Agreement.

     This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "Loan Agreement") by and among Borrower, Guarantors, Banks and First Interstate Bank of Texas, N.A., as Agent, dated as of December 15, 1995, and is a "Committed Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Borrower, for a statement of the events upon which the maturity of this Note may be accelerated and for a statement of the Arbitration Program.

     Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Borrower agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in
Section 12.03 of the Loan  Agreement.

     Borrower and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Borrower the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                             PIER 1 IMPORTS, INC.


                             By:___________________________________
                                Robert G. Herndon,
                                Executive Vice President

                              LOAN AND PAYMENT
                            TRANSACTION SCHEDULE

                    attached to and made a part of a Note
          dated December 15, 1995, executed by Pier 1 Imports, Inc.

                                              Amount      Unpaid
Initials
         Amount                Amount of        of       Principal    of
Person
           of     Amount of    Principal     Interest     Balance
Making
Date    Advance   Principal     Repaid        Paid        of Note
Notation

                                EXHIBIT "A-1"

                                  BID NOTE

$__________________                                       December ___, 1995

      FOR VALUE RECEIVED, the undersigned, PIER 1 IMPORTS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _______________________ (the "Bank"), the principal sum of __________________ MILLION DOLLARS ($___,000,000.00), or, if less, the then aggregate unpaid principal amount of the Bid Rate Loans (as defined in the Loan Agreement) as may be borrowed by Borrower from Bank under the Loan Agreement. Borrower promises to pay interest on the unpaid principal amount of the Bid Loans evidenced by this Note from time to time outstanding at the rates per annum and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Payments of both principal and interest herein shall be made to ________________ Bank at _________________________________________________ in lawful money of the
United States of America and in immediately available funds.

      The Advances made by Bank to Borrower pursuant to the Loan Agreement and all payments of the principal thereof and interest thereon may be noted by Bank on the Loan and Payment Transaction Schedule attached hereto, or on a continuation of such schedule attached hereto or similar computer generated payment schedule; provided, however, that the failure of Bank to make any such notation or any error in making such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Loan Agreement.

      This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "Loan Agreement") by and among Borrower, Guarantors, Banks and First Interstate Bank of Texas, N.A., as Agent, dated as of December 15, 1995, and is a "Bid Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Borrower and for a statement of the events upon which the maturity of this Note may be accelerated.

      Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

      Borrower agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in
Section 12.03 of the Loan  Agreement.

      Borrower and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

      Regardless of any provision contained in this Note, the Loan
Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this
Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Borrower the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

      This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                                        PIER 1 IMPORTS, INC.


                                        By:__________________________
                                             Robert G. Herndon,
                                             Executive Vice President

                              LOAN AND PAYMENT
                            TRANSACTION SCHEDULE

                  attached to and made a part of a Bid Note dated December ___, 1995, executed by Pier 1 Imports, Inc.

                                   Amount     Unpaid     Initials
      Amount             Amount of         of     Principal of Person
           of  Amount of Principal Interest   Balance     Making
Date  Advance  Principal  Repaid     Paid     of Note    Notation

                                 EXHIBIT "B"

                             GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT is dated as of the 15th day of December, 1995, by PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, PIER 1 ASSETS, INC., a Delaware corporation, PIER 1 LICENSING, INC., a Delaware corporation, and PIER LEASE, INC. , a Delaware corporation (collectively, "Guarantors"), in favor of FIRST INTERSTATE BANK OF TEXAS, N.A. as agent for the benefit of Banks (the "Agent").

                                 WITNESSETH:

     WHEREAS, pursuant to a Revolving Credit Agreement of even date herewith between Pier 1 Imports, Inc., a Delaware corporation (the "Company"), and Banks (the "Credit Agreement"), the Agent and Banks agreed to make Revolving Credit Loans to the Company and have agreed to issue Letters of Credit and to create Banker's Acceptance for the account of Company; and

     WHEREAS, it is a condition precedent to the obligation of the Banks to make any such Revolving Credit Loans, to issue the Letters of Credit and to create the Bankers Acceptances that the Guarantors guaranty repayment thereof upon the terms and conditions set forth herein; and

     WHEREAS, Guarantors desire to induce the Banks to make such Revolving Credit Loans, to issue the Letters of Credit and to create the Banker's Acceptance, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration hereby acknowledged, Guarantors agree for the benefit of the Banks as follows:

A.   DEFINITIONS.

     1. Definitions. Unless otherwise defined in this Guaranty, terms used herein shall have the meanings set forth in the Credit Agreement.

     2. Additional Definitions. In addition to the definitions set forth in the Credit Agreement, the following terms shall have the following meanings:

     "Adjusted Net Worth" shall mean, with respect to any Guarantor as of the date of determination, (a) the value of the assets of such Guarantor as of such date, minus (b) all liabilities of such Guarantor, contingent or otherwise, as of such date (excluding such Guarantor's liability hereunder), as such concepts are determined in accordance with applicable laws governing determinations of the insolvency of debtors.

     "Guaranteed Amount" shall mean, (a) the Obligation, and all renewals, extensions, increases, modifications or rearrangements thereof, plus (b) all costs incurred by Agent and the Banks to obtain, preserve, defend and enforce this Guaranty and other Loan Documents, collect the Obligation, and maintain, preserve, collect and enforce any security relating to this Guaranty or any Guaranteed Amount, including without limitation taxes, insurance premiums, attorneys' fees and legal expenses, and expenses of sale.

     "Maximum Guaranteed Amount" shall mean, with respect to any Guarantor as of the date of determination, the greater of (a) the amount of any Guaranteed Amount used to make a Valuable Transfer to such Guarantor, and
(b) the greater of 95% of the Guarantor's Adjusted Net Worth (i) at the date hereof (if appropriate under applicable Law), (ii) at the time the Guaranteed Amount was incurred, and (iii) on the date of enforcement hereof (which shall be deemed to be the date of commencement of a proceeding described in Section 9.01(h) or Section 9.01(i) of the Credit Agreement, if applicable).

     "Valuable Transfer" shall mean, with respect to any Guarantor, (a) all loans, advances or capital contributions made to such Guarantor with proceeds of any Guaranteed Amount, (b) the acquisition from such Guarantor or retirement by such Guarantor with proceeds of any Guaranteed Amount of debt securities or other obligations of such Guarantor, (c) the acquisition by such Guarantor of all property acquired with proceeds of any Guaranteed Amount, and transferred, absolutely and not as collateral, to such Guarantor, to the extent of the fair market value thereof, and (d) the acquisition from such Guarantor with proceeds of any Guaranteed Amount of equity securities of such Guarantor.

B.   GUARANTY

     1. Guaranty. Each Guarantor hereby jointly and severally guarantees absolutely and unconditionally to Agent and the Banks the due performance of all terms and conditions of the Credit Agreement and other Loan Documents, and the prompt and full payment when due of the Guaranteed Amount. Notwithstanding anything herein or in any other Loan Documents to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount. Each Guarantor agrees that the Guaranteed Amount may at any time exceed the aggregate Maximum Guaranteed Amount of all Guarantors combined, without affecting or impairing the obligation of any Guarantor hereunder.

     2. Payment Obligation. If an Event of Default shall occur, and following any notices required under the Credit Agreement, each Guarantor shall, on demand, pay the Guaranteed Amount to Agent at its address set forth in the Credit Agreement in immediately available funds. It shall not be necessary for the Agent, in order to enforce such payment by any Guarantor, to institute suit or exhaust its rights and remedies against the Company, any other Guarantor or any other Person, including others liable to pay any Guaranteed Amount, or to enforce its rights and remedies against any security ever given to secure payment thereof.

     3. Complete Waiver of Subrogation. (a) Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by Agent or the Banks of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Agent or Banks or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to the Banks hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and no Guarantor shall have any right of recourse to or any claim against assets or property of the Company, whether or not the Obligation of the Company has been satisfied, all of such rights being herein expressly waived by all Guarantors. Each Guarantor agrees not to seek contribution from any other Guarantor until all of the Guaranteed amount shall have been paid in full. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor, such amount shall be held in trust for the benefit of the Agent and Banks and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Amount, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law. (b) Notwithstanding the provisions of the preceding clause (a), each Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by Law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims it would have against the Company or any other Guarantor in the absence of the preceding clause (a), and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is 400 days after the date on which the Obligation has been paid in full and the Commitment terminated, if and only if (x) no Default or Event of Default of the type described in Section 9.01(h) or Section 9.01(i) of the Credit Agreement with respect to the Company or any other Guarantor has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date and (y) the existence of the Guarantor's rights under this clause (b) would not make the Guarantor a creditor (as defined in the Bankruptcy Code) of the Company or any other Guarantor in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

C.   TERMS OF GUARANTY

     1. Continuing Guaranty. Each Guarantor agrees that the Guaranteed Amount and Loan Documents may be extended or renewed, and the Revolving Credit Loan repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Amount or Loan Documents, or any repayment and reborrowing of the Revolving Credit Loan. Each Guarantor waives notice of acceptance of this Guaranty, presentation, demand, protest, notice of protest for nonpayment, diligence in bringing suits against any Person liable on any Guaranteed Amount, and any other notices or defenses of any kind. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including without limitation:

          (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Amount, including any reduction or termination of the Commitment;

          (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

          (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights with respect to, any direct or indirect security for any Guaranteed Amount, including the release of any Guarantor or other Person liable on any Guaranteed Amount;

          (d) any change in the corporate existence, structure or ownership of the Company or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor or any of their assets;

          (e) the existence of any claim, defense, set-off or other rights or remedies which the Company or any Guarantor may have at any time against the Company, the Banks, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transactions;

          (f) any invalidity or unenforceability for any reason of the Credit Agreement or other Loan Documents, or any provision of Law purporting to prohibit the payment or performance by the Company or any Guarantor of the Guaranteed Amount or Loan Documents, or of any other obligation to the Agent or Banks; or

          (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

     2. Payments With Respect to Guaranteed Amount. Each payment on the Guaranteed Amount shall be deemed to have been made by the Company unless express written notice is given to the Agent at the time of such payment that such payment is made by a specific Guarantor.

     3. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Amount, the Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person, (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or a diversion of trust funds; or (b) for any other reason, including without limitation (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Bank or its properties, or (ii) any settlement or compromise of any such claim effected by any Bank with any such claimant (including the Company), then the Guaranteed Amount or part thereof intended to be satisfied shall be reinstated and continue and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of the Notes or any other instrument evidencing any Guaranteed Amount or otherwise; and each Guarantor shall be liable to pay such Bank, and hereby does indemnify, jointly and severally, said Bank and hold it harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by such Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Amount must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

D.   REPRESENTATIONS AND COVENANTS

     1. Representations and Warranties. Each Guarantor hereby represents and warrants that all representations and warranties set forth in Article VI of the Credit Agreement with respect to it are true and correct as of the date hereof, and are incorporated herein by reference.

     2. Covenants. Each Guarantor hereby jointly and severally expressly assumes, confirms and agrees to perform, observe and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto.

E.   GENERAL

     1. Parties Bound. This Guaranty is for the benefit of the Agent and Banks, and their respective successors and assigns, and in the event of an assignment by any Guaranteed Amount, the rights and benefits hereunder, to the extent applicable to the Guaranteed Amount so assigned, shall be automatically transferred therewith. This Guaranty is binding not only on each Guarantor, but on each of their successors and assigns.

     2. Modification and Amendment. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent, and then shall be effective only in the specific instance and for the purpose for which given.

     3. Waiver. No delay or omission by the Agent or Banks in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy hereunder.

     4. Cumulative Rights. If any Guarantor is or becomes liable for any indebtedness owing by the Company to any Bank by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights or remedies of the Agent and Banks hereunder shall be cumulative of all other rights or remedies that the Agent and Banks may ever have against the Guarantors. The exercise by the Agent or the Banks of any rights or remedies hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other rights or remedies. Without limitation of the foregoing, it is specifically understood and agreed that this Guaranty is given by each Guarantor as an additional guaranty to any and all other guaranties heretofore or hereafter executed and delivered to the Agent by any Guarantor, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guaranties.

     5. Interest; Limitations of Law. All agreements between each Guarantor and the Agent and Banks, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of payment of any of the Guaranteed Amount or otherwise, shall the amount paid or agreed to be paid to any Bank for the use, forbearance or detention of funds advanced pursuant to any Loan Documents or for the performance or payment of any covenant or obligation contained in any Loan Documents exceed the maximum amount permitted by applicable law. If from any circumstance whatsoever, fulfillment of any provision of any Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Bank shall ever receive anything of value deemed excess interest by applicable law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under the Loan Documents, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance, such excess interest shall be promptly refunded to the Company or Guarantor, as applicable. All sums paid or agreed to be paid for the use, forbearance or detention of any funds advanced pursuant to the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Agreement until payment in full, so that the rate of interest on account of the Guaranteed Amount is uniform throughout the term hereof.

     6. Subordination. Each Guarantor hereby expressly agrees that any obligation of the Company to any Guarantor is expressly subordinate to the right of the Agent and Banks to payment and performance by the Company of the Guaranteed Amount and Loan Documents, and that the Agent and Banks shall be entitled to such full payment and performance prior to the exercise by any Guarantor of any rights, including realization upon any security, to enforce the payment or performance of any obligation that the Company may owe to any Guarantor; provided that, Guarantors shall be entitled to receive payments from the Company with respect to such obligations if at the time of such payment no Default or Event of Default exists or would exist immediately after giving effect to any such payment.

     7. Costs and Expenses. Each Guarantor agrees, jointly and severally, to pay to the Agent all costs and expenses (including court costs and attorneys' fees) incurred by the Agent and the Banks in the enforcement of this Guaranty and all other Loan Documents.

     8. Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be personally delivered, sent by telecopy of telex (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:




          (a)  If to the Agent:

               First Interstate Bank of Texas, N.A.
               309 West Seventh Street, Suite 1100
               Fort Worth, Texas 76102
               Attention:  Robin Hamilton

          (b)  If to any Guarantor:

               [Name of Guarantor]
               c/o Pier 1 Imports, Inc.
               301 Commerce Street, Suite 600
               Fort Worth, Texas 76102
               Attention:  Chief Financial Officer

or to such other address as any party may designate in written notice to the other parties. All notices, requests, consents and demands hereunder will be effective when so personally delivered or sent by telecopy of telex, or two days after being so mailed.

     9. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this Guaranty, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     10. Governing Law. This Guaranty shall be deemed a contract made in Fort Worth, Texas, and shall be construed and governed by the laws of Texas and the United States of America. Without excluding any other jurisdiction, each Guarantor hereby agrees that the courts of Texas and federal courts sitting in Texas will have jurisdiction over proceedings in connection herewith.

     11. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AND ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE AGENT, THE COMPANY AND THE GUARANTORS RELATING TO THE SUBJECT MATTER HEREOF, SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first set forth above.

                              PIER 1 IMPORTS (U.S.), INC.


                              By:__________________________________
                                 Robert G. Herndon, Executive
                                   Vice President



                              PIER 1 ASSETS, INC.


                              By:__________________________________
                                 Robert G. Herndon, Executive
                                   Vice President


                              PIER 1 LICENSING, INC.


                              By:__________________________________
                                 Robert G. Herndon, Executive
                                   Vice President

                              PIER LEASE, INC.


                              By:__________________________________
                                 Robert G. Herndon, Executive
                                   Vice President

                                 EXHIBIT "A"

                               COMMITTED NOTE

$____________________                                      December 15, 1995

     FOR VALUE RECEIVED, the undersigned, PIER 1 IMPORTS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _______________________(the "Bank"), the principal sum of _________________________, or such lesser aggregate amount of Advances as may be made pursuant to Bank's Revolving Commitment, which principal shall be payable as provided in Sections 3.01, 3.03, 3.04, 3.06, 3.07, 3.08 and
3.09 of the Loan Agreement, together with the interest on the unpaid principal balance of each Advance from the date made until maturity, which interest shall be determined at the varying rates per annum, and shall be payable as provided in Sections 3.02, 3.05, 3.06, 3.07, 3.08 and 3.09 of the Loan Agreement. Payments of both principal and interest herein shall be made to Agent's account at 309 West Seventh Street, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

     The Advances made by Bank to Borrower pursuant to the Loan Agreement and all payments of the principal thereof and interest thereon may be noted by Bank on the Loan and Payment Transaction Schedule attached hereto, or on a continuation of such schedule attached hereto or similar computer generated payment schedule; provided, however, that the failure of Bank to make any such notation or any error in making such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Loan Agreement.

     This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "Loan Agreement") by and among Borrower, Guarantors, Banks and First Interstate Bank of Texas, N.A., as Agent, dated as of December 15, 1995, and is a "Committed Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Borrower, for a statement of the events upon which the maturity of this Note may be accelerated and for a statement of the Arbitration Program.

     Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Borrower agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in
Section 12.03 of the Loan  Agreement.

     Borrower and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Borrower the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                              PIER 1 IMPORTS, INC.


                              By:  ________________________________________
                                Robert G. Herndon,
                                Executive Vice President

                              LOAN AND PAYMENT
                            TRANSACTION SCHEDULE

                    attached to and made a part of a Note
          dated December 15, 1995, executed by Pier 1 Imports, Inc.

                                      Amount      Unpaid         Initials
        Amount           Amount of      of        Principal      of Person
          of   Amount of Principal  Interest     Balance         Making
Date  Advance  Principal  Repaid     Paid         of Note        Notation

                                 EXHIBIT "B"

                             GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT is dated as of the 15th day of December, 1995, by PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, PIER 1 ASSETS, INC., a Delaware corporation, PIER 1 LICENSING, INC., a Delaware corporation, and PIER LEASE, INC. , a Delaware corporation (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of FIRST INTERSTATE BANK OF TEXAS, N.A. as agent for the benefit of Banks (the "Agent").

                                 WITNESSETH:

     WHEREAS, pursuant to a Revolving Credit Agreement of even date herewith among Pier 1 Imports, Inc., a Delaware corporation (the "Company"), the Guarantors, Banks and Agent (the "Credit Agreement"), the Agent and Banks agreed to make Revolving Credit Loans to the Company and have agreed to issue Letters of Credit and to create Banker's Acceptance for the account of Company; and

     WHEREAS, it is a condition precedent to the obligation of the Banks to make any such Revolving Credit Loans, to issue the Letters of Credit and to create the Bankers Acceptances that the Guarantors guaranty repayment thereof upon the terms and conditions set forth herein; and

     WHEREAS, Guarantors desire to induce the Banks to make such Revolving Credit Loans, to issue the Letters of Credit and to create the Banker's Acceptance, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration hereby acknowledged, Guarantors agree for the benefit of the Banks as follows:

A.   DEFINITIONS.

     1. Definitions. Unless otherwise defined in this Guaranty, terms used herein shall have the meanings set forth in the Credit Agreement.

     2. Additional Definitions. In addition to the definitions set forth in the Credit Agreement, the following terms shall have the following meanings:

     "Adjusted Net Worth" shall mean, with respect to any Guarantor as of the date of determination, (a) the value of the assets of such Guarantor as of such date, minus (b) all liabilities of such Guarantor, contingent or otherwise, as of such date (excluding such Guarantor's liability hereunder), as such concepts are determined in accordance with applicable laws governing determinations of the insolvency of debtors.

     "Guaranteed Amount" shall mean, (a) the Obligation, and all renewals, extensions, increases, modifications or rearrangements thereof, plus (b) all costs incurred by Agent and the Banks to obtain, preserve, defend and enforce this Guaranty and other Loan Documents, collect the Obligation, and maintain, preserve, collect and enforce any security relating to this Guaranty or any Guaranteed Amount, including without limitation taxes, insurance premiums, attorneys' fees and legal expenses, and expenses of sale.

     "Maximum Guaranteed Amount" shall mean, with respect to any Guarantor as of the date of determination, the greater of (a) the amount of any Guaranteed Amount used to make a Valuable Transfer to such Guarantor, and
(b) the greater of 95% of the Guarantor's Adjusted Net Worth (i) at the date hereof (if appropriate under applicable Law), (ii) at the time the Guaranteed Amount was incurred, and (iii) on the date of enforcement hereof (which shall be deemed to be the date of commencement of a proceeding described in Section 9.01(h) or Section 9.01(i) of the Credit Agreement, if applicable).

     "Valuable Transfer" shall mean, with respect to any Guarantor, (a) all loans, advances or capital contributions made to such Guarantor with proceeds of any Guaranteed Amount, (b) the acquisition from such Guarantor or retirement by such Guarantor with proceeds of any Guaranteed Amount of debt securities or other obligations of such Guarantor, (c) the acquisition by such Guarantor of all property acquired with proceeds of any Guaranteed Amount, and transferred, absolutely and not as collateral, to such Guarantor, to the extent of the fair market value thereof, and (d) the acquisition from such Guarantor with proceeds of any Guaranteed Amount of equity securities of such Guarantor.

B.   GUARANTY

     1. Guaranty. Each Guarantor hereby jointly and severally guarantees absolutely and unconditionally to Agent and the Banks the due performance of all terms and conditions of the Credit Agreement and other Loan Documents, and the prompt and full payment when due of the Guaranteed Amount. Notwithstanding anything herein or in any other Loan Documents to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount. Each Guarantor agrees that the Guaranteed Amount may at any time exceed the aggregate Maximum Guaranteed Amount of all Guarantors combined, without affecting or impairing the obligation of any Guarantor hereunder.

     2. Payment Obligation. If an Event of Default shall occur, and following any notices required under the Credit Agreement, each Guarantor shall, on demand, pay the Guaranteed Amount to Agent at its address set forth in the Credit Agreement in immediately available funds. It shall not be necessary for the Agent, in order to enforce such payment by any Guarantor, to institute suit or exhaust its rights and remedies against the Company, any other Guarantor or any other Person, including others liable to pay any Guaranteed Amount, or to enforce its rights and remedies against any security ever given to secure payment thereof.

     3. Complete Waiver of Subrogation. (a) Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by Agent or the Banks of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Agent or Banks or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to the Banks hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and no Guarantor shall have any right of recourse to or any claim against assets or property of the Company, whether or not the Obligation of the Company has been satisfied, all of such rights being herein expressly waived by all Guarantors. Each Guarantor agrees not to seek contribution from any other Guarantor until all of the Guaranteed amount shall have been paid in full. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor, such amount shall be held in trust for the benefit of the Agent and Banks and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Amount, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law. (b) Notwithstanding the provisions of the preceding clause (a), each Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by Law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims it would have against the Company or any other Guarantor in the absence of the preceding clause (a), and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is 400 days after the date on which the Obligation has been paid in full and the Commitment terminated, if and only if (x) no Default or Event of Default of the type described in Section 9.01(h) or Section 9.01(i) of the Credit Agreement with respect to the Company or any other Guarantor has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date and (y) the existence of the Guarantor's rights under this clause (b) would not make the Guarantor a creditor (as defined in the Bankruptcy Code) of the Company or any other Guarantor in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

C.   TERMS OF GUARANTY

     1. Continuing Guaranty. Each Guarantor agrees that the Guaranteed Amount and Loan Documents may be extended or renewed, and the Revolving Credit Loan repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Amount or Loan Documents, or any repayment and reborrowing of the Revolving Credit Loan. Each Guarantor waives notice of acceptance of this Guaranty, presentation, demand, protest, notice of protest for nonpayment, diligence in bringing suits against any Person liable on any Guaranteed Amount, and any other notices or defenses of any kind. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including without limitation:

          (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Amount, including any reduction or termination of the Commitment;

          (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

          (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights with respect to, any direct or indirect security for any Guaranteed Amount, including the release of any Guarantor or other Person liable on any Guaranteed Amount;

          (d) any change in the corporate existence, structure or ownership of the Company or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor or any of their assets;

          (e) the existence of any claim, defense, set-off or other rights or remedies which the Company or any Guarantor may have at any time against the Company, the Banks, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transactions;

          (f) any invalidity or unenforceability for any reason of the Credit Agreement or other Loan Documents, or any provision of Law purporting to prohibit the payment or performance by the Company or any Guarantor of the Guaranteed Amount or Loan Documents, or of any other obligation to the Agent or Banks; or

          (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

     2. Payments With Respect to Guaranteed Amount. Each payment on the Guaranteed Amount shall be deemed to have been made by the Company unless express written notice is given to the Agent at the time of such payment that such payment is made by a specific Guarantor.

     3. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Amount, the Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person, (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or a diversion of trust funds; or (b) for any other reason, including without limitation (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Bank or its properties, or (ii) any settlement or compromise of any such claim effected by any Bank with any such claimant (including the Company), then the Guaranteed Amount or part thereof intended to be satisfied shall be reinstated and continue and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of the Notes or any other instrument evidencing any Guaranteed Amount or otherwise; and each Guarantor shall be liable to pay such Bank, and hereby does indemnify, jointly and severally, said Bank and hold it harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by such Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Amount must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

D.   REPRESENTATIONS AND COVENANTS

     1. Representations and Warranties. Each Guarantor hereby represents and warrants that all representations and warranties set forth in Article VI of the Credit Agreement with respect to it are true and correct as of the date hereof, and are incorporated herein by reference.

     2. Covenants. Each Guarantor hereby jointly and severally expressly assumes, confirms and agrees to perform, observe and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto.

E.   GENERAL

     1. Parties Bound. This Guaranty is for the benefit of the Agent and Banks, and their respective successors and assigns, and in the event of an assignment by any Guaranteed Amount, the rights and benefits hereunder, to the extent applicable to the Guaranteed Amount so assigned, shall be automatically transferred therewith. This Guaranty is binding not only on each Guarantor, but on each of their successors and assigns.

     2. Modification and Amendment. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent, and then shall be effective only in the specific instance and for the purpose for which given.

     3. Waiver. No delay or omission by the Agent or Banks in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy hereunder.

     4. Cumulative Rights. If any Guarantor is or becomes liable for any indebtedness owing by the Company to any Bank by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights or remedies of the Agent and Banks hereunder shall be cumulative of all other rights or remedies that the Agent and Banks may ever have against the Guarantors. The exercise by the Agent or the Banks of any rights or remedies hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other rights or remedies. Without limitation of the foregoing, it is specifically understood and agreed that this Guaranty is given by each Guarantor as an additional guaranty to any and all other guaranties heretofore or hereafter executed and delivered to the Agent by any Guarantor, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guaranties.

     5. Interest; Limitations of Law. All agreements between each Guarantor and the Agent and Banks, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of payment of any of the Guaranteed Amount or otherwise, shall the amount paid or agreed to be paid to any Bank for the use, forbearance or detention of funds advanced pursuant to any Loan Documents or for the performance or payment of any covenant or obligation contained in any Loan Documents exceed the maximum amount permitted by applicable law. If from any circumstance whatsoever, fulfillment of any provision of any Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Bank shall ever receive anything of value deemed excess interest by applicable law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under the Loan Documents, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance, such excess interest shall be promptly refunded to the Company or Guarantor, as applicable. All sums paid or agreed to be paid for the use, forbearance or detention of any funds advanced pursuant to the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Agreement until payment in full, so that the rate of interest on account of the Guaranteed Amount is uniform throughout the term hereof.

     6. Subordination. Each Guarantor hereby expressly agrees that any obligation of the Company to any Guarantor is expressly subordinate to the right of the Agent and Banks to payment and performance by the Company of the Guaranteed Amount and Loan Documents, and that the Agent and Banks shall be entitled to such full payment and performance prior to the exercise by any Guarantor of any rights, including realization upon any security, to enforce the payment or performance of any obligation that the Company may owe to any Guarantor; provided that, Guarantors shall be entitled to receive payments from the Company with respect to such obligations if at the time of such payment no Default or Event of Default exists or would exist immediately after giving effect to any such payment.

     7. Costs and Expenses. Each Guarantor agrees, jointly and severally, to pay to the Agent all costs and expenses (including court costs and attorneys' fees) incurred by the Agent and the Banks in the enforcement of this Guaranty and all other Loan Documents.

     8. Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be personally delivered, sent by telecopy of telex (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:





          (a)  If to the Agent:

               First Interstate Bank of Texas, N.A.
               309 West Seventh Street, Suite 1100
               Fort Worth, Texas 76102
               Attention:  Robin Hamilton

          (b)  If to any Guarantor:

               [Name of Guarantor]
               c/o Pier 1 Imports, Inc.
               301 Commerce Street, Suite 600
               Fort Worth, Texas 76102
               Attention:  Chief Financial Officer

or to such other address as any party may designate in written notice to the other parties. All notices, requests, consents and demands hereunder will be effective when so personally delivered or sent by telecopy of telex, or two days after being so mailed.

     9. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this Guaranty, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     10. Governing Law. This Guaranty shall be deemed a contract made in Fort Worth, Texas, and shall be construed and governed by the laws of Texas and the United States of America. Without excluding any other jurisdiction, each Guarantor hereby agrees that the courts of Texas and federal courts sitting in Texas will have jurisdiction over proceedings in connection herewith.

     11. Arbitration Program. This Guaranty is subject to the terms of the Arbitration Program contained in the Credit Agreement.

     12. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AND ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE AGENT, THE COMPANY AND THE GUARANTORS RELATING TO THE SUBJECT MATTER HEREOF, SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first set forth above.

                              PIER 1 IMPORTS (U.S.), INC.


                              By:___________________________
                                  Robert G. Herndon,
                                   Executive Vice President


                              PIER 1 ASSETS, INC.


                              By:___________________________
                                  Robert G. Herndon,
                                   Executive Vice President


                              PIER 1 LICENSING, INC.


                              By:___________________________
                                  Robert G. Herndon,
                                   Executive Vice President



                              PIER LEASE, INC.


                              By:___________________________
                                  Robert G. Herndon,
                                   Executive Vice President

                                 EXHIBIT "C"

               REQUEST FOR BORROWING - FLOATING BASE BORROWING

                        Date:  _____________________

First Interstate Bank of Texas, N.A.
309 West Seventh Street
Fort Worth, Texas 76102

     Re:  Request For Floating Base Borrowing

     This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) and Section 5.02(c) of that certain Revolving Credit Agreement ("Loan Agreement") dated as of December 15, 1995 by and between Pier 1 Imports, Inc., a Delaware corporation ("Borrower"), the Guarantors, the various financial institutions party thereto, and First Interstate Bank of Texas, N.A. ("Agent"). Capitalized terms shall have the meanings assigned to them in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On this date the undersigned does hereby request that Banks make Floating Base Advances (i) in the aggregate principal amount of $_____________ (such amount shall be in an integral multiple of $100,000.00 unless such Advances would exhaust the Total Commitment in which case, such amount may be in an amount of the unused portion of the Total Commitment)
(ii) on ___________________, 199___ .

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VI of the Loan Agreement (except the last clause of Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto):

                              PIER 1 IMPORTS, INC.



                              By:___________________________
                                   Name:____________________
                                   Title:___________________

                                 EXHIBIT "D"

                    REQUEST FOR BORROWING - CD BORROWING

                         Date:  ___________________

First Interstate Bank of Texas, N.A.
309 West Seventh Street
Fort Worth, Texas  76102

     Re:  Request for CD Borrowing

     This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) and Section 5.02(c) of that certain Revolving Credit Agreement ("Loan Agreement") dated as of December 15, 1995, by and among Pier 1 Imports, Inc., a Delaware corporation ("Borrower"), the Guarantors, the various financial institutions party thereto (the Banks"), and First Interstate Bank of Texas, N.A. ("Agent"). Capitalized terms shall have the meanings assigned to them in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires. (Check applicable box below).

  [For New Advances] On this date the undersigned does hereby request that Banks make CD Advances (i) in the aggregate principal amount of $______________________ (such amount shall be in an integral multiple of $100,000.00), (ii) for the following Interest Period _____________________
(thirty (30), sixty (60) or ninety (90) days), (iii) on _______________________, 199____ (which date shall be at least one (1)
Business Day after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid CD Borrowings and Eurodollar Borrowings does not exceed four (4).

  [For New Advances] On this date the undersigned does hereby request a CD Borrowing (i) in the aggregate principal amount of $____________________ (such amount shall be in an integral multiple of $100,000.00), (ii) for the following Interest Period __________ (thirty (30), sixty (60) or ninety (90) days), (iii) on _________________, 199___ (which date shall be at least one
(1) Business Day after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid CD Borrowings and Eurodollar Borrowings does not exceed four (4). This Request for Borrowing shall serve as a Rollover Notice under Section 2.02(c) of the Loan Agreement, with respect to the CD Borrowing made on _______________, 199_____ ("Prior Advance"). This Rollover Notice is being submitted at least one (1) Business Day (if the Prior Borrowing was a CD Borrowing) or two (2) Eurodollar Business Days (if the Prior Borrowing was a Eurodollar Borrowing) prior to the termination of the Interest Period for the Prior Borrowing.

     The undersigned (in this representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VI of the Loan Agreement (except the last clause of Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Borrower is taking, or proposes to take with respect thereto):


                              PIER 1 IMPORTS, INC.



                              By:___________________________
                              Name:_________________________
                              Title:________________________

                                 EXHIBIT "E"

                REQUEST FOR BORROWING - EURODOLLAR BORROWING

                         Date:  ____________________

First Interstate Bank of Texas, N.A.
309 West Seventh Street
Fort Worth, Texas 76102

     Re:  Request For Eurodollar Borrowing

     This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) and Section 5.02(c) of that certain Revolving Credit Agreement ("Loan Agreement") dated as of December 15, 1995, by and between Pier 1 Imports, Inc., a Delaware corporation ("Borrower"), the Guarantors, the various financial institutions party thereto (Banks"), and First Interstate Bank of Texas, N.A. ("Agent"). Capitalized terms shall have the meanings assigned to them in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires. (Check applicable box below.)

[ ] [For New Borrowings] On this date the undersigned does hereby request that Banks make a Eurodollar Advances (i) in the aggregate principal amount of $___________ (such amount shall be in an integral multiple of $100,000.00), (ii) for the following Interest Period _______________ (one
(1) two (2) or three (3) months), (iii) on __________________, 199___ (which date shall be at least two (2) Eurodollar Business Days after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid CD Borrowings and Eurodollar Borrowings does not exceed four (4).

[ ] [For Rollover Notices] On this date the undersigned does hereby request a Eurodollar Borrowing (i) in the aggregate principal amount of $____________ (such amount shall be in an integral multiple of $100,000.00),
(ii) for the following Interest Period ____________ (one (1) two (2) or three (3) months), (iii) on _______________, 199___ (which date shall be at least two (2) Eurodollar Business Days after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid CD Borrowings and Eurodollar Borrowings does not exceed four (4). This Request for Borrowing shall serve as a Rollover Notice under Section 2.02(c) of the Loan Agreement, with respect to the (CD or Eurodollar) Borrowing made on _____________, 199____ ("Prior Borrowing"). This Rollover Notice is being submitted at least one (1) Business Day (if the Prior Borrowing was a CD Borrowing) and at least two (2) Eurodollar Business Days (if the Prior Borrowing was a Eurodollar Borrowing) prior to the termination of the Interest Period for the Prior Borrowing.

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VI of the Loan Agreement (except the last clause of Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Borrower is taking, or proposes to take with respect thereto):

                              PIER 1 IMPORTS, INC.



                              By:_______________________________
                                   Name:________________________
                                   Title:_______________________

                                 EXHIBIT F-1



                        BID REQUEST (BID RATE LOANS)



___________________________________
___________________________________
___________________________________

Attention:     ___________________
          Facsimile:  (___) _____________


     This instrument constitutes a Bid Request under, and as defined by, the Revolving Credit Agreement dated as of December 15, 1995 (as amended or modified and in effect from time to time, the "Loan Agreement") among the undersigned Pier 1 Imports, Inc. (the"Borrower"), the Guarantors, the various financial institutions party thereto, and First Interstate Bank of Texas, N.A., as Agent. Capitalized terms shall have the meanings set forth in the Loan Agreement unless otherwise provided herein or the context hereof requires otherwise.

     The Borrower hereby requests Bid Rate Loan(s), subject to the terms of the Loan Agreement, as follows:

     (a)  Borrowing Date (which is a Business Day):
          _______________________, 19___.(1)

     (b)  Aggregate principal amount of Bid Rate Loans requested:
          $_______________ (Maximum Request").(2)

     (c)  Number of Bid Rate Loans requested and principal amounts thereof:
          ____________ Bid Rate Loans in the amounts of $_____________,
          $__________ and $______________, respectively.

     (d)  Loan Period(s) and its/their maturity date(s):














----------------
     (1)  At least one (1) Business Day after the delivery of this Bid
Request.

     (2) Subject to the terms of the Loan Agreement, a minimum of $1,000,000 and, for amounts in excess thereof, an integral multiple of $100,000.


     Principal Amount(3)      Maturity Date(4)         Loan Period
----------------------------------------------------------------------------
---
$                                                                      Days
----------------------------------------------------------------------------
---
$                                                                      Days
----------------------------------------------------------------------------
---
$                                                                      Days
----------------------------------------------------------------------------
---

     The Borrower hereby represents and warrants that immediately following the making of the Bid Rate Loan(s) requested above:

     (1) the aggregate principal amount of all outstanding Committed Loans will be $_____________;

     (2) the aggregate principal amount of all outstanding Bid Rate Loans will be $___________;

     (3) the sum of items (1) and (2) above will be $____________, which is equal to or less than the Total Commitment of $____________.

     The Borrower hereby expressly confirms the representations and warranties deemed to be made by operation of Section 5.02(e) of the Loan Agreement.

     The Borrower agrees that if prior to the time of the Bid Rate Loan related hereto, any matter certified to, confirmed, represented or warranted herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.




















------------------
     (3) Subject to the terms of the Loan Agreement, a minimum of $1,000,000 and for amounts in excess thereof, an integral multiple of $100,000.

     (4) For each Loan Period, no earlier than seven (7) days after the Borrowing Date requested herein, and no later than the earlier of (a)_______ (_________) days after such Borrowing Date, and (b) the Termination Date.

     IN WITNESS WHEREOF, the Borrower has caused this Bid Request to be executed and delivered by its duly authorized officer this ___ day of ____________, 199___.

                              PIER 1 IMPORTS, INC.



                              By:___________________________________________
                                   Name:____________________________________
                                   Title:__________________________________

                                 EXHIBIT F-2



                                     BID
                                    FROM

              _______________________(1)
             (Contact Person:  _______________________________)
             (Telephone No.: __________________________________)


Pier 1 Imports, Inc.
301 Commerce Street
Fort Worth, Texas 76102

Attention:          __________________
               Facsimile:  (___) ___________


     This instrument constitutes an irrevocable Bid for a Bid Rate Loan under, and as defined by, the Revolving Credit Agreement dated as of December 15, 1995 (as amended or modified and in effect from time to time, the"Loan Agreement" among Pier 1 Imports, Inc., a Delaware corporation (the "Borrower"), the various financial institutions (including the undersigned (the"Bank")) party thereto, and First Interstate Bank of Texas, N.A., as Agent. Capitalized terms shall have the meanings assigned to them in the Loan Agreement unless otherwise provided herein or the context hereof requires otherwise.

     (1) The Borrower's related Bid Request inviting this Bid has requested Bid Rate Loan(s), subject to the terms of the Loan Agreement, in the aggregate principal amount of $______________ ("Maximum Request") with a Borrowing Date of ______________, 19___.

     (2) The Bank hereby offers to make the following Bid Rate Loan(s) on the Borrowing Date provided that the Borrower accept bids for such Loans up to $___________(2)















-------------
     (1) Name of Bank Submitting Bid

     (2) A minimum of $1,000,000, and for amounts in excess thereof, an integral multiple of $100,000, not exceeding the amount in (1).

     Principal Amount(3)      Maturity Date
                              of Loan Period           Bid Rate(4)
----------------------------------------------------------------------------
-
$                                                                     Days
----------------------------------------------------------------------------
-
$                                                                     Days
----------------------------------------------------------------------------
-
$                                                                     Days
----------------------------------------------------------------------------
-

     (3) The Bank acknowledges that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Loan Agreement, irrevocably obligate(s) the Bank to make the Bid Rate Loan(s) for which any offer(s) are accepted by the Borrower, in whole or in part, in accordance with the terms of the Loan Agreement.

Dated: _________________, 19___    ______________________________________(5)



                              By:___________________________________________
                              _

                              Name:_____________________________________

                              Title:____________________________________























-----------------
     (3) A minimum of $1,000,000 and, for amounts in excess thereof, an integral multiple of $100,000 for each Bid Rate (i.e., Portion) for each Loan Period.

     (4) Insert the rate of interest per annum (expressed to the nearest 1/10,000 of 1%). The interest rates shall be inserted in order of increasing value.

     (5) Name of Bank submitting Bid.

                                 EXHIBIT F-3


                        BID RATE LOAN ACKNOWLEDGMENT

_______________________________
_______________________________
_______________________________

Attention:          __________________
               Facsimile:  (___) _________


     This instrument constitutes a Bid Rate Loan Acknowledgment under, and as defined by, the Revolving Credit Agreement dated as of December ___, 1995 (as amended or modified and in effect from time to time, the "Loan Agreement") among Pier 1 Imports, Inc. (the "Borrower"), the Guarantors, the various financial institutions party thereto, and First Interstate Bank of Texas, N.A., as Agent. Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires.

     Pursuant to Section 2.03(c) of the Loan Agreement, the Borrower hereby confirms its [acceptance of the Bid] [acceptance of a Portion of the Bid] dated ___________, 19___, for the Bid Rate Loan to take place on __________, 19___, on the following terms:

     A.   Bid Rate Loan.

          1.   Principal Amount of
               Bid Rate Loan         $_____________________________________
                                     __

          2.   Bid Rate Loan
               Maturity Date          ________________________________,
                                     19___

          3.   Amount of, and Bid Rate
               for, each Portion

               [Bidding Bank]        $_______________ at            _______%
               [Bidding Bank]        $_______________ at            _______%
               [Bidding Bank]        $_______________ at            _______%

     B.   Bid Rate Loan.

          1.   Principal Amount of
               Bid Rate Loan         $_____________________________________
                                     ___

          2.   Bid Rate Loan
               Maturity date          ___________________________________,
                                     19___

          3.   Amount of, and Bid Rate
               for, each Portion

               [Bidding Bank]        $_______________ at            _______%
               [Bidding Bank]        $_______________ at            _______%
               [Bidding Bank]        $_______________ at            _______%

     C.   Bid Rate Loan.

          1.   Principal Amount of
               Bid Rate Loan         $_____________________________________
                                     ___

          2.   Bid Rate Loan
               Maturity date          ___________________________________,
                                     19___

          3.   Amount of, and Bid Rate
               for, each Portion

               [Bidding Bank]        $_______________ at            _______%
               [Bidding Bank]        $_______________ at            _______%
               [Bidding Bank]        $_______________ at            _______%


     The Borrower hereby confirms to Bank that the above-described Bid or Portion(s) thereof, were accepted or rejected in accordance with Section 2.03(c) of the Loan Agreement.

     The Borrower hereby further certifies and warrants that at the time hereof the applicable conditions precedent under Section 5.02 have been satisfied.

     The undersigned hereby confirms that the proposed Bid Rate Loan is to be made available to it in accordance with Section 2.03(e) of the Loan Agreement.

     The Borrower hereby represents and warrants that immediately following the making of the Bid Rate Loan(s):

     (1) the aggregate principal amount of all outstanding Committed Loans will be $______________;

     (2) the aggregate principal amount of all outstanding Bid Rate Loans will be $_______________;

     (3) the sum of items (1) and (2) above will be $_____________, which is equal to or less than the Total Commitment of $_____________.

     Except to the extent, if any, that prior to the time of the Bid Rate Loan related hereto the Agent has received written notice to the contrary from the Borrower, each matter certified to in the Bid Request related hereto shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     The Borrower has caused this Bid Rate Loan Acknowledgment to be executed and delivered, and the certification and warranties contained herein to be made, by its Responsible Officer this ____ day of __________________, 199__.



                              PIER 1 IMPORTS, INC.


                              By:___________________________________________
                              _

                              Name:______________________________________

                              Title:_______________________________________

EXHIBIT "G"

                        TO REVOLVING CREDIT AGREEMENT
                   BETWEEN PIER 1 IMPORTS, INC., ET AL AND
                 FIRST INTERSTATE BANK OF TEXAS, N.A., ET AL


                                    None

                                 EXHIBIT H"

                        TO REVOLVING CREDIT AGREEMENT
                  BETWEEN PIER 1 IMPORTS, INC., ET AL, AND
                 FIRST INTERSTATE BANK OF TEXAS, N.A., ET AL

                                 EXHIBIT "I"

                        TO REVOLVING CREDIT AGREEMENT
                  BETWEEN PIER 1 IMPORTS, INC., ET AL, AND
                 FIRST INTERSTATE BANK OF TEXAS, N.A., ET AL


     Distribution centers used by Pier 1 Imports (U.S.), Inc., either as owner or tenant, located in Fort Worth, Texas, Los Angeles, California, Chicago, Illinois, Savannah, Georgia, Columbus, Ohio, and two locations in Baltimore, Maryland, contain underground storage tanks.

                                 EXHIBIT J"

                          ASSIGNMENT AND ACCEPTANCE

                                             Dated:  ______________, 19_____

     Reference is made to the Revolving Credit Agreement dated as of December 15, 1995 (as amended from time to time, the "Loan Agreement") among PIER 1 IMPORTS, INC. a Delaware corporation, (the "Borrower"), the Guarantors, the Banks named therein, and FIRST INTERSTATE BANK OF TEXAS, N.A., as Agent. Capitalized terms not otherwise defined herein shall have the meanings specified in the Loan Agreement.

     _____________, acting as one of the Banks referred to in the Loan Agreement (the "Assignor"), and ____________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to a portion of the Assignor's rights and obligations as of the date hereof under the Loan Agreement and the other Loan Documents sufficient to give the Assignee the percentage interest specified in Section 1 of Schedule 1 hereto of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. Such sale and assignment shall [include] [exclude] a proportionate share of the loan facility fee previously paid to Assignor pursuant to Section 2.04 of the Loan Agreement, [the amounts of such proportionate shares being specified in Section 2 of Schedule 1 hereto].
After giving effect to such sale and assignment, the respective Commitments of and amounts of the Loans owing to the Assignor and the Assignee will be as set forth in Section 3 of Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it (a) is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (b) to its knowledge
(1) there exists no Event of Default, or event which with the giving of notice or the passage of time or both, would constitute and Event of Default and (2) it has not waived any material provision of any Loan Document; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by another Person in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) will deliver the Note issued to it pursuant to the Credit Agreement to the Agent concurrently with the presentation hereof to the Agent for acceptance and requests that, upon receipt of such Note, the Agent shall exchange such Note for a new Note [new Notes] payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto [and the Assignor in an amount equal to the Commitment retained by the Assignor under the Loan Agreement, respectively], as specified in Section 4 of
Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any other of the Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Bank; and (vi) specifies as its domestic lending office (and address for notices) and Eurodollar lending office the offices set forth in Section 5 of Schedule 1 hereto; and (vii) represents that it is either (y) a corporation organized under the laws of the United States, a state thereof or the Distinct of Columbia or (z) presently entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to the Loan Agreement (A) under an applicable provision of a tax convention or treaty to which the United States is a party or (B) because it is acting through a branch, agency or office in the United States and any payment to be received by it under the Loan Agreement is effectively connected with a trade or business in the United States.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for the approval of [the Borrower] the Agent and acceptance by the Agent, and the effective date of this Assignment and Acceptance (the "Effective Date") shall be the date on which such approval and acceptance has occurred.

     5. Upon the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     6. From and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments and fundings under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of law principles thereof) and applicable federal law. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Assignment and Acceptance shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized effective as of the date first above written.


Attachments:                       ASSIGNOR:
Schedule 1
                                   _________________________________________

                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                                   ASSIGNEE:

                                   _________________________________________

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

Approved this ____ day of _____________________, 199__.

                                   PIER 1 IMPORTS, INC.



                                   By:_______________________________________
                                     Name:___________________________________
                                     Title:__________________________________


                                   FIRST INTERSTATE BANK OF TEXAS, N.A., as
                                   Agent



                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                  SCHEDULE
                                     to
                          Assignment and Acceptance
                        Dated _____________, 199____.


Section 1.

     Percentage Interest acquired by Assignee     ________________
     relative to all Banks


Section 2.

1.   Assignee's proportionate share of loan
     origination fee previously paid to Assignor pursuant to Section 2.04 of the Loan Agreement:
$_______________


Section 3.

1.   Assignee's Acquired Interest.

     Assignee's Commitment:                       $_________________________

     Aggregate outstanding principal
     amount of Loans owing to the Assignee:            $____________________

2.   Assignor's Retained Interest.

     Assignor's Commitment:                       $_________________________

     Aggregate outstanding principal
     amount of Loans owing to the Assignor:            $____________________


Section 4.

1. A Note payable to the order of the Assignee in the principal amount of $________.

2. A Note payable to the order of the Assignor in the principal amount of $______.


Section 5.


     Domestic Lending Office       Eurodollar Lending Office



     ________________________      ______________________

     ________________________      ______________________

     ________________________      ______________________

                                 Exhibit "L"

                         ACCEPTANCE CREDIT AGREEMENT


First Interstate Bank of Texas, N.A.
P.O. Box 3326
Houston, Texas  77253

Attention:  International Banking Department

Gentlemen:

     From time to time we shall deliver to you, for acceptance at your option, drafts drawn on you by us at a maximum of six (6) months' sight (each such draft delivered to you for acceptance being herein called a "Draft"), the aggregate face amount of accepted and outstanding Drafts not to exceed at any time the lesser of (i) $____________________, and (ii) such limitations on extensions of credit which are set forth in that certain ___________________________________ ___________________________ dated
________________________, 19____, between you and us, as the same has heretofore been, and may hereafter be, amended, supplemented, or otherwise modified from time to time (the "Credit Agreement"). Simultaneously with such delivery we shall deliver to you a duly executed and completed transmittal letter in a form satisfactory to you.

     We hereby request you to accept and discount each Draft (all such Drafts which are accepted being herein called a "Credit"), in your discretion in each instance, and in consideration of your so doing we hereby warrant and agree as follows:

     1. Credit. We warrant that: (a) each Credit will arise from one of more transactions which either (i) arise out of the current shipment of goods between countries or within the United States, or (ii) arise out of the storage within the United States of goods under contract of or expected to move into the channels of trade within a reasonable time and that are secured throughout their life by a warehouse receipt or similar document conveying title to the underlying goods; (b) the proceeds of the sale of any such goods will forthwith be applied in liquidation of such Credit; (c) the total amount of each Credit shall at no time exceed the lesser of (i) the market value of such goods or (ii) the amount contracted for in any bona fide transaction (other than a transaction between us and our agent(s) with respect to such goods; and (d) the undersigned shall have, or with the proceeds of each Credit will forthwith obtain, god title, free of all liens and claims, other than your interest hereunder to the documents and goods not delivered to you and any proceeds thereof, in trust for you as property on the understanding that upon your request, the undersigned shall surrender any such documents, goods or proceeds thereof, in whatever form they may be, to you to be applied, dealt with or disposed of as hereinafter provided. Each delivery by us of Drafts for acceptance hereunder shall be accompanied by such information as you may require concerning such Drafts and the transaction(s) to which they relate.

     2. Discount; Commission; Interest. In discounting each Draft hereunder, you may deduct a discount, computed on the face amount of such Draft for the period from the date of discount until maturity, at a rate equal to the sum of (a) your then-current discount rate for bankers' acceptances plus (b) such commission rate as you may reasonably establish, but not to exceed the maximum rate of non-usurious interest or discount allowed by law. We shall pay to you the face amount of each such Draft on demand but in any event and without demand in federal funds on its maturity date (or in clearing house funds not later than one business day prior to maturity). In addition we shall pay to you, on demand, (A) interest, at such rates as you may reasonably establish (but not to exceed the maximum rate of non-usurious interest or discount allowed by law), on the face amount of each Draft from maturity until payment by us of such face amount, and (B) all liabilities, charges and expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by you in connection with each Draft or this Agreement or the enforcement of either of them. All discount, commission and interest charges shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days unless such basis shall result in a usurious rate of interest or discount, in which event it shall be computed on the basis of a year of 365 or 366 days, as the case may be. All amounts payable by us under this Agreement shall be paid at your above address and may at your discretion be charged by you to any deposits or other funds then or thereafter held by you for your account or otherwise owing by you to us.

     3. Interest. Notwithstanding anything to the contrary herein or in any other agreement entered into in connection herewith, (i) the aggregate of all considerations which constitute interest under law applicable to you that is contracted for, taken, reserved, charged or received in connection with this Agreement or the Drafts shall under no circumstance exceed the maximum amount allowed by such applicable law and any excess shall be refunded by you to us; and (ii) in the event that our obligation to pay to you the amount of any draft is accelerated or demanded for any reason prior to the maturity of such draft, then such consideration that constitutes interest under law applicable to you may never include more than the maximum amount allowed by such applicable law and any excess shall be refunded by you to us.

     4. Bills of Lading; Insurance; Other Documents. We agree that you and any of your correspondents may receive and accept as "bills of lading" under the Credits, any documents issued or purporting to be issued by or on behalf of any carrier which acknowledge receipt of property for transportation, whatever the specific provisions of such documents, and that the date of each such document shall be deemed the date of shipment of the property mentioned therein; and that you may receive and accept as documents of insurance either insurance policies or insurance certificates. You may receive and accept as sufficient and controlling the description of the property contained in the invoice, and may receive and accept bills of lading, insurance and other documents, however variant in description from that contained in the invoice. You and any of your correspondents may receive and accept bills of lading containing stamped, written or typewritten provisions thereon, whether or not signed or initialed, and you and any of your correspondents may assume conclusively that the same were placed with authority on the bill of lading at the time of its signing and issuance by the steamship company or carrier or any agent thereof.

     5. Default; Remedies. If we shall fail to pay, when due, any amount payable hereunder and you are unable to extend a Revolving Loan (as defined in the Credit Agreement) in cash, in accordance with the terms and restrictions of the Credit Agreement, to satisfy such payment obligation or with respect to any other Liabilities or to perform any other obligation to you, or if we or any of our property shall become subject to an order of any court or any other legal process or restraint or to any adverse claim that you shall deem material, or if you shall feel insecure for any reason whatsoever, such event shall constitute a Default hereunder. Upon Default you may, at your sole discretion and without notice to us, exercise any or all rights and remedies available to you hereunder, under any other agreement or instrument evidencing or relating to any of the Liabilities or Collateral, or under applicable law. Without limiting the foregoing, upon Default you may, to the fullest extent permitted by applicable law, without presentment, demand, notice of intent to accelerate, notice of acceleration, notice of dishonor or other notice, protest, advertisement, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral, (b) sell any or all of the Collateral, free of all rights and claims of the undersigned therein and thereto, at any public or private sale or broker's board, (c) bid for and purchase any or all private sale or broker's board, (c) bid for any purchase any or all of the Collateral at any such sale or broker's board, (d) apply any of the Collateral to the payment of expenses in connection with the Collateral and the enforcement of this Agreement, including reasonable attorneys' fees and legal expenses, and apply any balance thereof toward the payment of such of the Liabilities, and in such order of application, as you may elect. If any notification by you of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least five (5) days before such disposition, postage prepaid, addressed to us in accordance with paragraph 15 hereof.

     6. Goods; Documents; Proceeds. We warrant that, at the time of delivery to you of each Draft, we shall have, or with the proceeds of such Draft will obtain, good and free title to the goods and documents involved in the transaction(s) to which such Draft related, and we agree that we shall hold such goods and documents, or any proceeds thereof, in trust for you as your property, and we shall deliver to you on request such goods and documents, and any proceeds thereof, in whatever form they may be, to be applied to the payments of the Liabilities.

     7. Correspondent. In the event that you shall utilize the services of any correspondent in connection with any transaction relating to this agreement or any Draft, or if any other bank shall in any manner participate in any such transaction, each such correspondent or other bank shall, subject only to your rights hereunder, have all of your rights and remedies hereunder, and, if you shall have selected such correspondent or bank with ordinary care, you shall have no responsibility or liability to us for any acts or omissions of any such correspondent or bank.

     8. Responsibility; Etc. Neither you nor your correspondents shall be responsible for the existence, character, quality, quantity, condition, packing, value, or delivery of the property purporting to be represented by documents; any difference in character, quality, quantity, condition, or value of the property from that expressed in documents; the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the property to which the Credits relate; the character, adequacy, validity, or genuineness of any insurance; the solvency or responsibility of any insurer, or for any other risk in connection with insurance, any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping or storage thereof; the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; delay in arrival or failure to arrive of either the property or any of the documents relating thereto; delay in giving or failure to give notice of arrival or any other notice; any breach of contract between the shippers, vendors, consignees or buyers and the undersigned; compliance with our circumstances resulting from any laws, customs and regulations which may be effective in countries of negotiation or payment of the Credits; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher. Nor shall you be responsible for any act, error, neglect or default, omission, insolvency or failure in the business of any of your correspondents or for any refusal by you or any of your correspondents to pay or honor drafts drawn under the Credits because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter in force, or for any other matter beyond your control; and none of the above shall affect, impair, or prevent the vesting of any of your rights or powers hereunder, or our obligations hereunder. In furtherance and extension and not in limitation of the specific provisions herebefore set forth, we agree that any action taken by you or by any of your corespondents under or in connection with the Credits or the relative documents or property, if taken in good faith, shall be binding on the undersigned and shall not put you or your correspondents under any resulting liability to the undersigned and the undersigned makes like agreement as to any inaction or omission, unless in breach of good faith. The undersigned further agrees to defend, indemnify, and hold you harmless from any and all losses, claims, demands, expenses, and liabilities (including attorney's fees), actions, or suits which may arise against you, or any of your correspondents, by reason of any action taken pursuant to this agreement.

     9. Licenses and Permits; Taxes; Insurance; Liens; Etc. We shall take all actions, including, but not limited to obtaining all licenses and permits, complying with all applicable laws and regulations, and paying all taxes, duties, levies, fees and shipping and warehouse costs, necessary in order to effect the timely and orderly completion of the transaction(s) to which the Drafts relate. We shall keep all goods constituting Collateral adequately covered by insurance satisfactory to you, issued by companies satisfactory to you, and at your request we shall assign the policies or certificates of insurance to you or make the loss or adjustment payable to you. We shall furnish to you such certificates or other evidence with respect to any of the foregoing as you may request. We shall keep the Collateral free from all other liens and claims and shall, at any time or from time to time upon your request, execute and deliver to you such further security agreements, financing statements and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by you), and do such other acts and things, all as you may require in order to perfect and maintain a valid security interest in the Collateral (free of all other liens and claims) to secure the payment of the Liabilities.

     10. Indemnity. Except for your liability on any Draft arising by virtue of your acceptance thereof and except for any liability resulting from your own gross negligence or willful misconduct, you shall have no responsibility for, and we shall indemnify you against and hold you harmless from each and every claim, demand, liability, loss, costs or expense to which you may be subjected or which you may incur arising out of any transaction or contract to which any Draft relates, or any goods or documents involved therein or any act or omission by you in connection with any of the foregoing or otherwise hereunder.

     11. Cancellation. This Agreement shall continue in full force and effect until cancellation by either party upon ________ days written notice to the other party; provided, however, notwithstanding any cancellation of this Agreement, this Agreement shall continue to apply to any Drafts accepted by you prior to the effective date of such cancellation and to all Liabilities existing at such date whether or not then due and payable.

     12. Assignability. You may assign or transfer this Agreement, or any instrument evidencing our obligations hereunder or on any Draft, and any of your interest in any of the Collateral, and may deliver the same to any transferee, who shall thereupon become vested with all of your rights and remedies with respect to any of the foregoing, and you shall thereafter be relieved and discharged from any and all responsibility and liability with respect thereto. We shall not transfer any rights or duties under this Agreement without your prior written consent.

     13. Waiver. No delay on your part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by you of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. You shall not be deemed to have waived any of your rights hereunder unless you or your duly authorized agent shall have signed an express waiver thereof in writing. No such waiver shall, unless expressly stated herein, be effective as to any transaction or event which occurs subsequent to the date of such waiver, nor as to any continuance of any breach.

     14. Notices. Any notice to you hereunder or in connection herewith shall be addressed as above and be effective when received by you. Any notice to us shall be effective when given or sent by mail, cable, telephone or otherwise to us at the most recent address or telephone number which may from time to time appear with respect to us on your records, with the same effect as if the same were actually delivered to and received by us in person. The term "notice" when used in this Agreement shall include any request, demand or other communication.

     15. Successor and Assigns; Etc. This Agreement shall be binding upon us and our respective heirs, successors and assigns and shall inure to the benefit of you and your successors and assigns. Our obligations hereunder, and your rights and remedies provided for herein (each of which you may, except as expressly otherwise specified herein, exercise at any time and from time to time) shall be in addition to and not in limitation of, those provided by law or in any other instrument or agreement relating to any of the Liabilities or Collateral.

     16. Governing Law. THIS AGREEMENT AND EACH OF THE DRAFTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     17.  Severability.   Wherever possible, each provision of this Agreement
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of the prohibition or invalidity without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     Dated as of this _______ day of ________________________, 19______.



     ______________________________________________________________




     By:  ________________________________________________________

          (Authorized Signature)

Agreed to and Approved by:

FIRST INTERSTATE BANK OF TEXAS, N.A.

By:  _____________________________________

First Interstate Bank of Texas, N.A.
P.O. Box 3326
Houston, Texas  77253

Gentlemen:

     This letter shall be construed as an addendum ("Addendum") to that Acceptance Credit Agreement ("Agreement") dated ____________________________
 , 19________, between ourselves and First Interstate Bank of Texas, N.A., of Houston, Texas, and the terms and conditions set forth herein shall by this reference be considered as fully incorporated in this Agreement.

RECITALS.

     From time to time we are required in the ordinary course of our business to deliver to you Drafts for acceptance on relatively short notice and we wish to establish procedures to facilitate the reasonably prompt delivery of Drafts and acceptance of Drafts upon instructions forwarded by us in writing, by telephone, photocopies, telecopies or facsimiles, or our computer generated requests (herein called the "Instructions").

CONSTRUCTION; DEFINITIONS.

     When in conflict with the provisions of the Agreement, the provisions as set forth in this Addendum shall govern the Agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

OPERATION.

     1. We shall provide you with blank pre-signed Drafts in the form of Exhibit A attached hereto.

     2. We shall give you Instructions not later than 11:30 a.m. Houston, Texas, time on the day we desire the Draft(s) to be completed and accepted ("Acceptance(s)"), providing you with the following information:

          a.   Amount(s)

          b.   Tenor of draft(s)

          c.   General description of goods to be imported or exported

          d.   Country of origin

          e.   Country of destination

          We hereby authorize and direct you to complete the blank pre-signed Drafts and accept such completed Drafts upon your receipt of the Instructions (containing the above information).

     3. Those individuals designated on Exhibit B attached hereto are authorized to (i) issue Instructions and (ii) to act pursuant to Instructions and the Agreement and this Addendum; and you shall be entitled to rely on any Instructions purported to be given by any of such individuals until the manager of your International Department has received written revocation of an individual's authority to act.

     4. We shall provide you with follow-up confirmation of all Instructions, on a transmittal letter in the form of Exhibit C attached hereto, no later than the business day following the date of the Acceptance(s).

RESPONSIBILITY.

     You shall be entitled to rely and act upon any Instructions without making independent inquiry. You shall be entitled to rely upon and act upon the Instructions to create Acceptances and we shall be bound thereby. Once you have acted on Instructions, we shall be unconditionally and absolutely estopped from denying (a) the authenticity and validity of any such transaction so acted upon by you once you have taken the action requested in such Instructions and (b) our liability and responsibility therefor. We agree to indemnify and hold you, your parent company, subsidiaries and affiliates, and your and their directors, officers, employees, attorneys and agents, harmless from any and all claims, damages, losses, liability, costs and expenses (including reasonable attorneys' fees) which may arise, directly or indirectly, out of or in connection with (i) your acceptance of any Instructions such as provided herein, (ii) your acting upon any such Instructions, and (iii) all Drafts or Acceptances. You, your parent company, subsidiaries and affiliates, and your and their directors, officers, employees, attorneys and agents shall be under no liability to us or any of our subsidiaries or affiliates for any action or failure to act, taken or suffered, except for your or their own gross negligence or willful misconduct. You, your parent company, subsidiaries and affiliates, and your and their directors, officers, employees, attorneys and agents, shall not be responsible in any respect for inaccuracies, errors, omissions, interruptions, or delays in transmission or delivery of any message which may arise out of or be created by equipment failure and we agree that all directions, Instructions and correspondence relating to Drafts and Acceptances are to be sent at our risk.

CANCELLATION.

     This Addendum shall continue in full force and effect concurrently with and shall terminate on the date of cancellation of the Agreement to which it relates; provided, however, this Addendum may be amended, modified, or cancelled independently of the Agreement; provided further that this Addendum may not be amended or modified except in writing signed by the parties hereto; provided further that this Addendum may be cancelled by either party upon _____ days written notice to the other party; provided, however, notwithstanding any cancellation of the Addendum, this Addendum and the relevant Agreement shall continue to apply to any drafts accepted by you prior to the effective date of such cancellation and to all Liabilities existing at such date whether or not then due and payable.

GOVERNING LAWS.

     THIS ADDENDUM AND EACH OF THE DRAFTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     __________________________________



     By:_______________________________
          Title:


ACCEPTED:

FIRST INTERSTATE BANK
OF TEXAS, N.A.

By:________________________

                                 Exhibit "B"

First Interstate Bank of Texas, N.A.
P.O. Box 3326
Houston, Texas   77253

     Re:  Authorized Personnel
Gentlemen:

     The below listed individuals are authorized to give instructions by telephone to create Banker's Acceptances on behalf of our firm. You shall be entitled to rely on instructions given by any individual identifying himself/herself as a person whose name appears below:

                    Name                       Title











     __________________________________



     By:_______________________________
          Title:

                       CONFIRMATION TRANSMITTAL LETTER

TO:  First Interstate Bank of Texas, N.A.
     P.O. Box 650291
     Dallas, Texas  75265-0291
     Attn:     International Banking Department


Gentlemen:

     Pursuant and subject to the Acceptance Credit Agreement dated _______________, 19__ and that certain Addendum thereto dated
________________, 19__, this is to confirm our telephone/Fax instructions to you on _________________, 19__, requesting you to create and discount the following Banker's Acceptance(s):


    Date
                Amount
      All-In
                              Rate
        Tenor
                                          (Days)
     Maturity
                                                        Date
covering shipment(s) of:

    Goods
                 From
                               To
          B/L
                                           Date
       Invoice
                                                     Value (US)

     We hereby confirm all warranties and agreements concerning such Banker's Acceptance(s) and the transactions to which they relate made by us in the aforesaid Acceptance Credit Agreement and Addendum.

     In discounting each Banker's Acceptance you were instructed to pay the discounted proceeds to:




     At maturity of each Banker's Acceptance, please charge our account number ________ with you.


Dated:    __________________, 19__


                                   By:__________________________________

                                 Exhibit "M"

                    CONTINUING LETTER OF CREDIT AGREEMENT

     THIS AGREEMENT is made as of the _____ day of _____________, 19__ between ____________ (herein called the "Company"), and FIRST INTERSTATE BANK OF TEXAS, N.A., a Texas banking corporation (herein called the "Bank").

                               R E C I T A L S

A. From time to time the Company is required in the ordinary course of its business to obtain on relatively short notice certain Letters of Credit ("Credits" and individually a "Credit"), and amendments thereto and extensions thereof, in favor of its suppliers, and it wishes to establish procedures to facilitate the reasonably prompt issuance, amendment and extension of Credits by the Bank upon instructions transmitted to the Bank by means of the Company's computer generated, or properly authenticated original or telefax requests pursuant to procedures established by and between the Bank and Company (herein collectively called an "Application"). Original or telefax requests must be submitted to the Bank on the Bank's standard application and agreement from (shown as Exhibits B-1 and B-2 attached hereto as hereinafter defined).

B. The Bank will issue Credits, amendments thereto and extensions thereof, at the request of the Company upon receipt of and in accordance with an Application, subject to the terms and conditions herein set forth and the terms and conditions of any other written agreements with the Company.

In consideration of the foregoing recitals, the mutual covenants and agreements hereafter contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows, intending to be legally bound:

1. The Letters of Credit. Upon receipt of the Company's Application, but in the Bank's sole discretion, the Bank shall issue Credits for the account of the Company provided that the Company shall be primarily obligated to pay amounts owing in respect of each such Credit. Such obligation to pay shall be in form and substance satisfactory to the Bank.

2. Company's Application. The Company hereby authorizes the Bank to issue Credits, amendments thereto and extensions thereof upon receipt of an Application as to the amount, the beneficiary and the terms communicated to (and received by) the Bank from Company by means of an Application. Any such request communicated to the Bank by Company must be authorized by a person as shown on the List of Authorized Persons included as Exhibit "A" attached hereto. For each application sent by telefax, Company agrees to forward the original signed application marked "CONFIRMATION OF TELEFAX" to the Bank not later than the third (3rd) business day after the telefax transmittal date.

3. Company's Covenants. Regardless of the form of an application used by the Company as to each Credit issued hereunder or pursuant hereto, the Company, so long as such Credit remains outstanding and the Company's obligations in respect thereof have not been fully, finally and indefeasibly paid, the Company shall be bound by the terms and conditions of the Bank's "Application and Agreement for Commercial Letter of Credit" (shown as Exhibit B-1 attached hereto), or Bank's Application for Irrevocable Standby Letter of Credit" (shown as Exhibit B-2 attached hereto) whichever shall apply, which terms and conditions are incorporated herein by this reference as though fully set forth herein and constitute legal, valid, binding and enforceable obligations of the
     Company.   In the event of an actual conflict in the terms and provisions of this Agreement and Exhibit B-1 or Exhibit B-2 hereto, the terms and provisions of this Agreement shall control.

4. Responsibility. The Bank shall be entitled to rely, and act, upon any Application without making independent inquiry. The Bank shall be entitled to rely upon an act upon the Application to issue a Credit or any amendment thereto or extension thereof, and the Company shall be bound thereby. Once the Bank has acted upon an Application, the Company shall be unconditionally and absolutely estopped from denying (a) the authenticity and validity of any such transaction so acted upon by the Bank once the Bank has taken the action requested in such Application, and (b) the Company's liability and responsibility therefor. The Company agrees to indemnify and hold the Bank harmless from any and all claims, damages, losses, liability, costs and expenses (including reasonable attorneys' fees) which may arise, directly or indirectly, out of or in connection with (i) the Bank's acceptance of any such Application as provided herein, (ii) its acting upon any such Application, and (iii) all Credits. The Bank, its directors, officers, employees, and agents shall be under no liability to the Company or any of their suppliers for any action or failure to act, taken or suffered, except for its or their own gross negligence or willful misconduct. IN NO EVENT SHALL THE BANK BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES. The Bank shall not be responsible for delays in transmission or delivery of any message which may arise out of or be created by equipment failure. All directions, Applications and correspondence relating to Credits which are sent at Company's request are sent at Company's risk.

5. Change of Time Limits. A change in the original time limit or any other terms originally specified in the Credits, at the Bank's sole option, upon application of the Company, may be granted by the Bank's correspondents, whereupon all the terms hereof shall continue in full force and effect in accordance with such change without releasing any party to such Credits hereto or any party upon any acceptance made hereunder.

6. Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce. Any Credit or instruction of the Company, in the discretion of the Bank or its correspondents, may be made subject to and interpreted by them in accordance with the "Uniform Customs and Practice for Documentary Credits" of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations or customs prevailing at the place where any Credit or instruction of the Company is available or the drafts are drawn or negotiated.

7. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns, except that the Company may not assign its rights, duties, obligations or benefits hereunder.

8. Severability. In the case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected thereby and such invalid, illegal or unenforceable provision shall be deemed to be stricken herefrom.

9. Governing Laws; Authorization. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, except to the extent that the federal laws of the United States of America may apply. Those individuals designated on Exhibit "A" attached hereto are authorized to transmit Applications on behalf of Company and to act pursuant to Applications and this Agreement, and the Bank shall be entitled to rely thereon until the Bank has received written revocation of a person's authority to act.

10. Cancellations. This Agreement and Exhibits "A", "B-1", and "C" hereto shall remain in full force and effect until canceled by either party upon ten (10) business days written notice to the other party; however, such cancellation in no way shall affect this Agreement, the terms and conditions herein or in Exhibit "A", "B-1", "B-2" or "C" contained herein in respect of any Credits then outstanding or the obligations and liabilities therefore incurred hereunder or thereunder, whether or not then due or payable.

11. Jurisdiction and Venue. The Bank may enforce any claim arising out of this Agreement in the courts of the State of Texas or the United States District Courts located in the State of Texas. For the purpose of any action or proceeding instituted in the courts of or located in the State of Texas, with respect to any such claim, the Company hereby irrevocably and unconditionally accepts for itself and in respect of its property and submits to the nonexclusive jurisdiction of the courts of the State of Texas and the United States District Courts located in the State of Texas. The Company irrevocably designates the following individual, with offices on the date hereof as designated, to receive for and on behalf of the Company, service of process in Texas:

               ___________________________
               ___________________________
               ___________________________
               ___________________________

12. Increased Costs/Capital Adequacy. If after the date hereof, the Bank shall have determined that (a) the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, of (b) compliance by the Bank with any direction, requirement or request (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of (1) increasing the cost of issuing, maintaining, confirming or participating in Letter of Credit, or (2) reducing the Bank's rate of return on its capital to a level below that which it could have achieved but for such change or compliance (taking into account the Bank's policies regarding capital adequacy), then from time to time, beginning with transactions occurring on or after a date fifteen (15) days after written notice from the Bank to Company, the Company shall pay to the Bank such additional amounts as will compensate the Bank for such costs or reduction, as the case may be.

13. Fees. Unless otherwise agreed upon by Bank in writing, Company shall pay to Bank, on or before the due dates specified by Bank, the fees set forth for International Banking Services in accordance with the fee schedule attached hereto as Exhibit "C" and made a part hereof, as the same may be amended from time to time. Any amount due and owing from Company hereunder shall bear interest from the due date thereof as such lawful rate as Bank shall determine.

14. NOTICE AND ACKNOWLEDGMENT OF NO ORAL AGREEMENTS. THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS EXTENSION OF CREDIT CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS EXTENSION OF CREDIT.

AS WITNESS, the hands of the parties or their duly authorized representatives, the date and year first above written.


                              ____________________________________

                              By:_________________________________

                              Title:________________________________

                                     - THE COMPANY -

                              FIRST INTERSTATE BANK OF TEXAS, N.A.

                              By:_________________________________

                              Title:________________________________

                                     - THE BANK -


Exhibits:
A:   Authorized Signatures
B-1: Application and Agreement for Commercial Letter of Credit
B-2: Application and Agreement for Standby Letter of Credit
C:   Schedule of Fees for International Banking Services

                                 EXHIBIT "A"

                                                Date:_______________, 19____


First Interstate Bank of Texas, N.A.
1445 Ross Avenue
Dallas, Texas  75202


     Re:  Continuing Letter of Credit Agreement dated ____________, 19__.

Gentlemen:

     In accordance with the provisions of the above referenced Continuing Letter of Credit Agreement, following is a list of persons authorized to sign applications, amendments, or extensions thereof, and give facsimile instructions for the issuance, amending, or extension of letters of credit issued by yourselves for our account. You are hereby specifically authorized to rely upon the original and/or facsimile signature of each of the individuals as shown below. This list is effective immediately and shall remain in effect until we notify you otherwise in writing.

                         LIST OF AUTHORIZED PERSONS
  TYPED NAME
            TITLE           SPECIMEN SIGNATURE

                                   Sincerely yours,

                                   ____________________________________

                                   ____________________________________
                                   (Typed Name of Authorized Signer)

                                   ____________________________________
                                   (Title)

                                   ____________________________________
                                   (Signature of Authorized Signer)

          APPLICATION AND AGREEMENT FOR COMMERCIAL LETTER OF CREDIT


Please issue an irrevocable letter of credit substantially in accordance with this application and transmit it as indicated below (by"X"). In issuing the Credit you are expressly authorized to make such changes from the terms herein below set forth as you, in your sole discretion, may deem advisable provided that no such changes shall vary the principal terms hereof.

[ ] Through your correspondent for delivery to the beneficiary by
    [ ] Airmail     [ ] Brief Cable  [ ] Full Cable

[ ] To us for transmission to the beneficiary
[ ] Directly to the beneficiary
[ ] Transferable


ADVISING BANK:                       For Account of





BENEFICIARY:                         Up to Aggregate AMOUNT of:


                                     EXPIRY DATE (In country of the
                                     beneficiary unless otherwise
                                     indicated):



To be available by draft(s)

     Drawn at [ ] Sight [ ] _______ Days Sight [ ] ______ Days date (Draft(s) dated same as bill of lading date)

     Drawn on FIRST INTERSTATE BANK OF TEXAS, N.A., ___________________% of invoice value

           or

     Drawn on __________________________________________________________
(Overseas bank if credit in foreign currency) for _________% of invoice value.


     Indicating the number of this credit and the name of the issuing bank. For drafts on term basis, discount charges for account of: [ ]
Beneficiary   [ ] Applicant.

When accompanied by the following documents (at least in duplicate unless otherwise specified, and you may, at your option, waive presentation of draft(s):

     DOCUMENTS REQUIRED AS CHECKED (X).

     [ ] Commercial Invoice:  Original and _____ copies.
     [ ] Customs Invoice:  Original and ______ copies.

     [ ] Negotiable insurance policy or certificate, in duplicate, for CIF value, plus _____%, covering [ ] ALL RISKS,
        [ ] WAR RISKS, [ ] S.R.C.C.

     CLEAN TRANSPORT DOCUMENT AS CHECKED (X) - Full set of originals unless otherwise indicated [ ] on-Board Marine Bill of Lading, [ ] Air Waybill.

       [ ] Truck, [ ] Rail, [ ] Barge, [ ] Postal Receipt, [ ] Other
 __________________________________________________________
          Consigned to/To the Order of ______________________________________
          Marked/Notify _____________________________________________________
          Marked Freight, [ ] Paid [ ] Collect _________________
          Dated latest: ___________________________________________
                                (Latest shipment date)
       [ ] Packing List [ ] Certificate of Origin  [ ] Certificate of Weight
       [ ] Other    _________________________________________________________

                    _________________________________________________________

                    _________________________________________________________

     COVERING: Merchandise described in the invoice(s) as (specify commodity in general terms only, omitting non-essential details):



Invoices must substantially include the above description, but only general description of the commodity will be required in remaining documents. You will not be responsible for descriptive matter included in any document additional to the description so required for such document.

Unless otherwise stated herein, you may authorize the negotiating/paying bank to forward all documents in a single mailing.

Documents must be presented to negotiating or paying bank within [ ] _______ days [ ] 21 days after date of issuance of the document evidencing shipment as specified above, but in no event later than expiry date above.

Insurance effected by [ ] Shipper [ ] Applicant with ________________________
                                                      (Name of company writing
                                                          insurance)

Terms:    [ ] FAS   [ ] FOB   [ ] CFR   [ ] CIF   [ ] FCA   [ ] EXW   [ ] CIP
          [ ] OTHER _______________________________________
                        (Name of port or city)

SHIPMENT/DISPATCH/TAKING
IN CHARGE FROM/AT



TRANSPORTATION TO:


PARTIAL SHIPMENTS   [ ] ALLOWED   [ ] NOT ALLOWED

TRANSSHIPMENTS [ ] ALLOWED   [ ] NOT ALLOWED

    Unless otherwise instructed, documents will be forwarded to us in one airmail.

The obligations hereunder are (check one) (     ) secured (     ) unsecured
except as noted on reverse. If no selection is indicated, the obligations hereunder are secured. To the extent allowed by law, the parties hereto agree to be bound by the terms of the following notice:

THIS WRITTEN AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please date and sign below. If two or more parties are applicants, all such applicants should sign below and the name and address of the "Account Party" and the "Designated Party" should be completed below. Such should also be completed if a single applicant (other than a bank) is neither the account party nor the designated party. If a bank is requesting issuance of the credit, the bank should sign as applicant and its customer should sign as the "Account Party" and the bank should be designated as the "designated Party," in addition to being the Applicant. All signatures should be executed on the original of this Agreement.

The undersigned ("Applicants") jointly and severally agree as provided above and as follows on the reverse hereof, and acknowledge that the terms and conditions on the reverse hereof, including the Agreement for Binding Arbitration, are incorporated herein by reference as though set out in full.

Dated, Executed and Effective this _____ day of ___________________, 19_____.




_____________________________________   _____________________________________
Applicant (full Company Name)        Account Party or Applicant

                       APPLICATION AND AGREEMENT FOR
                    IRREVOCABLE STANDBY LETTER OF CREDIT

Please issue an irrevocable letter of credit substantially in accordance with this application and transmit it as indicated below (by"X"). In issuing the Credit, you are expressly authorized to make such changes from the terms herein below set forth as you, in your sole discretion, may deem advisable provided that no such changes shall vary the principal terms hereof.

[ ] Through your correspondent for delivery to the beneficiary by
    [ ] Airmail     [ ] Brief Cable  [ ] Full Cable

    [ ] To us for transmission to the beneficiary
    [ ] Directly to the beneficiary
    [ ] TRANSFERABLE

______________________________________________________________________________

       This part for bank use only unless you designate advising bank



FOR THE ACCOUNT OF:


BENEFICIARY:                         AMOUNT:

                                     In figures:

                                     In Words:

                                     EXPIRY DATE

                                     Place of Expiry:  Counters of First
                                     Interstate Bank of Texas, N.A. at the
                                     above address unless otherwise
                                     specifically indicated.
____________________________________________________________________________
___

Gentlemen:

     We hereby establish in your favor our irrevocable Standby Letter of Credit No. ________________ which is available for negotiation of your draft at sight, drawn on
_______________________________________________________________ bearing the clause: "Drawn under and accompanied by the original of the letter of credit and: _______________________________________________________________ Dated
__________________________."









    Unless otherwise instructed, documents will be forwarded to us in one airmail.

The obligations hereunder are (check one)  (    ) secured    (   ) unsecured
except as noted on reverse. If no selection is indicated, the obligations hereunder are secured. To the extent allowed by law, the parties hereto agree to be bound by the terms of the following notice:

THIS WRITTEN AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please date and sign below. If two or more parties are applicants, all such applicants should sign below and the name and address of the "Account Party" and the "Designated Party" should be completed below. Such should also be completed if a single applicant (other than a bank) is neither the account party nor the designated party. If a bank is requesting issuance of the credit, the bank should sign as aplicant and its customer should sign as the "Account Party" and the bank should be designated as the "designated Party", in addition to being the Applicant. All signatures should be executed on the original of this Agreement.

The undersigned ("Applicants") jointly and severally agree as provided above and as follows on the reverse hereof, and acknowledge that the terms and conditions on the reverse hereof, including the Agreement for Binding Arbitration, are incorporated herein by reference as though set out in full.

Dated, Executed and Effective this __________ day of _________________________, 19____.


_____________________________________
_______________________________________
Applicant                            Account Party or Applicant
(Full Company Name if applicable)    (Full Company Name if applicable)